As filed with the Securities and Exchange Commission on June 14, 2001.

                                                      Registration No. 333-61422


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                    ----------------------------------------

                                AMENDMENT NO. 1
                                       TO
                                   FORM S-4/A

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    ----------------------------------------

                                TEREX CORPORATION

             (Exact name of Registrant as specified in its charter)

          Delaware                          3550                  34-1531521
(State or other jurisdiction of  (Primary standard industrial   (I.R.S. employer
incorporation or organization)  classification code number)  identification no.)

                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170

                   (Address, including zip code, and telephone
                  number, including area code, of Registrant's
                          principal executive offices)

                    ----------------------------------------



                               TEREX CRANES, INC.

            (Exact name of Co-Registrant as specified in its charter)


           Delaware                          3530                  06-1513089
(State or other jurisdiction of (Primary standard industrial   (I.R.S. employer
incorporation or organization)  classification code number)  identification no.)

                              c/o Terex Corporation
                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                           principal executive office)
                    ----------------------------------------

                                PPM CRANES, INC.

            (Exact name of Co-Registrant as specified in its charter)

           Delaware                         3550                   39-1611683
(State or other jurisdiction of (Primary standard industrial   (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                    Atlantic Center for Business and Industry
                                Highway 501 East
                          Conway, South Carolina 29526
                                 (803) 349-6900
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                          principal executive offices)

                    ----------------------------------------


                              KOEHRING CRANES, INC.

            (Exact name of Co-Registrant as specified in its charter)

           Delaware                         3550                   06-1423888
(State or other jurisdiction of (Primary standard industrial   (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                              106 12th Street S.E.
                               Waverly, Iowa 50677
                                 (319) 352-3920
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                          principal executive offices)

                    ----------------------------------------

                              TEREX-TELELECT, INC.
            (Exact name of Co-Registrant as specified in its charter)

           Delaware                         3530                  41-1603748
(State or other jurisdiction of (Primary standard industrial   (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                                600 Oakwood Road
                          Watertown, South Dakota 57201
                                 (605) 882-4000
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                          principal executive offices)

                    ----------------------------------------

                              TEREX-RO CORPORATION
            (Exact name of Co-Registrant as specified in its charter)

            Kansas                          3530                  44-0565380
(State or other jurisdiction of (Primary standard industrial   (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                               550 Old Highway 56
                              Olathe, Kansas 66061
                                 (913) 782-1200
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                          principal executive offices)
                    ----------------------------------------

                               TEREX PAVING, INC.
            (Exact name of Co-Registrant as specified in its charter)

           Delaware                         3530                  06-1503634
(State or other jurisdiction of (Primary standard industrial   (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                              c/o Terex Corporation
                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                          principal executive offices)

                    ----------------------------------------

                                 PAYHAULER CORP.
            (Exact name of Co-Registrant as specified in its charter)

           Illinois                         3530                 36-3195008
(State or other jurisdiction of (Primary standard industrial  (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                             5400 South 49th Street
                              Tulsa, Oklahoma 74107
                                 (918) 446-5881
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                          principal executive offices)

                    ----------------------------------------

                         THE AMERICAN CRANE CORPORATION

            (Exact name of Co-Registrant as specified in its charter)

        North Carolina                      3530                  56-1570091
(State or other jurisdiction of (Primary standard industrial   (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                               202 Raleigh Street
                        Wilmington, North Carolina 28412
                                 (910) 395-8500
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                          principal executive offices)

                    ----------------------------------------

                             AMIDA INDUSTRIES, INC.
            (Exact name of Co-Registrant as specified in its charter)

        South Carolina                      3530                 57-0531930
(State or other jurisdiction of (Primary standard industrial  (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                                  590 Huey Road
                         Rock Hill, South Carolina 29730
                                 (803) 324-3011
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                          principal executive offices)
                    ----------------------------------------

                          O&K ORENSTEIN & KOPPEL, INC.

            (Exact name of Co-Registrant as specified in its charter)

           Delaware                         3530                 58-2084520
(State or other jurisdiction of (Primary standard industrial  (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                             5400 South 49th Street
                              Tulsa, Oklahoma 74107
                                 (918) 446-5881
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                          principal executive offices)
                    ----------------------------------------


                                CEDARAPIDS, INC.

            (Exact name of Co-Registrant as specified in its charter)


             Iowa                           3550                  42-0332910
(State or other jurisdiction of (Primary standard industrial   (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                               909 17th Street NE
                            Cedar Rapids, Iowa 52402
                                 (319) 363-3511
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                          principal executive offices)

                    ----------------------------------------


                              STANDARD HAVENS, INC.

            (Exact name of Co-Registrant as specified in its charter)


           Delaware                         3550                 43-0913249
(State or other jurisdiction of (Primary standard industrial  (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                               909 17th Street NE
                            Cedar Rapids, Iowa 52402
                                 (319) 363-3511
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                          principal executive offices)

                    ----------------------------------------


                         STANDARD HAVENS PRODUCTS, INC.

            (Exact name of Co-Registrant as specified in its charter)


           Delaware                         3550                 43-1435208
(State or other jurisdiction of (Primary standard industrial  (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                               909 17th Street NE
                            Cedar Rapids, Iowa 52402
                                 (319) 363-3511
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                          principal executive offices)
                    ----------------------------------------

                               BL PEGSON USA, INC.

            (Exact name of Co-Registrant as specified in its charter)


          Connecticut                       3550                 31-1629830
(State or other jurisdiction of (Primary standard industrial  (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                              c/o Terex Corporation
                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                          principal executive offices)

                    ----------------------------------------


                              BENFORD AMERICA, INC.

            (Exact name of Co-Registrant as specified in its charter)


           Delaware                         3550                 76-0522879
(State or other jurisdiction of (Primary standard industrial  (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                                  590 Huey Road
                         Rock Hill, South Carolina 29730
                                 (803) 324-3011
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                          principal executive offices)

                    ----------------------------------------


                            COLEMAN ENGINEERING, INC.

            (Exact name of Co-Registrant as specified in its charter)


           Tennessee                        3550                 62-0949893
(State or other jurisdiction of (Primary standard industrial   (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                              835 Highway 178 East
                        Holly Springs, Mississippi 38634
                                 (662) 252-5252
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                          principal executive offices)

                    ----------------------------------------

                          FINLAY HYDRASCREEN USA, INC.

            (Exact name of Co-Registrant as specified in its charter)


          New Jersey                        3550                 22-2776883
(State or other jurisdiction of (Primary standard industrial  (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                              c/o Terex Corporation
                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                          principal executive offices)

                    ----------------------------------------

                                 EARTHKING, INC.

            (Exact name of Co-Registrant as specified in its charter)


           Delaware                         5080                 06-1572433
(State or other jurisdiction of (Primary standard industrial  (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                          500 Post Road East, Suite 240
                           Westport, Connecticut 06880
                                 (203) 221-4380
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                           principal executive office)

                    ----------------------------------------



                          POWERSCREEN HOLDINGS USA INC.

            (Exact name of Co-Registrant as specified in its charter)


           Delaware                         3530                 61-1265609
(State or other jurisdiction of (Primary standard industrial  (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                              c/o Terex Corporation
                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                           principal executive office)
                    ----------------------------------------

                          POWERSCREEN INTERNATIONAL LLC

            (Exact name of Co-Registrant as specified in its charter)


           Delaware                         3530                 61-1340898
(State or other jurisdiction of (Primary standard industrial  (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                              c/o Terex Corporation
                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                           principal executive office)

                    ----------------------------------------



                         POWERSCREEN NORTH AMERICA INC.

            (Exact name of Co-Registrant as specified in its charter)


           Delaware                         3530                  61-1340891
(State or other jurisdiction of (Primary standard industrial   (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                              c/o Terex Corporation
                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                           principal executive office)

                    ----------------------------------------

                               POWERSCREEN USA LLC

            (Exact name of Co-Registrant as specified in its charter)


           Kentucky                         3530                 31-1515625
(State or other jurisdiction of (Primary standard industrial  (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                              11001 Electron Drive
                           Louisville, Kentucky 40299
                                 (502) 267-2314
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                           principal executive office)



                    ----------------------------------------

                             ROYER INDUSTRIES, INC.

            (Exact name of Co-Registrant as specified in its charter)


         Pennsylvania                       3550                 24-0708630
(State or other jurisdiction of (Primary standard industrial  (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                                 341 King Street
                          Myerstown, Pennsylvania 17067
                                 (717) 866-2357
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                           principal executive office)

                    ----------------------------------------


                               TEREX BARTELL, INC.

            (Exact name of Co-Registrant as specified in its charter)


           Delaware                         3530                 34-1325948
(State or other jurisdiction of (Primary standard industrial  (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                                  590 Huey Road
                         Rock Hill, South Carolina 29730
                                 (803) 324-3011
                   (Address, including zip code, and telephone
                 number, including area code, of Co-Registrant's
                           principal executive office)

                    ----------------------------------------


                               Eric I Cohen, Esq.

                                Terex Corporation
                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                    ----------------------------------------

              Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective.

            If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the
                               following box: |_|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities Exchange Commission is effective. This Prospectus is not an offer to sell securities and is not soliciting an offer to buy securities in any state where the offer of sale is not permitted.

                              SUBJECT TO COMPLETION
                    PRELIMINARY PROSPECTUS DATED JUNE 14, 2001

                                OFFER TO EXCHANGE
                                 all outstanding
                   10-3/8% Senior Subordinated Notes due 2011
                   ($300,000,000 principal amount outstanding)
                                       for
               10-3/8% Series B Senior Subordinated Notes due 2011
           Which Have Been Registered Under the Securities Act of 1933
                                       of
                                TEREX CORPORATION

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                           ON , 2001, UNLESS EXTENDED


We are offering you the opportunity to exchange your 10-3/8% Senior Subordinated Notes due 2011 for our new 10-3/8% Series B Senior Subordinated Notes due 2011 that are registered under the Securities Act of 1933 in the Exchange Offer. Your Old Notes are not registered under the Securities Act of 1933. Exchanging your Old Notes for New Notes will provide you with notes that may be easier to sell and transfer.

Material terms of the exchange offer are:

o EXPIRATION. The exchange offer will expire at 5:00 p.m., New York City time, on _________, 2001, unless we extend it.

o EXCHANGE. We will exchange all outstanding Old Notes that are validly tendered and not validly withdrawn before the exchange offer expires.

o TERMS OF THE NOTES. The terms of the New Notes are substantially identical to the Old Notes, except that the New Notes are registered under the Securities Act of 1933. Certain transfer restrictions and registration rights relating to the Old Notes do not apply to the New Notes.

o REPRESENTATIONS OF HOLDERS. You will be required to make various representations including that (1) any New Notes received by you will be acquired in the ordinary course of business, (2) you are not participating in the distribution of the New Notes, (3) you are not an affiliate of Terex, and (4) you are not a broker-dealer, and if you are a broker-dealer that you will receive the New Notes for your own account, you will deliver a prospectus on resale of your New Notes and that you acquired your Old Notes as a result of market making activities or other trading activities.

o WITHDRAWAL RIGHTS. You may withdraw tenders of Old Notes at any time before the exchange offer expires.

o TAX CONSEQUENCES. We believe that the exchange of notes will not be a taxable event for U. S. federal income tax purposes, but you should see "Certain United States Federal Income Tax Consequences" on page 9 for more information.

o    USE OF PROCEEDS. We will not receive any proceeds from the exchange offer.

o TRADING. There is no existing market for the New Notes and we will not apply to list them on any securities exchange.

See "Risk Factors" beginning on page 9 for a discussion of certain risks that should be considered by holders who tender their Old Notes in connection with this the exchange offer.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy of adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is __________, 2001

The Registrant and the Co-Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant and the Co-Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

=================================================================

         You should rely only on information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                                TABLE OF CONTENTS


                                                                            Page
FORWARD-LOOKING STATEMENTS .................................................. ii
PROSPECTUS SUMMARY...........................................................  1
RISK FACTORS.................................................................  9
THE COMPANY.................................................................. 14
THE EXCHANGE OFFER........................................................... 16
USE OF PROCEEDS.............................................................. 24
CAPITALIZATION............................................................... 25
SELECTED CONSOLIDATED FINANCIAL DATA......................................... 26
BUSINESS..................................................................... 29
DESCRIPTION OF CERTAIN INDEBTEDNESS.......................................... 40
DESCRIPTION OF THE NEW NOTES................................................. 42
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES........................ 80
PLAN OF DISTRIBUTION......................................................... 81
LEGAL MATTERS................................................................ 81
EXPERTS...................................................................... 81
WHERE YOU CAN FIND MORE INFORMATION.......................................... 82
INCORPORATION OF DOCUMENTS BY REFERENCE...................................... 82

                           FORWARD-LOOKING STATEMENTS

         This Prospectus and the documents incorporated by reference in this Prospectus contain and refer to forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward looking statements. In evaluating these statements, you should specifically consider various risks, uncertainties and other factors including, among other things, those listed under "Risk Factors" and elsewhere in this Prospectus. Some of the risks which could affect our future results and could cause results to differ materially from those in our expressed forward-looking statements include:

o the impact of changes in interest rates on construction and mining activity;

o downward economic cycles and general economic conditions which affect the sales of our products;

o    the success of integration of acquired businesses;

o    the retention of key management;

o impact of the very competitive industries in which our businesses compete and the effect of pricing, product and other actions taken by our competitors;

o    changes in government spending;

o    the effect of changes in laws and regulations;

o the international nature of the manufacturing and sales of our products and the effect of changes in exchange rates between currencies, as well as international politics;

o our ability to manufacture and deliver our products to customers on a timely basis;

o the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis;

o    our continued use of net operating loss carryovers;

o our significant amount of debt and the restrictive covenants contained in our debt agreements; and

o    our being subject to various environmental laws and regulations.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this Prospectus.

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this Prospectus. This summary is not complete and may not contain all of the information that you should consider before investing in the New Notes. You should read the entire Prospectus carefully, including the "Risk Factors" section and the financial statements and notes to those statements located in this Prospectus or in Terex's filings with the Securities and Exchange Commission. All references in this Prospectus to "we," "us," "our," "Terex" or the "Company" are generally meant to refer to Terex Corporation and its subsidiaries, unless indicated otherwise.

                                   The Company

         We are a diversified global manufacturer of a broad range of equipment for the construction, infrastructure and mining industries. We are building a strong franchise under the Terex brand name by delivering reliable, cost-effective products designed to improve our customers' return on invested capital. We are primarily organized into two business segments: Terex Lifting and Terex Earthmoving. Our products are manufactured at 39 plants in the United States, Europe, Australia and Asia, and are sold primarily through a worldwide distribution network with over 1,000 locations to the global construction, infrastructure and surface mining markets.

Over the past several years, we have grown sales significantly, both internally and through acquisitions, while improving our profitability:

o From 1995 to 2000, we increased our sales from $501.4 million to $2,068.7 million, representing a compound annual growth rate of approximately 32.8%.

o    We improved our EBITDA margin from 4.7% in 1995 to 12.1% in 2000.

o We have successfully acquired and integrated over 20 companies since 1995.

 Terex Lifting

         Terex Lifting manufactures and sells telescopic mobile cranes (including rough terrain, truck and all terrain mobile cranes), tower cranes, lattice boom cranes, utility aerial devices (including digger derricks and articulated aerial devices), telescopic boom material handlers (including container stackers and rough terrain), truck-mounted cranes (boom trucks), aerial work platforms (including scissor, articulated boom and straight telescoping aerial work platforms), and related components and replacement parts. Construction and industrial customers, as well as utility companies, are the primary users of these products. Customers use these products to lift equipment, material or workers to various heights. We believe Terex Lifting is the leading manufacturer of commercial hydraulic mobile cranes in the United States, France, Italy and Spain. We also believe Terex Lifting has the second largest market share of utility aerial devices in the United States and has the third largest market share of tower cranes worldwide.

 Terex Earthmoving

         Terex Earthmoving manufactures and sells large hydraulic mining shovels, loader backhoes, articulated and rigid off-highway trucks, high capacity surface mining trucks, scrapers, mobile crushing and screening equipment, asphalt pavers, asphalt mixing plants, and related components and replacement parts. These products are used primarily by construction, mining, quarrying and government customers. Customers use hydraulic mining shovels to load coal, copper ore, iron ore, other mineral-bearing materials or rocks into high capacity trucks. We believe Terex Earthmoving is the leading manufacturer of high capacity surface mining trucks and large hydraulic mining shovels with machine weights in excess of 200 tons worldwide. Customers use mobile crushing and screening equipment to break down and sort rock into various sizes. We believe Terex Earthmoving has the second largest market share of mobile crushing and screening equipment worldwide.

 Other

         Terex Light Construction manufactures and sells portable floodlighting systems, concrete power trowels, concrete placement systems, concrete finishing systems, concrete mixers, generators, traffic control products, and related components and replacement parts. These products are typically used for rental and construction applications.

         In January 2001, we announced the launching of an Internet site by our subsidiary EarthKing, Inc. In 2001, EarthKing is introducing its e-commerce capabilities as an independent and unbiased Internet marketplace for the construction and mining equipment industry. EarthKing's goal is to use the Internet and technology to provide savings to users of construction and mining equipment in the selection, acquisition, management and disposition of their equipment and parts.

         Our principal executive offices are located at 500 Post Road East, Suite 320, Westport, Connecticut 06880, and our telephone number is (203) 222-7170.

                                Business Strategy

         Over the past several years, we have implemented a series of interrelated operational and strategic initiatives designed to create a competitive advantage in the marketplace and maximize our financial performance. These initiatives include: (i) providing our customers with lower cost products to increase their return on invested capital; (ii) reducing fixed costs to less than 15% of total costs; (iii) reducing selling expense and eliminating non-value-added functions throughout the organization; and (iv) increasing our product and geographic diversity through internal development and acquisitions.

         Increase Sales and Market Share Through Best Value Strategy---We have increased our sales and gained market share in both our Lifting and Earthmoving business segments by pursuing our best value strategy of providing comparable or superior products at lower prices:

o We produce reliable and easy to maintain products designed to provide our customers with a lower total cost of ownership and higher returns on invested capital as compared to our competitors.

o We typically price our products 10% to 25% below our competition while providing the same level of functionality.

     Examples of our best value strategy include:

o Terex Lifting's primary customers are equipment rental companies which base rental rates solely on lifting capacity. We believe our lower-cost, easy-to-use products provide these customers with enhanced returns on invested capital. As a result, we believe our position in the U.S. commercial hydraulic mobile crane market has grown from number four in 1994 to the leading market position in 2000.

o We believe our diesel-electric drive surface mining trucks are more reliable and cost efficient than mechanical drive alternatives offered by competitors. As a result, we believe we have more than tripled our global market share from 1997 to 2000, and have the leading global market position in surface mining trucks.

o In our opinion, Terex articulated off-highway trucks offer comparable or superior performance at a total cost of up to 20% lower than our competitors. As a result, we believe our global market share in off-highway trucks more than doubled from 1997 to 2000.

o We believe our hydraulic mining shovels offer higher mobility and greater operating time at a lower initial investment than comparably sized alternatives sold by competitors, and as a result, we believe we are the global market leader in hydraulic mining shovels over 200 tons.

         Reduce Costs and Improve Manufacturing Efficiency---Our best value strategy is supported by ongoing efforts to reduce costs and improve manufacturing efficiency. Over the past few years, we have initiated several programs to consolidate manufacturing operations, minimize selling costs, outsource non-critical manufacturing processes and rationalize product lines in order to increase profitability and reduce fixed costs. We believe our focus on reducing costs and improving manufacturing efficiency has yielded significantly more efficient and flexible operations than our competitors as measured by our:

o Comparatively low selling, general and administrative expense to sales ratio;

o    significantly higher sales per employee; and

o greater capital efficiency (based on the ratio of capital expenditures to sales).

     Some recent examples of our cost reduction initiatives include:

o Since our acquisition of O&K Mining GmbH in March 1998, the number of employees at O&K Mining has been reduced by approximately 250. Overall, we estimate cost reduction initiatives have reduced annual operating expenses by over $13.5 million.

o Since our acquisition of Powerscreen International plc in July 1999, the number of employees at Powerscreen has been reduced by approximately 250, and since our acquisition of Cedarapids, Inc. in August 1999, the number of employees at Cedarapids has been reduced by approximately 525. Overall, we estimate cost reduction initiatives have reduced annual operating expenses by over $22.5 million in the aggregate.

         Focus on Geographic, Product and End-Market Diversification---Over the past several years we have focused on growing and improving the operations of our core Lifting and Earthmoving business segments. We have also expanded the size and scope of our core businesses both through acquisitions and through development of new products in order to increase our market share. Management believes that these initiatives have helped to reduce the effect of potential cyclical changes in any one product category or geographic market. These initiatives have also expanded our product lines within our core businesses, added new technology and improved our distribution network.

o We have developed a geographically diverse revenue base with approximately 49% of revenues in 2000 derived outside the United States.

o We have built a diverse product portfolio addressing a range of end-markets.

                                  Terex Lifting

                          2000 Net Sales - $924 million

           Product                                     Percent of Net Sales
           -------                                     --------------------

           Hydraulic Mobile Cranes                               33%
           Material Handlers                                     18%
           Utility Aerial Devices                                17%
           Aerial Work Platforms                                  8%
           Tower Cranes                                           7%
           Lattice Boom Cranes                                    6%
           Container Stackers                                     6%
           Boom Trucks                                            5%

                                Terex Earthmoving

                          2000 Net Sales - $1.1 billion

            Product                                     Percent of Net Sales
            -------                                     --------------------

            Crushing, Screening and
                     Paving Equipment                            38%
            Off-Highway Trucks                                   34%
            Surface Mining Trucks                                15%
            Hydraulic Shovels                                    13%


         Grow through Acquisitions---During the past several years, we have invested approximately $1 billion to strengthen our core Lifting and Earthmoving business segments and complementary businesses through over 20 strategic acquisitions. We expect that acquisitions will continue to be an important component of our growth strategy and we are continually reviewing opportunities to make additional acquisitions, some of which, individually or in the aggregate, could be material. As with our previous acquisitions, we will continue to pursue strategic acquisitions which accomplish the following goals:

o    complement our core operations

o offer cost reduction opportunities as well as distribution and purchasing synergies

o    provide product diversification

o    provide geographic diversification

                                 Company Outlook

         We believe long-term industry trends remain favorable to us. The growing focus by major customers on return on invested capital favors our low cost, best value strategy, and we believe the continuing development of global infrastructure and natural resources will require increasing numbers of lifting and earthmoving equipment. However, in the near-term, we expect weaker conditions in many of our end markets, particularly during the first half of 2001. Our lifting and construction truck businesses in North America are expected to experience softening demand primarily due to economic uncertainty in the United States and higher interest rates during all of 2000. We believe these conditions will be partially offset by relatively strong demand for infrastructure equipment by governmental authorities and, ultimately, by lower interest rates. We believe higher forecast coal and copper prices for 2001 and an expected increase in capital expenditures by some of our mining customers should improve performance in our mining business. While we expect a relatively flat European environment, we believe that demand for our products from energy producing regions such as Canada and Central and South America should increase modestly, primarily driven by stronger construction activity resulting from higher energy prices. We believe our geographic and product diversity, coupled with our variable cost structure, leave us well positioned to react quickly as market conditions change.

                     Summary of Terms of the Exchange Offer

The                           Exchange Offer............We are offering to
                              exchange up to $300,000,000 aggregate principal amount of our new 10-3/8% Series B Senior Subordinated Notes due 2011, or New Notes, which have been registered under the Securities Act of 1933, for a like amount of our outstanding 10-3/8% Senior Subordinated Notes due 2011, or Old Notes, which we issued on March 29, 2001 in a private offering. To exchange your Old Notes, you must properly tender them by following the procedures under the heading "The Exchange Offer" and we must accept them.

Expiration Date...............The exchange  offer expires  at 5:00  p.m.,  New
                              York  City  time,  on ______________, 2001, unless
                               we extend it.

Withdrawal Rights.............You may  withdraw  the tender of your Old Notes at any time before 5:00 p.m., New York City time, on the expiration date. If we decide for any reason not to accept any Old Notes for exchange, we will return your Old Notes without expense to you promptly after the expiration or termination of the exchange offer.
Conditions to the
    Exchange Offer............The   exchange   offer  is  subject  to  customary
                              conditions, some of which we may waive. We reserve the right to terminate and amend the exchange offer at any time if any such condition occurs before the expiration date.

Interest Payments.............The New  Notes  will bear  interest  from the date issued. If we accept your Old Notes for exchange, then you will waive all interest accrued but not paid on such Old Notes from the date the New Notes are issued.
Procedures for Tendering
   Old Notes..................If you are a holder  of Old  Notes  who  wishes to accept the exchange offer for New Notes:

                              o you must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof and mail or otherwise deliver it, together with your Old Notes, to the exchange agent at the address set forth under "The Exchange Offer--Exchange Agent;" or

                              o arrange for The Depository Trust Company to transmit certain required information to the exchange agent in connection with a book-entry transfer.

                              Do not send Letters of Transmittal and
                              certificates representing Old Notes to us.

                              By tendering your Old Notes in this manner, you will be representing, among other things, that:

                              o the New Notes you acquire pursuant to the exchange offer are being acquired in the ordinary course of your business;

                              o you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the New Notes issued to you in the exchange offer;

                              o         you are not an "affiliate" of ours; and

                              o you are not a broker-dealer, and if you are a broker-dealer that you will receive  the  New  Notes  for  your  own
                                        account,  you will  deliver a prospectus
                                        on resale of your New Notes and that you
                                        acquired  your Old  Notes as a result of
                                        market   making   activities   or  other
                                        trading activities.

Special Procedures for
   Beneficial                 Owners..........If you are a beneficial owner
                              whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender your Old Notes in the exchange offer, please contact the registered owner as soon as possible and instruct it to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the Letter of Transmittal and delivering your Old
                              Notes, either arrange to have your Old Notes registered in your name or obtain a properly completed bond power from the registered holder.
                              The transfer of registered ownership may take considerable time.

Guaranteed Delivery
   Procedures.................If you wish to tender your Old Notes and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time, you may tender your Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Procedures for Tendering."

Appraisal or Dissenters'
   Rights.....................Owners of Old Notes do not have any  appraisal  or dissenters' rights in the exchange offer.

                              Consequences of Not Exchanging Old Notes.......If
                              you do not tender your Old Notes or we reject your tender, you will not be entitled to any further registration rights or exchange rights, except under limited circumstances, and your Old Notes will continue to be subject to certain restrictions on transfer. However, your Old Notes will remain outstanding and entitled to the benefits of the indenture governing the New Notes.

Resales.......................We believe that you can offer for resale, resell or otherwise transfer the New Notes without complying with further registration and prospectus delivery requirements of the Securities Act if you make the representations described above under "Procedures for Tendering Old Notes."

                              We base our belief on interpretations by the Securities and Exchange Commission staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the Securities and Exchange Commission would make a similar decision about our exchange offer. If our belief is wrong, you could incur liabilities under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

                              If you are unable to make any of such
                              representations and you transfer any New Notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act and applicable state securities laws. We will not assume or indemnify you against such liability.

Federal                       Tax Consequences......Your exchange of Old Notes
                              for New Notes pursuant to the exchange offer generally will not result in any gain or loss to you for United States federal income tax purposes. For more information, see "Certain United States Federal Income Tax
                              Consequences."

Use of Proceeds...............We will  receive  no  proceeds  from the  exchange offer. We will pay all of our expenses related to the exchange offer.

Exchange Agent................United States Trust Company of New York.

                         Summary Terms of the New Notes

         The Exchange Offer relates to the exchange of up to $300,000,000 aggregate principal amount of the Old Notes for an equal aggregate principal amount of New Notes. The form and terms of the New Notes will be the same as the form and terms of the Old Notes, except that the New Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of the New Notes" for a more complete description of the New Notes.

Issuer........................Terex Corporation.


Securities Offered............$300,000,000 aggregate principal amount of 10-3/8%
                              Series B Senior Subordinated Notes due 2011.

Maturity......................April 1, 2011.

Interest                      Payment Dates........We will pay interest on the
                              New Notes semi-annually on April 1 and October 1 of each year, beginning October 1, 2001.

Ranking.......................The  New  Notes  will be our  senior  subordinated unsecured obligations. They will rank senior in right of payment to any of our future subordinated indebtedness, equal in right of payment with any of our existing and future senior subordinated indebtedness, and subordinated in right of payment to any of our existing and future senior indebtedness. The New Notes will be effectively subordinated to indebtedness and other liabilities of our subsidiaries which are not guarantors. As of March 31, 2001, we had approximately $461 million of senior indebtedness and approximately $545 million of senior subordinated indebtedness, our subsidiaries which are guarantors had approximately $15 million of senior indebtedness, and our subsidiaries which are not guarantors had approximately $33 million of indebtedness.

Guarantees....................Substantially all of our domestic subsidiaries will guarantee the New Notes with unconditional guarantees of payment that will effectively rank below their senior debt, but will rank equal to their other senior subordinated debt, in right of payment.

Optional                      Redemption by Us.....Except in the case of certain
                              equity offerings by us, we cannot choose to redeem the New Notes until April 1, 2006. At any time after that date (which may be more than once), we can choose to redeem some or all of the New Notes at certain specified prices plus accrued interest.

Optional Redemption after
   Equity Offerings...........At any time  (which may be more than once)  before
                              April 1, 2004, we can choose to redeem up to 33.3% of the outstanding New Notes with money that we raise in one or more public equity offerings, as long as we pay 110.375% of the principal amount of the New Notes plus accrued interest and at least 65% of the New Notes originally issued remain outstanding afterwards. See "Description of the New Notes--Optional Redemption."

Change of Control.............Upon the  occurrence of certain  change of control events, each holder may require us to repurchase all or a portion of the New Notes at a purchase price of 101% of their principal amount plus accrued interest, if any, to the date of purchase. See "Description of the New Notes--Change of Control."

Covenants.....................The indenture  will contain  covenants  that limit what we (and most or all of our subsidiaries) may do. The indenture will limit our ability to:

                              o         incur additional indebtedness;

                              o         pay dividends and make distributions;

                              o         make certain investments;

                              o permit payment or dividend restrictions on certain of our subsidiaries;

                              o         transfer and sell assets;

                              o         create certain liens;

                              o         engage  in  certain   transactions  with
                                        affiliates;

                              o         issue stock of subsidiaries; and

                              o consolidate or merge or sell all or substantially all of our assets and the assets of our subsidiaries.

                              In addition, we will be obligated to offer to repurchase the New Notes at a price of 100% of their principal amount plus accrued interest to the date of repurchase in the event of certain asset sales.

                              These restrictions and prohibitions are subject to a number of important qualifications and exceptions. See "Description of the New Notes--Certain Covenants."

      For more complete information about the New Notes, see the "Description of the New Notes" section of this Prospectus.


                                  Risk Factors

Your investments in the New Notes will involve certain risks. You should carefully consider the discussion of risks beginning on page 9 and the other information included in this Prospectus prior to making an investment in the New Notes.

                                  RISK FACTORS

You should carefully consider the following risk factors in connection with the Exchange Offer and your decision to exchange your Old Notes for New Notes. You should also consider the other information contained or incorporated by reference in this Prospectus.

This Prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this Prospectus.

                      Risks Relating to the Exchange Offer

You are responsible for compliance with exchange offer procedures; You will not receive notice from the Exchange Agent or us of defects or irregularities in your tender your Old Notes

         Issuance of the New Notes in exchange for your Old Notes pursuant to this Exchange Offer will be made only after a timely receipt by Terex of your Old Notes, a properly completed and signed Letter of Transmittal and all other required documents. Therefore, if you desire to tender your Old Notes in exchange for New Notes you should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor Terex is under any duty to give notification of defects or irregularities in the tender of your Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted for exchange will, following the completion of this Exchange Offer, continue to be subject to the existing restrictions on transfer of the Old Notes and, upon completion of this Exchange Offer, our obligation to register your Old Notes will terminate.

There may be consequences if you do not exchange your Old Notes for New Notes

         If you do not exchange your Old Notes for the New Notes pursuant to the Exchange Offer, you will continue to be subject to the restrictions on transfer of your Old Notes described in the legend on your Old Notes. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from such requirements. We do not intend to register the Old Notes under any law. In addition, if you exchange your Old Notes in the Exchange Offer for the purpose of participating in a distribution of the New Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Old Notes would be damaged. For more information on the consequences of not exchanging your Old Notes, see "The Exchange Offer -- Consequences of Failure to Exchange."

                 Risks Related to the Offering of the New Notes

Our significant debt levels may limit our future ability to obtain additional financing and to pursue business opportunities.

         As of March 31, 2001, we had total debt of approximately $1,006 million, which represented approximately 70.5% of our total capitalization.

         There are several important consequences of having debt, including the following:

     o a substantial portion of our cash from operating activities will be used to pay principal and interest on our debt;

     o competitive pressures and adverse economic conditions are more likely to have a negative effect on our business; and

     o our ability to make acquisitions and to take advantage of significant business opportunities may be negatively affected.

     Our ability to pay the required interest and principal payments on our debt depends on the future performance of our business. The performance of our business is subject to general economic conditions and other financial and business factors. Many of these factors are beyond our control. If we do not have enough cash flow in the future to pay the required interest or principal payments on our debt, we may be required to refinance all or a part of our debt or borrow additional amounts. We do not know if refinancing our debt will be possible at that time or if we will be able to find someone who will lend us more money.

     In addition, because part of our debt bears interest at floating rates, an increase in interest rates could adversely affect our ability to make the required interest and principal payments on our debt. We have entered into agreements covering part of our floating rate debt which place a cap on the applicable interest rates.

Our inability to comply with the restrictive debt covenants contained in the Indenture for the New Notes could lead to an acceleration of our debt under our debt agreements and possibly bankruptcy.

         The indenture for the New Notes and our other existing debt agreements contain a number of significant covenants. These covenants limit our ability to, among other things, borrow additional money, make capital expenditures, pay dividends, dispose of assets and acquire new businesses. These covenants also require us to meet certain financial tests. Changes in economic or business conditions, results of operations or other factors could cause us to default under our debt agreements. If we are unable to comply with these covenants, there would be a default under our debt agreements. A default, if not waived by our lenders, could result in acceleration of our debt and possibly bankruptcy.

Since the New Notes are subordinated senior debt, there may not be sufficient assets to pay amounts owed on the New Notes if a default occurs.

         The New Notes will be subordinated to the prior payment in full of all existing and future senior indebtedness and equal in right of payment with all other existing and future senior subordinated indebtedness. The guarantees of our subsidiaries will be subordinated to the prior payment in full of all senior indebtedness of each subsidiary that is a guarantor of the New Notes, including obligations under our bank credit facility, and equal in right of payment with all other existing and future senior subordinated indebtedness of each such subsidiary. Because of the subordination provisions of the New Notes, in the event of our bankruptcy, liquidation or reorganization, our assets and the assets of any of our subsidiaries that are guarantors of the New Notes would be available to pay obligations on the New Notes only after all payments have been made on our senior indebtedness and the senior indebtedness of such subsidiary guarantors.

         We cannot assure you that there will be sufficient assets remaining after all payments have been made to pay amounts due on the New Notes then outstanding. As of March 31, 2001, we had (i) approximately $461 million of senior indebtedness outstanding (excluding unused commitments), (ii) approximately $545 million of senior subordinated indebtedness outstanding and
(iii) approximately $1,006 million of total indebtedness outstanding, and the subsidiary guarantors had approximately $15 million of indebtedness outstanding, all of which is senior indebtedness. In addition, certain events of default under our senior indebtedness would prohibit us from making any payments on the New Notes, including payments on interest when due. The term "senior indebtedness" is defined in the "Description of the New Notes" section of this Prospectus. We are permitted to incur substantial additional indebtedness, some or all of which may be senior indebtedness.

         Some but not all of our subsidiaries will guarantee the New Notes. Claims of creditors of any subsidiaries which do not guarantee the New Notes, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such subsidiaries, will generally have priority with respect to the assets and earnings of such subsidiaries over our claims or those of our creditors, including holders of the New Notes, even if the obligations of those subsidiaries do not constitute senior indebtedness. As of March 31, 2001, our subsidiaries that are not guarantors had approximately $33 million of indebtedness outstanding.

         In addition to being subordinated to all of our senior indebtedness, the New Notes will not be secured by any of our assets or the assets of the subsidiaries that are guarantors of the New Notes. Our obligations and the obligations of the subsidiary guarantors under our bank credit facilities are secured by a security interest in substantially all of our property and such subsidiary guarantors, including inventory, equipment, receivables and intangible assets such as licenses, trademarks and customer lists. If we become insolvent or are liquidated, or if payment under our bank credit facilities is accelerated, lenders under the bank credit facilities would be entitled to exercise the remedies available to a secured lender. Therefore, our bank lenders will have a claim on such assets before the holders of the New Notes. See "Description of Certain Indebtedness." We cannot assure you that the liquidation value of our assets would be sufficient to repay in full the indebtedness under the bank credit facilities and our other indebtedness, including the New Notes.

As a result of fraudulent conveyance laws, a court could void a guarantee of a subsidiary, in which event noteholders would cease to have a claim against such subsidiary guarantor.

         Although laws differ among various jurisdictions, in general, under fraudulent conveyance laws, a court could subordinate or avoid any guarantee and require noteholders to return payments received from guarantors if it found that the guarantee was incurred with actual intent to hinder, delay or defraud creditors or the guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and the guarantor was any of the following:

     o    insolvent or was rendered insolvent because of the guarantee,

     o engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital, or

     o intended to incur, or believed or reasonably should have believed that it would incur, debts beyond its ability to pay at maturity.

         If a court avoided a guarantee as a result of fraudulent conveyance, or held it unenforceable for any other reason, noteholders would cease to have a claim is against this guarantor and would be solely creditors of the Company.

It may not be possible for us to purchase notes on the occurrence of a change of control.

         Upon the occurrence of a change in control, you may require us to purchase all or a portion of your New Notes, and the holders of our currently outstanding $250 million 8-7/8% Senior Subordinated Notes due 2008 may require us to repurchase all or any portion of their notes. If a change in control were to occur, we may not have enough funds to pay the purchase price for all tendered notes. Any future credit agreements or other agreements relating to our indebtedness may contain provisions that prohibit the purchase of the New Notes and the currently outstanding senior subordinated notes upon a change in control or may provide that a change in control constitutes an event of default under that agreement. If a change in control occurs at a time when we are prohibited from purchasing the New Notes and the currently outstanding senior subordinated notes, we could seek the consent of our lenders to purchase the New Notes and the currently outstanding senior subordinated notes or could attempt to refinance this debt. If we do not obtain a consent, we could not purchase the New Notes and the currently outstanding senior subordinated notes. Our failure to purchase tendered notes and the currently outstanding senior subordinated notes would constitute an event of default under the indenture, which might constitute a default under the terms of our other debt. In such circumstances, or if a change in control would constitute an event of default under our senior indebtedness, the subordination provisions of the indenture would restrict payments to you. The term "change in control" is limited to certain specified transactions and may not include other events that may harm our financial condition. Our obligation to offer to purchase the New Notes upon a change in control would not necessarily afford you protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us. The term "change of control" is defined in the "Description of the New Notes---Certain Definitions" section.

You cannot be sure that an active trading market will develop for the New Notes

         The New Notes are being offered to the holders of the Old Notes. The Old Notes were issued on March 29, 2001 to a small number of institutional investors and overseas investors and are eligible for trading in the Private Offering, Resale and Trading through Automated Linkages (PORTAL) Market, the National Association of Securities Dealers' screenbased, automated market for trading of securities eligible for resale under Rule 144A. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for the remaining untendered Old Notes could be adversely affected. There is no existing trading market for the New Notes. We do not intend to apply for listing or quotation of the New Notes on any exchange. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be, nor can we make any assurances regarding the ability of New Note holders to sell their New Notes or the price at which the New Notes might be sold. Although the initial purchasers of the Old Notes (the "Initial Purchasers") have informed us that they currently intend to make a market in the New Notes, they are not obligated to do so, and any such market-making may be discontinued at any time without notice. As a result, the market price of the New Notes could be adversely affected. Historically, the market for non-investment grade debt, such as the New Notes, has been subject to disruptions that have caused substantial volatility in the prices of such securities. Any such disruptions may have an adverse effect on holders of the New Notes.

                          Risks Related to Our Business

We may face limitations on our ability to integrate acquired businesses.

         We expect to continue our strategy of identifying and acquiring businesses with complementary products and services which we believe will enhance our operations and profitability. We may pay for future acquisitions from internally generated funds, bank borrowings, public offerings, private sales of stock or bonds, or some combination of these methods. However, we cannot give any assurance that we will be able to continue to find suitable businesses to purchase or that we will be able to raise the money necessary to complete future acquisitions.

         In addition, we cannot guarantee that we will be able to successfully integrate any business we purchase into our existing business or that any acquired businesses will be profitable. The successful integration of new businesses depends on our ability to manage these new businesses and cut excess costs. If we are unable to complete the integration of new businesses in a timely manner, it could have a materially adverse effect on our results of operations and financial condition.

Our business is highly cyclical.

         The demand for our products depends upon the general economic conditions of the markets in which we compete. Downward economic cycles result in reductions in sales of our products, which may reduce our profits. It is generally expected that general economic conditions will be down in 2001 as compared to 2000. As a result, we expect continuing soft activity in the North American construction markets during 2001, which should affect both our lifting and construction truck businesses. We anticipate weaker conditions in many of our end markets in the near-term, particularly during the first half of 2001. We have taken a number of steps to reduce our fixed costs and diversify our operations to decrease the negative impact of these cycles.

We operate in a highly competitive industry.

         We compete in a highly competitive industry. To compete successfully, our products must excel in terms of quality, price, product line, ease of use, safety and comfort, and we must also provide excellent customer service. The greater financial resources of certain of our competitors may put us at a competitive disadvantage.

Our ability to use net operating loss carryovers may be limited.

         As of December 31, 2000, we had federal net operating loss carryovers, or NOLs, of approximately $110 million. Currently there is no annual limitation on our ability to use NOLs to reduce future income taxes. However, if an ownership change as defined in Section 382 of the Internal Revenue Code of 1986, as amended, occurs with respect to our capital stock, our ability to use NOLs would be limited to specific annual amounts. Generally, an ownership change occurs if certain persons or groups increase their aggregate ownership by more than 50 percentage points of our total capital stock in any three-year period.

         If an ownership change occurs, our ability to use NOLs to reduce income taxes is limited to an annual amount based on our fair market value immediately prior to the ownership change multiplied by the long-term tax-exempt interest rate. The long-term tax-exempt interest rate is published monthly by the Internal Revenue Service. As of the date of this Prospectus, the rate is approximately 5.01%. The 15-year period to use NOLs is not affected by the ownership change limitations. Our use of new NOLs arising after the date of an ownership change would not be affected.

         It is impossible for us to ensure that an ownership change will not occur in the future. We do not have the ability to restrict the purchase or sale of our capital stock so as to prevent an ownership change. At any time, the actions of one or more persons or groups under certain circumstances could by themselves cause an ownership change and result in a limitation on our ability to use NOLs. We cannot prevent an ownership change from occurring. In addition, we may decide in the future that it is necessary or in our interest to take certain actions which result in an ownership change. If an ownership change occurs, our future after-tax earnings per share and cash flow will be reduced.

We rely on key management.

         We rely on the management and leadership skills of Ronald M. DeFeo, Chairman of the Board, President and Chief Executive Officer. Mr. DeFeo has an employment agreement with us which expires on December 31, 2001, unless extended by mutual agreement. The loss of his services could have a significant, negative impact on our business.

We are subject to currency fluctuations and other risks from our international operations.

         Our products are sold in over 100 countries around the world. Thus, our revenues are generated in foreign currencies, including the Euro, the British Pound Sterling, the French Franc, the German Mark, the Italian Lira, the Irish Punt, the Dutch Gilder and the Australian Dollar, while costs incurred to generate those revenues are only partly incurred in the same currencies. Since our financial statements are denominated in U.S. Dollars, changes in currency exchange rates between the U.S. Dollar and other currencies have had, and will continue to have, an impact on our earnings. To date, this impact has not been material on our earnings. To reduce this currency exchange risk, we may buy protecting or offsetting positions (known as "hedges") in certain currencies to reduce the risk of an adverse currency exchange movement. We have not engaged in any speculative or profit motivated hedging activities. Although we partially hedge our revenues and costs, currency fluctuations will impact our financial performance in the future.

         Our international operations are also subject to a number of potential risks. Such risks include, among others, currency exchange controls, labor unrest, regional economic uncertainty, political instability, restrictions on the transfer of funds into or out of a country, export duties and quotas, domestic and foreign customs and tariffs, current and changing regulatory environments, difficulty in obtaining distribution support and potentially adverse tax consequences. These factors may have an adverse effect on our international operations in the future.

Compliance with environmental and other governmental regulations could be costly and require us to make significant expenditures.

         We generate hazardous and nonhazardous wastes in the normal course of our manufacturing operations. As a result, we are subject to a wide range of federal, state, local and foreign environmental laws and regulations. These laws and regulations govern actions that may have adverse environmental effects and also require compliance with certain practices when handling and disposing of hazardous and nonhazardous wastes. These laws and regulations also impose liability for the costs of, and damages resulting from, cleaning up sites, past spills, disposals and other releases of hazardous substances.

         Compliance with these laws and regulations requires us to make expenditures. We do not expect that these expenditures will have a material adverse effect on its business or profitability.


                                   THE COMPANY

         We are a diversified global manufacturer of a broad range of equipment for the construction, infrastructure and mining industries. We are building a strong franchise under the Terex brand name by delivering reliable, cost-effective products designed to improve our customers' return on invested capital. Our products are manufactured at 39 plants in the United States, Europe, Australia and Asia, and are sold primarily through a worldwide distribution network with over 1,000 locations to the global construction, infrastructure and surface mining markets.

         Our operations began in 1983 with the purchase of Northwest Engineering Company, our original business and name. Since 1983, we have expanded and changed our business through a series of acquisitions and dispositions. We are organized primarily into two business segments: Terex Lifting and Terex Earthmoving.

Terex Lifting

         Terex Lifting manufactures and sells telescopic mobile cranes (including rough terrain, truck and all terrain mobile cranes), tower cranes, lattice boom cranes, utility aerial devices (including digger derricks and articulated aerial devices), telescopic boom material handlers (including container stackers and rough terrain), truck-mounted cranes (boom trucks), aerial work platforms (including scissor, articulated boom and straight telescoping aerial work platforms) and related components and replacement parts. Construction and industrial customers, as well as utility companies, are the primary users of these products. Customers use these products to lift equipment, material or workers to various heights.

         Terex Lifting was established as a separate business segment as a result of the acquisition (the "PPM Acquisition") in 1995 of substantially all of the shares of P.P.M. S.A. and certain of its subsidiaries (collectively, "PPM Europe"), from Potain S.A., and all of the capital stock of Legris Industries, Inc., which owned 92.4% of the capital stock of PPM Cranes, Inc. ("Terex Lifting---Conway Operations;" PPM Europe and Terex Lifting---Conway Operations are collectively referred to herein as "PPM") from Legris Industries, S.A. Concurrently with the completion of the PPM Acquisition, we contributed the assets (subject to liabilities) of our Koehring Cranes and Excavators and Mark Industries division to Terex Cranes, Inc., our wholly-owned subsidiary. The former division now operates as Koehring Cranes, Inc., a wholly-owned subsidiary of Terex Cranes, Inc.

         During 1997, we completed two acquisitions to augment the Terex Lifting segment. On April 7, 1997, we completed the acquisition of substantially all of the capital stock of certain of the former subsidiaries of Simon Engineering plc (the "Simon Access Companies") for $90 million. The Simon Access Companies consist principally of business units in the United States and Europe engaged in the manufacture, sale and worldwide distribution of access equipment designed to position people and materials to work at heights. The Simon Access Companies' products include utility aerial devices, aerial work platforms and truck mounted cranes (boom trucks) which are sold to customers in the industrial and construction markets, as well as utility companies. On April 14, 1997, we completed the acquisition of all of the capital stock of Baraga Products, Inc. and M&M Enterprises of Baraga, Inc. (together, the "Square Shooter Business"), which manufacture the Square Shooter, a rough terrain telescopic lift truck designed to lift materials to heights where they are used in construction.

         Since January 1, 1998, we have completed eight additional acquisitions to augment our Terex Lifting segment. On May 4, 1998, we purchased all of the outstanding shares of Holland Lift International B.V. ("Holland Lift"). Holland Lift, which is headquartered just outside Amsterdam, The Netherlands, manufactures and sells self-propelled scissor lifts (commonly referred to as aerial work platforms). On July 31, 1998, we purchased all of the outstanding shares of American Crane Corporation ("American Crane"). American Crane, which is based in Wilmington, North Carolina, manufactures and sells lattice boom cranes. On November 3, 1998, we purchased all of the outstanding shares of Italmacchine, SpA ("Italmacchine"). Italmacchine, which is based near Perugia, Italy, manufactures and sells telescopic material handlers. On November 13, 1998, we purchased from Noell Service und Maschinentechnik GmbH the assets of its division, Peiner HTS ("Peiner"). Peiner, which is based in Trier, Germany, manufactures and sells tower cranes. On December 18, 1998, we purchased all of the outstanding shares of Gru Comedil SpA ("Comedil"). Comedil, based in Fontanafredda, Italy, manufactures and sells tower cranes.

         In July 1999, as part of the acquisition of Powerscreen International plc, we acquired the material handling operations of Matbro Limited (now Terex Lifting U.K.) and Moffett Engineering Limited ("Moffett"). Moffett, located in Dundalk, Ireland, manufactures truck-mounted forklifts. On November 3, 1999, we completed the acquisition of the Material Handling Division of Teledyne, Inc., which included substantially all of the assets comprising the Princeton business and all of the capital stock of Teledyne GmbH, the owner of Kooi B.V. (collectively, "Princeton/Kooi"). Princeton/Kooi manufacture and market truck-mounted forklifts at facilities in Canal Winchester, Ohio and Vrouwenparochie, The Netherlands. On December 1, 1999, we completed the purchase of Terex Lifting Australia, formerly known as Franna Cranes Pty. Ltd., a manufacturer of all-terrain "pick and carry" cranes in Australia.

         On September 30, 2000, we completed the sale of our truck-mounted forklift businesses, consisting of Moffett and Princeton/Kooi, to various subsidiaries of Partek Corporation of Finland for $144 million in cash, subject to adjustment.

Terex Earthmoving

         Terex Earthmoving manufactures and sells large hydraulic mining shovels, loader backhoes, articulated and rigid off-highway trucks, high capacity surface mining trucks, scrapers, mobile crushing and screening equipment, asphalt pavers, asphalt mixing plants, and related components and replacement parts. These products are used primarily by construction, mining, quarrying and government customers. We believe Terex Earthmoving is the leading manufacturer of high capacity surface mining trucks and large hydraulic mining shovels with machine weights in excess of 200 tons worldwide. Customers use mobile crushing and screening equipment to break down and sort rock into various sizes. We believe Terex Earthmoving has the second largest market share of mobile crushing and screening equipment worldwide.

         Since January 1, 1998, we have completed seven additional acquisitions to augment our Terex Earthmoving segment. On January 5, 1998, we acquired Payhauler Corp. ("Payhauler"), which manufactures and markets 30 and 50 ton all wheel drive rigid frame trucks designed to move material in more severe operating conditions than a standard rear wheel drive rigid frame truck. On March 31, 1998, we purchased all of the outstanding shares of O&K Mining GmbH ("O&K Mining") from Orenstein & Koppel AG. O&K Mining is engaged in the manufacture, sale and worldwide distribution of heavy duty hydraulic excavators primarily used to load coal, copper ore, iron ore, other mineral-bearing materials or rocks into high-capacity trucks. These products are used by mining equipment contractors, mining and quarrying companies and large construction companies involved in infrastructure projects worldwide. On July 27, 1999, we acquired Powerscreen International plc ("Powerscreen"), headquartered in Dungannon, Northern Ireland. Powerscreen is a manufacturer and marketer of screening and crushing equipment for the quarrying, construction and demolition industries. On August 26, 1999, we acquired Cedarapids, Inc. ("Cedarapids"). Cedarapids, headquartered in Cedar Rapids, Iowa, is a manufacturer and marketer of mobile crushing and screening equipment, asphalt pavers and asphalt material mixing plants. On September 29, 1999, we completed the acquisition of certain assets and liabilities of Enviroquip Systems, Inc., a manufacturer and marketer of trommels, conveyors, and picking stations located in Pennsylvania, including the Re-Tech division ("Re-Tech"). On December 28, 2000, the Company acquired Fermec from CNH Global N.V., adding the loader backhoe product line to Terex Earthmoving's offerings. In January 2001, Terex acquired Jaques, Canica-Jaques, Jaques Malaysia and Jaques Thailand, (collectively, "Jaques Group") manufacturers of crushing and screening equipment in Australia, Asia and North America.

         Terex Earthmoving is comprised of Terex Equipment Limited ("TEL"), located in Motherwell, Scotland, Unit Rig ("Unit Rig") and Payhauler , located in Tulsa, Oklahoma, O&K Mining, located in Dortmund, Germany, Powerscreen, headquartered in Dungannon, Northern Ireland, Cedarapids, located in Cedar Rapids, Iowa, Re-Tech, located in Pennsylvania, Fermec, located in Manchester, England, and Jaques Group, headquartered in Melbourne, Australia.

Other

         Terex Light Construction manufactures and sells portable floodlighting systems, concrete power trowels, concrete placement systems, concrete finishing systems, concrete mixers, generators, traffic control products, and related components and replacement parts. These products are typically used for rental and construction applications.

         The light equipment concept was established in April 1999 with the acquisition of Amida Industries, Inc., located in Rock Hill, South Carolina, which manufactures and sells portable floodlighting systems, concrete power trowels, concrete placement systems, concrete finishing systems, concrete mixers and traffic control products. We have broadened our product line through (i) the addition of the Benford line of compaction equipment as part of the July 1999 acquisition of Powerscreen referred to above, (ii) the acquisition in September 1999 of certain assets of Bartell Industries, Inc. located in Brampton, Ontario, Canada which manufactures and sells concrete power trowels and concrete finishing systems, and (iii) the acquisition in October 2000 of Coleman Engineering, Inc. located in Holly Springs, Mississippi which manufactures and sells portable floodlighting systems and generators.

         In January 2001, we announced the launching of an Internet site by our subsidiary EarthKing, Inc. ("EarthKing"). In 2001, EarthKing is introducing its e-commerce capabilities as an independent and unbiased Internet marketplace for the construction and mining equipment industry. EarthKing's goal is to use the Internet and technology to provide savings to users of construction and mining equipment in the selection, acquisition, management and disposition of their equipment and parts. EarthKing has developed agreements with several strategic partners to participate within the EarthKing alliance to provide reliable delivery of cost-effective services to its customers.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

           The Old Notes were sold by Terex on March 29, 2001 to the Initial Purchasers with further distribution permitted only to (i) qualified institutional buyers under Rule 144A under the Securities Act and (ii) persons in offshore transactions in reliance on Regulation S under the Securities Act. In connection with the sale of the Old Notes, Terex and the Initial Purchasers entered into the Registration Rights Agreement which requires Terex to file with the Securities and Exchange Commission the registration statement of which this Prospectus is a part within 60 days of the date of the issuance of the Old Notes (the "Issuance Date") with respect to a registered offer to exchange the Old Notes for New Notes, identical in all material respects to the Old Notes, and to use its best efforts to cause such registration statement to become effective under the Securities Act within 150 days of the Issuance Date. Terex will keep the Exchange Offer open for not less than 30 days after the date notice of the Exchange Offer is mailed to the holders. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Exchange Offer is being made pursuant to the Registration Rights Agreement to satisfy Terex's obligations thereunder.

Resale of New Notes

         We believe that, except as described below, the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder of the New Notes (other than any holder which is a broker-dealer or an "affiliate" of Terex within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

      (i)   you acquired such New Notes in the ordinary course of your business;

      (ii) you have no arrangement or understanding with any person to participate in the distribution of such New Notes; and

      (iii) you are not engaged in, and do not intend to engage in, a distribution of such New Notes.

        By tendering Old Notes for New Notes, you will represent to Terex, that:

      (i) the New Notes issued in the Exchange Offer are being acquired in the ordinary course of business of the person receiving the New Notes, whether or not such person is the holder;

      (ii) neither you nor any such other person is engaging in or intends to engage in a distribution of such New Notes;

      (iii) neither you nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes within the meaning of the Securities Act; and

      (iv)  neither you nor any such other person is an affiliate of Terex.

          In the event that you cannot make the requisite representations to Terex, you cannot rely on such interpretation by the staff of the Securities and Exchange Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K under the Securities Act. This Prospectus may be used for an offer to resell, resale or other retransfer of New Notes only as specifically set forth herein.

         We base our belief on interpretations by the Securities and Exchange Commission staff in no-action letters issued to other issuers in exchange offers like ours. We have not, however, asked the Securities and Exchange Commission to consider this particular exchange offer in the context of a no-action letter. Therefore, you cannot be sure that the Securities and Exchange Commission will treat this exchange offer in the same way it has treated other exchange offers in the past. If our belief is wrong, you could incur liabilities under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

         Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes, and that it has not entered into any arrangement or understanding with Terex or any affiliate of Terex to distribute New Notes in connection with any resale of such New Notes. See "Plan of Distribution."

Terms of the Exchange Offer

         Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, Terex will accept for exchange any and all Old Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Terex will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes surrendered pursuant to the Exchange Offer. Old Notes may be tendered only in integral multiples of $1,000.

         The form and terms of the New Notes will be the same as the form and terms of the Old Notes except the New Notes will be registered under the Securities Act and hence will not bear legends restricting the transfer thereof. The New Notes will evidence the same debt as the Old Notes. The New Notes will be issued under and entitled to the benefits of the Indenture, which also authorized the issuance of the Old Notes, such that both series will be treated as a single class of debt securities under the Indenture.

         As of the date of this Prospectus, $300 million aggregate principal amount of the Old Notes are outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Notes. There will be no fixed record date for determining registered holders of Old Notes entitled to participate in the Exchange Offer. The Exchange Offer is not conditioned with any minimum principal amount of Old Notes being tendered for exchange. However, the obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions, as described under "-- Conditions."

         Terex intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder. Old Notes which are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture and the Registration Rights Agreement.

         Terex will be deemed to have accepted for exchange properly tendered Old Notes when, as and if Terex has given oral or written notice thereof to the Exchange Agent and complied with the provisions of the Indenture. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the New Notes from Terex.

         If you tender Old Notes in the Exchange Offer you will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. Terex will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

Expiration Date; Extensions; Amendments

         The term "Expiration Date" shall mean 5:00 p.m., New York City time on ____________, 2001, unless Terex, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. If the Exchange Offer is not completed by August 27, 2001, the interest rate on the Old Notes shall be increased by one-half of one percent (0.5%) per year until the Exchange Offer is completed.

         In order to extend the Exchange Offer, Terex will notify the Exchange Agent of any extension by oral or written notice and will mail to the holders an announcement thereof, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

         Terex reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Notes not previously accepted, if any of the conditions set forth below under "-- Conditions" have not been satisfied, by giving oral or written notice of the delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner which, in its good faith judgment, is advantageous to the holders of the Old Notes, whether before or after any tender of the New Notes. Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the holders. If the Exchange Offer is amended in a manner determined by Terex to constitute a material change, Terex will promptly notify holders of the amendment by means of a prospectus supplement that will be distributed to the registered holders, if required by law, and Terex will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

         Without limiting the manner in which Terex may choose to make a public announcement of any delay, extension, termination or amendment of the Exchange Offer, Terex will have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones news service.

Interest on the New Notes

         The New Notes will bear interest at 10-3/8% per annum from the date of original issue. Interest on the New Notes will be payable semi-annually, in arrears, on April 1 and October 1 of each year, commencing on October 1, 2001. Holders of New Notes will receive interest on October 1, 2001 from the date of initial issuance of the New Notes, plus an amount equal to the accrued interest on the Old Notes from the most recent date to which interest has been paid to the date of exchange for New Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

Conditions

         Terex will not be required to accept for exchange, or exchange any New Notes for, any Old Notes, and may terminate the Exchange Offer before the acceptance of any Old Notes for exchange, if:

         (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in Terex's sole judgment, might materially impair the ability of Terex to proceed with the Exchange Offer, or

         (b) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the Commission, which, in Terex's sole judgment, might materially impair the ability of Terex to proceed with the Exchange Offer, or

         (c) any governmental approval has not been obtained, which approval Terex shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

         If Terex determines in its sole discretion that any of these conditions are not satisfied, Terex may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders who tendered such Old Notes to withdraw their tendered Old Notes, or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn.

         The foregoing conditions are for the sole benefit of Terex and may be asserted by Terex regardless of the circumstances giving rise to any such condition or may be waived by Terex in whole or in part at any time and from time to time in its sole discretion. The failure by Terex at any time to exercise any of our rights shall not be deemed a waiver of any such right, and each such right, will be deemed an ongoing right which may be asserted at any time and from time to time.

Procedures for Tendering

         Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, you must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver the Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at the Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below must be received by the Exchange Agent prior to the Expiration Date, or (iii) you must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Old Notes, Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "-- Exchange Agent".

         The tender by a holder which is not withdrawn prior to the Expiration Date will constitute an agreement between such holder and Terex in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

         The method of delivery of Old Notes, the letter of transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before the expiration date. No letter of transmittal or Old Notes should be sent to Terex. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for and on behalf of such holders.

         Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Old Notes should contact the registered holder promptly and instruct such holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in its name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

         Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantor must be a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (each, an "Eligible Institution").

         If the Letter of Transmittal is signed by a person other than the holder of any Old Notes listed therein, the Old Notes must be endorsed or accompanied by a properly completed bond power, in satisfactory form as determined by Terex in its sole discretion, signed by the holder as the holder's name appears on the Old Notes with the signature thereon guaranteed by an Eligible Institution.

         If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing, and unless waived by Terex, evidence satisfactory to Terex of their authority to so act must be submitted with the Letter of Transmittal.

         All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by Terex in its sole discretion, which determination will be final and binding. Terex reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes Terex's acceptance of which would, in the opinion of counsel for Terex, be unlawful. Terex also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. Terex's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as Terex shall determine. Although Terex intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither Terex, the Exchange Agent nor any other person will incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

         While Terex has no present plan to acquire any Old Notes that are not tendered in the Exchange Offer, Terex reserves the right in its sole discretion to (i) purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date, (ii) as set forth above under "-- Conditions," to terminate the Exchange Offer, or (iii) redeem the Old Notes as a whole or in part at any time and from time to time, as set forth under "Description of Notes--Optional Redemption," or (iv) to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

         In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for exchange for any reason set forth in the terms and conditions of the Exchange Offer, or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, the non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

Book Entry Transfer

         The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "-- Exchange Agent" on or prior to the Expiration Date or, if the guaranteed delivery procedures described below are to be complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

Guaranteed Delivery Procedures

         If you wish to tender your Old Notes and (i) your Old Notes are not immediately available or (ii) you cannot deliver your Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, you may effect a tender if:

      (a)   The tender is made through an Eligible Institution;

      (b) Prior to the Expiration Date, the Exchange Agent receives from an Eligible Institution a properly completed and duly signed Letter of Transmittal and the Notice of Guaranteed Delivery, substantially in the form provided by Terex (by facsimile transmission, mail or hand delivery) setting forth your name and address, the registered number(s) of the Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made by guaranteed delivery and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the Old Notes or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

      (c) Properly completed and signed Letter of Transmittal (or facsimile thereof), as well as all tendered Old Notes in proper form for transfer or a Book-Entry Confirmation, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date. Upon request of the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tender

       Except as otherwise provided herein, you may withdraw tenders of Old Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

       To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must:

      (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor");

      (ii) identify the Old Notes to be withdrawn (including the principal amount of the Old Notes and, in the case certificates representing the Old Notes have been tendered, registered number or numbers and or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited);

      (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which the Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have United States Trust Company of New York, the trustee with respect to the Old Notes, register the transfer of such Old Notes into the name of the person withdrawing the tender; and

      (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor.

       All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by Terex, whose determination will be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly re-tendered. Any Old Notes which have been tendered but which are not accepted for payment will be returned to the holder thereof without cost to the holder (or, is the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" and "-- Book-Entry Transfer" at any time prior to the Expiration Date.

Exchange Agent

       United States Trust Company of New York has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                                                By Overnight Courier or
By Registered or Certified Mail:                By Hand, After 4:30pm:

United States Trust Company of New York  United States Trust Company of New York
P.O. Box 112, Bowling Green Station             30 Broad Street, 14th floor
New York, New York 10274                         New York, New York 10004
Attention:  Corporate Trust Services       Attention:  Corporate Trust Services

By Hand Prior to 4:30 pm:                              By Facsimile:

United States Trust Company of New York     (212) 422-0183 or (646) 458-8111
30 Broad Street, B-Level                  Attention:  Corporate Trust Services
New York, New York 10004
Attention:  Corporate Trust Services               Confirm by telephone:
                                                      (800) 548-6565

Fees and Expenses

         The expenses of soliciting tenders will be paid by Terex. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone, facsimile, or in person by officers and regular employees of Terex and its affiliates.

         Terex has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. Terex, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. Terex may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

         The cash expenses to be incurred in connection with the Exchange Offer will be paid by Terex and are estimated in the aggregate to be approximately $125,000. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

         Terex will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any transfer taxes (whether imposed on the holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequences of Failure to Exchange

         Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend on the Old Notes and in the Indenture as a result of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities law. Accordingly, the Old Notes may be resold only (i) to Terex (upon redemption thereof or otherwise), (ii) pursuant to an effective registration statement under the Securities Act, (iii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, or (iv) pursuant to another available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Terex does not currently anticipate that it will register under the Securities Act the resale of any Old Notes that remain outstanding after consummation of the Exchange Offer. However, generally, (i) if any Initial Purchaser so requests with respect to Old Notes not eligible to be exchanged for Exchange Notes in the Exchange Offer and held by it following consummation of the Exchange Offer or (ii) if any holder of Old Notes is not eligible to participate in the Exchange Offer or, in the case of any holder of Old Notes that participates in the Exchange Offer, does not receive freely tradeable Exchange Notes in exchange for Old Notes, Terex is obligated to file a registration statement on the appropriate form under the Securities Act relating to the Old Notes held by such persons.

Accounting Treatment

         The New Notes will be recorded at the same carrying value as the Old Notes as reflected in Terex's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by Terex. The expenses of the Exchange Offer will be amortized over the term of the New Notes.


                                 USE OF PROCEEDS

         Terex will not receive any cash proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes as contemplated in this Prospectus, Terex will receive in exchange Old Notes in like principal amount, the forms and terms of which are identical, in all material respects, to the New Notes. The Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in the indebtedness of Terex. Proceeds from the sale of the privately placed Old Notes were used to repay indebtedness and for general corporate purposes.

                                 CAPITALIZATION

         The following table shows our consolidated capitalization as of March 31, 2001. You should read this table together with the historical consolidated financial statements and related notes incorporated by reference in this offering circular.

                                                                     As of March
                                                                   31, 2001
                                                                  (dollars in
                                                                   millions)
                                                                 --------------
Cash and cash equivalents                                         $      236.3
                                                                 ==============

Notes payable and current portion of long-term debt.............. $       23.8
Long-term debt, less current portion(1)..........................        982.4
Stockholders' equity:
 Equity rights...................................................          0.7
 Common stock, $0.01 par value---authorized 150 million
     shares; issued 27.9 million shares..........................          0.3
 Additional paid-in capital......................................        358.9
 Retained earnings...............................................        197.2
 Accumulated other comprehensive income..........................      (118.8)
 Less cost of shares of common stock in treasury
     (1.1 million shares)........................................       (17.0)
                                                                 --------------
  Total stockholders' equity.....................................        421.3
                                                                 --------------
  Total capitalization........................................... $    1,427.5
                                                                 ==============

--------------

(1) Includes $300.0 million principal amount of Old Notes. See "Description of the New Notes".

                      SELECTED CONSOLIDATED FINANCIAL DATA
                 (Dollars in millions, except per share amounts)

         The following table sets forth our selected financial data as of and for the five years ended December 31, 2000 and for the three-month periods ended March 31, 2000 and 2001. The financial data for each of the five years in the period ended December 31, 2000 has been derived from our audited consolidated financial statements and the related notes thereto incorporated by reference in this Prospectus. The selected historical financial data as of and for the three-month periods ended March 31, 2000 and 2001 have been derived from our unaudited interim financial statements and the related notes thereto incorporated by reference in this Prospectus. The selected financial data is not necessarily indicative of our future results.

                                                                                                               Three Months Ended
                                                                     Year Ended December 31,                       March 31,
                                                     -------------------------- ----------------------------  -------------------
                                                      1996       1997       1998       1999         2000        2000       2001
                                                      ----       ----       ----       ----         ----        ----       ----
Income Statement Data:

 Net Sales.........................................   $678.5     $842.3   $1,233.2   $1,856.6     $2,068.7      $553.5     $477.4
 Cost of goods sold................................    609.3(2)   702.7    1,007.4    1,539.9(13)  1,705.1(16)   456.8      398.8
                                                       -----      -----    -------    -------      --------      -----      -----
 Gross Profit......................................     69.2(2)   139.6      225.8      316.7        363.6        96.7       78.6
 Selling, general and administrative expenses......     64.1(3)    68.5      103.8      138.4(14)    165.3(17)    41.7       40.6
                                                       -----      -----    -------    -------      --------      -----      -----
 Income (loss) from operations.....................      5.1(4)    71.1      122.0      178.3(15)    198.3(18)    55.0       38.0
 Interest income...................................      1.2        0.9        2.7        5.3          5.5         1.1        2.0
 Interest expense..................................    (44.8)(5)  (39.4)     (47.2)     (82.8)       (99.8)      (26.0)     (21.0)
 Amortization of debt issuance costs...............     (2.6)      (2.6)      (2.1)      (2.6)        (3.5)       (0.9)      (0.6)
 Gain on sale of businesses........................    ---        ---        ---        ---           57.2       ---        ---
 Other income (expense), net.......................     (1.1)       1.0       (0.9)       0.2          1.9         0.3       (0.2)
                                                       -----      -----    -------    -------      --------      -----      -----
 Income (loss) from continuing operations before
     income taxes and extraordinary items..........    (42.2)      31.0       74.5       98.4        159.6        29.5       18.2
 Provision for income taxes........................    (12.1)(6)   (0.7)      (1.7)      74.5        (55.7)       (9.4)      (5.8)
                                                       -----      -----    -------    -------      --------      -----      -----
 Income (loss) from continuing operations
     before extraordinary items....................    (54.3)      30.3       72.8      172.9        103.9        20.1       12.4
 Income (loss) from discontinued operations........    102.0(7)     ---       ---        ---          (7.3)       ---        ---
                                                       -----      -----    -------    -------      --------      -----      -----

 Income (loss) before extraordinary items..........     47.7       30.3       72.8      172.9         96.6        20.1       12.4
 Extraordinary loss on retirement of debt..........     ---       (14.8)(9)  (38.3)(11)  ---          (1.5)       ---        (2.3)
                                                       -----      -----    -------    -------      --------      -----      -----

 Net income (loss).................................     47.7       15.5       34.5      172.9         95.1        20.1       10.1
 Less preferred stock accretion....................    (22.9)(8)   (4.8)(10)  ---        ---          ---         ---        ---
                                                       -----      -----     ------    -------      --------      -----      -----

 Income (loss) applicable to common stock..........    $24.8      $10.7      $34.5     $172.9        $95.1       $20.1      $10.1
                                                       =====      =====    =======    =======      ========      =====      =====

 Per common and common equivalent share:
   Basic
     Income (loss) from continuing operations......    $(6.54)     $1.57      $3.52      $7.14        $3.82       $0.73      $0.46
     Income (loss) from discontinued operations....      8.64       ---        ---        ---         (0.27)        ---        ---
                                                        -----      -----     ------    -------      --------      ------     ------
     Income (loss) before extraordinary items......      2.10       1.57       3.52       7.14         3.55        0.73       0.46
     Extraordinary loss on retirement of debt......      ---       (0.91)     (1.85)      ---         (0.05)        ---      (0.09)
                                                        -----      -----     ------    -------      --------      ------     ------
     Net income (loss).............................     $2.10      $0.66      $1.67      $7.14        $3.50       $0.73      $0.37
                                                        =====      =====      =====      =====        =====       =====      =====

   Diluted
     Income (loss) from continuing operations......    $(5.81)     $1.44      $3.25      $6.75        $3.72       $0.71      $0.45
     Income (loss) from discontinued operations....      7.67       ---        ---        ---         (0.26)        ---      (0.08)
                                                        -----      -----     ------    -------      --------      ------     ------
     Income (loss) before extraordinary items......      1.86       1.44       3.25       6.75         3.46        0.71       0.37
     Extraordinary loss on retirement of debt......      ---       (0.84)     (1.71)      ---         (0.05)        ---        ---
                                                        -----      -----     ------    -------      --------      ------     ------
     Net income (loss).............................     $1.86      $0.60      $1.54      $6.75        $3.41       $0.71      $0.37
                                                        =====      =====      =====      =====        =====       =====      =====

 Average Number of Common and Common
       Equivalent Shares Outstanding in Per Share
      Calculation (in millions)
       Basic.......................................     11.8       16.2       20.7       24.2         27.2        27.5       26.8
       Diluted.....................................     13.3       17.7       22.4       25.6         27.9        28.4       27.4

Other Data (unaudited):
 Gross margin......................................     10.2%      16.6%      18.3%      17.1%        17.6%      17.5%      16.5%
 EBITDA (1)........................................     $46.2     $82.8     $138.3     $220.2       $249.8      $65.3      $47.2
 Ratio of EBITDA to interest expense, net..........      1.1x       2.2x       3.1x       2.8x         2.6x       2.6x       2.5x
 Ratio of net debt to EBITDA.......................      4.5x       3.3x       4.4x       4.6x         2.9x         NA         NA
 Ratio of earnings to fixed charges (12)...........       ---       1.6x       2.4x       2.1x         2.5x       2.1x       1.8x
 Backlog of period end.............................    $120.6     $216.8     $418.2     $326.5       $219.8     $392.2     $191.5
Balance Sheet Data (at end of period):
 Working capital...................................    $195.2     $190.4     $346.2     $735.8       $666.8     $743.8     $740.8
 Total assets......................................    $471.2     $588.5   $1,151.2   $2,177.5     $1,983.7   $2,166.4   $2,066.6
 Total debt........................................    $281.3     $300.1     $631.3   $1,156.4       $902.5   $1,132.1   $1,006.2
 Stockholders' equity (deficit)....................   $(71.7)      $59.6      $98.1     $432.8       $451.5     $436.5     $421.3

                                                   (footnotes on following page)

(1) The term "EBITDA" means income (loss) from operations before nonrecurring charges, plus depreciation and amortization charged to operations. We have included information concerning EBITDA because we understand that this information is used by certain investors as a measure of our historical ability to service our debt. EBITDA should not be considered as alternative to, or more meaningful than, earnings from operations or other traditional measures of our operating performance determined under generally accepted accounting principles. Our definition of EBITDA may be different than that used by other companies.

(2) Cost of goods sold includes $27.1 million in nonrecurring charges. Excluding these charges, gross profit would have been $96.3 million or 14.2% of net sales.

(3) Engineering, selling and administrative expenses includes $2.8 million in nonrecurring charges. Excluding these charges, engineering, selling and administrative expenses would have been $61.3 million.

(4) Includes the effect of the nonrecurring charges set forth in (2) and (3) above. Excluding these charges, income from operations would have been $35.1 million.

(5) On November 27, 1996, Terex sold its former subsidiary Clark Material Handling Company and certain affiliated companies (the "Clark Material Handling Segment"). As a result, the Clark Material Handling Segment was accounted for as a discontinued operation for the year ended December 31, 1996. Generally accepted accounting principles permit, but do not require, the allocation of interest expense between continuing operations and discontinued operations. We did not allocate interest expense to discontinued operations. This allocation, although permitted, would not necessarily have reflected the use of proceeds from the sale of the Clark Material Handling Segment and the effect on interest expense of our continuing operations. As a result, loss from our continuing operations includes most of Terex's interest expense, and income from our discontinued operations does not include any material interest expense.

(6) This charge primarily reflects the utilization of acquired net operating losses by P.P.M. S.A.

(7) Represents income from operations of $17.5 million of the Clark Material Handling Segment, and the gain on its sale of $84.5 million.

(8)   Includes:

      o annual accretion on Terex's Series A Cumulative Redeemable Convertible Preferred Stock of $7.7 million, which was irrevocably called for redemption in December 1996;

      o annual accretion on Terex's Series B Cumulative Redeemable Convertible Preferred Stock of $0.1 million, which was converted in December 1997 into 87,300 shares of our Common Stock;

      o annual accretion of redeemable preferred stock of one of our subsidiaries of $0.6 million, which was exchanged in December 1997 for 705,969 shares of our Common Stock; and

      o a $14.5 million nonrecurring charge as a result of the redemption of Terex's Series A Cumulative Redeemable Convertible Preferred Stock.

(9)   Represents the effect of:

      o the 9.46% redemption premium and the pro rata write-off of debt origination costs and original issue discount on the redemption of a portion of our then existing senior secured notes; and

      o the early termination fee and the write-off of debt origination costs on the termination of the then existing domestic credit facility in April 1997.

(10) Includes a $3.2 million nonrecurring charge as a result of the redemption of the redeemable preferred stock of one of our subsidiaries.

(11)  Represents the effect of:

      o the premium and the write-off of debt origination fees and original issue discount on the purchase of all of our then outstanding senior secured notes; and

      o the fees and expenses and the write-off of debt origination costs on the early termination of certain of our then existing credit facilities.

(12) In calculating the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes and extraordinary items plus fixed charges. Fixed charges consist of interest expense, preferred stock accretion, amortization of debt issuance costs, and rental expense representative of the interest factor. Earnings were insufficient to cover fixed charges by $42.2 million in 1996.

(13) Cost of goods sold includes $12.9 million in nonrecurring charges related to the operations and closure of the Milwaukee facility in the fourth quarter of 1999.

(14) Selling, general and administrative expenses include ($0.6) in nonrecurring charges related to headcount reductions at O&K Germany offset by a favorable legal settlement.

(15) Includes the effect of the nonrecurring charges set forth in (13) and (14) above. Excluding these charges, income from operations would have been $190.6 million.

(16) Cost of goods sold includes $9.9 million of nonrecurring charges related to the closing of the Terex distribution facility in the United Kingdom, an aggregate customer filing bankruptcy and the further integration of Terex's mining businesses.

(17) Selling, general and administrative expenses include $3.4 million in nonrecurring charges related to the closing of the Terex distribution facility in the United Kingdom, headcount reductions in the Company's mining business and due diligence costs associated with a large potential acquisition which did not come to fruition, offset partially by a curtailment gain related to one of Terex's pension plans.

(18) Includes the effect of the nonrecurring charges set forth in (16) and (17) above. Excluding these charges, income from operations would have been $211.6 million.

                                    BUSINESS

General

         We are a diversified global manufacturer of a broad range of equipment for the construction, infrastructure and mining industries. We are building a strong franchise under the Terex brand name by delivering reliable, cost-effective products designed to improve our customers' return on invested capital. We are primarily organized into two business segments: Terex Lifting and Terex Earthmoving. Our products are manufactured at 39 plants in the United States, Europe, Australia and Asia, and are sold primarily through a worldwide distribution network with over 1,000 locations to the global construction, infrastructure and surface-mining markets.

Products

 Telescopic Mobile Cranes

         Telescopic mobile cranes are used primarily for industrial applications, in commercial and public works construction and in maintenance applications, to lift equipment or material to heights in excess of 50 feet. Terex Lifting manufactures the following types of telescopic mobile cranes:

         Rough Terrain Cranes---are designed to lift materials and equipment on rough or uneven terrain. Rough terrain cranes are most often located on a single construction or work site such as a building site, a highway or a utility project for long periods of time. Rough terrain cranes cannot be driven on highways and accordingly must be transported by truck to the work site. Rough terrain cranes manufactured by Terex Lifting have maximum lifting capacities of up to 100 tons and maximum tip heights of up to 225 feet. Terex Lifting manufactures its rough terrain cranes at its facilities located at Waverly, Iowa, Conway, South Carolina and Crespellano, Italy under the brand names TEREX, LORAIN, P&H, PPM and BENDINI.

         Truck Cranes---have two cabs and can travel rapidly from job site to job site at highway speeds. In contrast to rough terrain cranes, which are often located for extended periods at a single work site, truck cranes are often used for multiple local jobs, primarily in urban or suburban areas. Truck cranes manufactured by Terex Lifting have maximum lifting capacities of up to 75 tons and maximum tip heights of up to 193 feet. Terex Lifting manufactures truck cranes at its Waverly, Iowa and Conway, South Carolina facilities under the brand names TEREX, P&H and LORAIN.

         All Terrain Cranes---were developed in Europe as a cross between rough terrain and truck cranes in that they are designed to travel across both rough terrain and highways. All terrain cranes have two cabs and are versatile and highly maneuverable. All terrain cranes manufactured by Terex Lifting have lifting capacities of up to 130 tons and maximum tip heights of up to 246 feet. Terex Lifting manufactures its all terrain cranes at its Montceau-les-Mines, France and Brisbane, Australia facilities under the brand names TEREX, PPM and FRANNA.

 Tower Cranes

         Tower cranes lift construction material to heights and place the material at the point where it is being used. They include a stationary vertical tower near the top of which is a horizontal jib with a counterweight. On the jib is a trolley through which runs a load carrying cable and which moves the load along the jib length. On larger cranes, the operator is located above the work site where the tower and jib meet, providing superior visibility. The jib also rotates 360 degrees, creating a large working area equal to twice the jib length. Luffing jib tower cranes have an angled jib with no trolley, and operate like a traditional lattice boom crane mounted on a tower. Luffing jib tower cranes are often used in urban areas where space is constrained. Tower cranes are currently produced by us under the PEINER, COMEDIL and TEREX brand names. We produce the following types of tower cranes:

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


         Self-Erecting Tower Cranes---are trailer mounted and unfold from four sections (two for the tower and two for the jib); certain larger models have a telescopic tower and folding jib. These cranes can be assembled on site in a few hours. Applications include residential and small commercial construction. Crane heights range from 50-75 feet and jib lengths from 60-100 feet.

         Hammerhead Tower Cranes---have a tower and a horizontal jib assembled from sections. The tower extends above the jib to which suspension cables supporting the jib are attached. These cranes are assembled on-site in one to three days depending on height, and can increase in height with the project; they have a maximum free-standing height of 200 feet and a maximum jib length of 240 feet.

         Flat Top Tower Cranes---have a tower and a horizontal jib assembled from sections. There is no tower extension above the jib, which reduces cost and facilitates assembly; the jib is self-supporting and consists of reinforced jib sections. These cranes are assembled on site in one to two days, and can increase in height with the project; they have a maximum freestanding height of 305 feet and a maximum jib length of 280 feet.

         Luffing Jib Tower Cranes---have a tower and an angled jib assembled from sections. The tower extends above the jib to which suspension cables supporting the jib are attached. Unlike other tower cranes, there is no trolley to control lateral movement of the load, which is accomplished by changing the jib angle. These cranes are assembled on site in two to three days, and can increase in height with the project; they have a maximum freestanding height of 185 feet and a maximum jib length of 200 feet.

 Lattice Boom Cranes

         Terex Lifting produces crawler and truck mounted lattice boom cranes.

         Crawler-mounted lattice boom cranes are designed to lift material on rough terrain and can maneuver while bearing a load. Truck mounted lattice boom cranes are used on-roads, typically in urban areas. Both types consist of a boom made of tubular steel sections, which are transported to and erected, together with the base unit, at a construction site. Terex Lifting manufactures crawler and truck mounted lattice boom crawler cranes at its Wilmington, North Carolina facilities under the TEREX and AMERICAN brand names. These lattice boom crawler cranes have lifting capacities from 125 to 450 tons, and lattice boom truck cranes have lifting capacities up to 300 tons.

 Utility Aerial Devices

         Utility aerial devices are used to set utility poles and move workers and materials to work areas at the top of utility poles and towers. Utility aerial devices are mounted on commercial truck chassis, which include separately installed steel cabinets for tool and material storage.

         Articulated Aerial Devices---are used to elevate workers to work areas at the top of utility poles or in trees and include one or two man baskets. Articulated aerial devices available from Terex Lifting include telescopic, non-overcenter and overcenter models and range in working heights from 32 to 103 feet. Articulated aerial devices are manufactured by Terex Lifting at its Watertown, South Dakota facility under the brand names TELELECT and HI-RANGER.

         Digger Derricks---are used to set telephone poles. The digger derricks include a telescopic boom with an auger mounted at the tip, which digs a hole, and a device to grasp, manipulate and set the pole. Digger derricks available from Terex Lifting have sheave heights exceeding 95 feet and lifting capacities up to 48,000 pounds. Digger derricks are manufactured by Terex Lifting at its Watertown, South Dakota facility under the brand name TELELECT.




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



 Telescopic Material Handlers

         Telescopic material handlers are used to lift containers or other material from one location to another at the same job site.

         Telescopic Container Stackers---are used to pick up and stack containers at dock and terminal facilities. At the end of a telescopic container stacker's boom is a spreader which enables it to attach to containers of varying lengths and weights and to rotate the container up to 360 degrees. Telescopic container stackers are particularly effective in storage areas where containers are continually added and removed, and where the efficient manipulation of, and access to, specific containers is required. Telescopic container stackers manufactured by Terex Lifting have lifting capacities up to 49.5 tons, can stack up to six full or nine empty containers and are able to maneuver through very narrow areas. Terex Lifting manufactures its telescopic container stackers under the brand names PPM, TEREX and P&H SUPERSTACKERS at its Montceau-les-Mines, France facility.

         Rough Terrain Telescopic Boom Material Handlers---serve a similar function as smaller size rough terrain telescopic mobile cranes and are used to move and place materials on new residential and commercial job sites. Terex Lifting manufactures rough terrain telescopic boom material handlers with load capacities of up to 10,000 pounds and with a maximum extended reach of up to 40 feet and lift capabilities of up to 56 feet. Terex Lifting manufactures rough terrain telescopic boom material handlers at its facilities in Baraga, Michigan and Perugia, Italy under the brand names SQUARE SHOOTER, TEREX and ITALMACCHINE.

 Truck Mounted Cranes (Boom Trucks)

         Terex Lifting manufactures telescopic boom cranes for mounting on commercial truck chassis. Truck mounted cranes are used primarily in the construction industry to lift equipment or materials to various heights. Boom trucks are generally lighter and have a lower lifting capacity than truck cranes, and are used for many of the same applications when lower lifting capabilities are required. An advantage of a boom truck is that the equipment or material to be lifted by the crane can be transported by the truck, which can travel at highway speeds. Applications include the installation of air conditioners and other roof equipment. The Terex Lifting segment manufactures the following type of crane for installation on truck chassis:

         Telescopic Boom Truck Mounted Cranes---enable an operator to reach heights of up to 166 feet and have a maximum lifting capacity of up to 30 tons. Terex Lifting manufactures its telescopic boom truck mounted cranes at its Olathe, Kansas facility under the brand name RO-STINGER.

 Aerial Work Platforms

         Aerial work platforms are self-propelled devices which position workers and materials easily and quickly to elevated work areas. These products have developed over the past 20 years as alternatives to scaffolding and ladders. The work platform is mounted on either a telescoping and/or articulating boom or on a vertical lifting scissor mechanism. Terex Lifting manufactures the following types of aerial work platforms:

         Scissor Lifts---are used in open areas in indoor or outdoor applications in a variety of construction, industrial and commercial settings. Scissor lifts manufactured by Terex Lifting have maximum working heights of up to 110 feet and maximum load capacities of up to 2,000 pounds. Terex Lifting manufactures scissor aerial work platforms at its Waverly, Iowa, and Hoorn, The Netherlands facilities under the brand names TEREX AERIALS and HOLLAND LIFT.

         Straight Telescopic Boom Lifts---are used primarily outdoors in residential, commercial and industrial new construction and maintenance projects. Straight telescopic boom lifts manufactured by Terex Lifting have maximum working heights of up to 116 feet and maximum load capacities of up to 650 pounds. Terex Lifting manufactures its straight telescopic aerial work platforms at its Waverly, Iowa facility under the brand name TEREX AERIALS.

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


         Articulating Telescopic Boom Lifts---are generally used in industrial environments where the articulation allows the user to access elevated areas over machines or structural obstacles which prevent access with a scissor lift or straight boom. Articulating lifts available from Terex Lifting have maximum working heights of up to 86 feet and maximum load capacities of up to 500 pounds. Terex Lifting manufactures its articulating telescopic boom lifts at its Cork, Ireland facility under the brand name TEREX AERIALS.

 Rigid and Articulated Off-Highway Trucks

         Terex Earthmoving manufactures two distinct types of off-highway trucks with hauling capacities from 25 to 100 tons: articulated and rigid frame.

         Articulated Off-Highway Trucks---are three axle, six-wheel drive machines with a capacity range of 25 to 40 tons. Their differentiating feature is an oscillating connection between the cab and body, which allows the cab and body to move independently. This enables all six tires to maintain ground contact for improved traction on rough terrain. This also allows the truck to move effectively through extremely rough or muddy off-road conditions. Articulated off-highway trucks are typically used together with an excavator or wheel loader to move dirt in connection with road, tunnel or other infrastructure construction and commercial, industrial or major residential construction projects. Terex's articulated trucks are manufactured in Motherwell, Scotland, under the brand name TEREX.

         Rigid Off-Highway Trucks---are two axle machines which generally have larger capacities than articulated trucks, but can operate only on improved or graded surfaces. The capacities of rigid off-highway trucks range from 35 to 100 tons, and off-highway trucks have applications in large construction or infrastructure projects, aggregates and smaller surface mines. Terex Earthmoving's rigid trucks are manufactured in Motherwell, Scotland, under the TEREX brand name and in Tulsa, Oklahoma, under the PAYHAULER brand name.

         High Capacity Surface Mining Trucks---Terex Earthmoving manufactures high capacity surface mining trucks, which are off road dump trucks with capacities in excess of 120 tons used primarily for surface mining. Terex Earthmoving's high capacity surface mining trucks are powered by a diesel engine driving an electric generator that provides power to individual electric motors in each of the rear wheels. Unit Rig's current LECTRA HAUL product line consists of a series of rear dump trucks with payload capabilities ranging from 120 to 340 tons, and bottom dump trucks with capacities ranging from 180 to 270 tons. Terex Earthmoving's high capacity surface mining trucks are manufactured at Unit Rig, located in Tulsa, Oklahoma, under the UNIT RIG, LECTRA HAUL and TEREX brand names.

 Large Hydraulic Excavators

         Terex Earthmoving sells hydraulic excavators, which are shovels primarily used to load coal, copper ore, iron ore, diamonds, other mineral-bearing materials, or rocks into trucks. These products are primarily utilized for quarrying construction materials or digging in surface mines. Additional applications include large construction projects with difficult working conditions where large amounts of solid material and rock are to be moved.

         Terex Earthmoving offers a complete range of large hydraulic excavators, with operating weights from 58 to 800 tons. O&K Mining produces the RH 400, available in both electric and diesel drive, the world's largest hydraulic excavator with an 800 ton machine weight and 80 ton bucket capacity. The inclusion of the RH 400 in Terex Earthmoving's product line enables it to compete with the most popular electric rope shovel size class. Most hydraulic excavators sold by Terex Earthmoving are manufactured under the O&K brand name by O&K Mining in Dortmund, Germany.




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




 Loader Backhoes

         Loader backhoes---incorporate a front-end loader and rear excavator arm. They are used for loading, excavating and lifting in many construction and agricultural related applications. Terex Earthmoving's loader backhoes are manufactured under the FERMEC brand name in Manchester, England.

 Crushing and Screening Equipment

         Terex Earthmoving's crushing and screening equipment is used in the aggregate processing and recycling industries. Crushing and screening products include crushers, screens, trommels, feeders and conveyors, which are used when processing raw aggregate materials. Typical crushing and screening operations utilize a combination of components in reducing virgin aggregate materials to required product sizes for final usage in road building and related construction applications. Crushing and screening plants can be either stationary or portable. Portable crushing and screening plants are configured with a variety of components to provide easy site-to-site mobility, application versatility, flexible on-demand finished product and reduced set-up time.

 Crushing Equipment

         Terex Earthmoving manufactures crushing equipment under the PEGSON, CEDARAPIDS, JAQUES and CANICA-JAQUES brand names in Coalville, England, Cedar Rapids, Iowa, Melbourne, Australia, Subang Jaya, Malaysia and Vancouver, Washington. Terex Earthmoving produces the following types of crushing equipment:

         Jaw Crushers---are primary crushers with reduction ratios of 6 to 1 for crushing larger rock. Applications include hard rock, sand and gravel and recycled materials. Models offered yield a range of production capacities: up to 265 tons per hour for the smallest unit, and up to 1,700 tons per hour for the largest.

         Horizontal Shaft Impactors---are secondary crushers which utilize rotor impact bars and breaker plates to achieve high production tonnages and improved aggregate particle shape. The rugged durability and easy maintenance of horizontal shaft impactors ensure less downtime and reduced wear costs for the owner. They are typically applied to reduce soft to medium hard materials.

         Vertical Shaft Impactors---are tertiary crushers which reduce material utilizing various rotor configurations and are highly adaptable to any application. Vertical shaft impactors can be customized to material conditions and desired product size/shape. A full range of models provides customers with increased tonnages, better circuit balance and screen efficiency.

         Cone Crushers---are used in secondary and tertiary applications to reduce a number of materials, including quarry rock and riverbed gravel. High production, low maintenance and enhanced final material cubical shape are the principal features of these compression-type roller bearing crushers.

 Screening Equipment

         Terex Earthmoving manufactures screening equipment at its facilities in Dungannon, Northern Ireland, Kilbeggan, Ireland, Omagh, Northern Ireland, Durand, Michigan, Cedar Rapids, Iowa, Lebanon, Pennsylvania, Melbourne, Australia, Subang Jaya, Malaysia and Chomburi, Thailand under the brand names POWERSCREEN, FINLAY, SIMPLICITY, CEDARAPIDS, ROYER, RE-TECH and JAQUES.

         Heavy Duty Inclined Screens and Feeders---are found in high tonnage applications. These units are typically custom designed to meet the needs of each customer. Although primarily found in stationary installations, Terex Earthmoving supplies a variety of screens and feeders for use on heavy duty portable crushing and screening spreads.

         Inclined Screens---are used in all phases of plant design from handling quarried material to fine screening. Capable of handling much larger capacity than a flat screen, inclined screens are most commonly found in large stationary installations where maximum output is required. This requires the ability to custom design and manufacture units that meet both the engineering and application requirements of the end user.

         Feeders---are generally situated at the primary end of the processing facility, requiring rugged design in order to handle the impact of the material being fed from front end loaders, excavators, etc. The feeder moves material to the crushing and screening equipment in a controlled fashion. Some feeders manufactured by Terex Earthmoving remove smaller sized materials through a short scalping area before reaching the crusher, significantly reducing the wear in the crusher chamber.

         Flat Screens---combine the high efficiency of a horizontal screen with the capacity, bearing life and low maintenance of an inclined screen. They are adaptable for heavy scalping, standard duty and fine screening applications and are engineered for durability and user friendliness.

         Dry Screening---is used to process materials such as sand, gravel, quarry rock, coal, construction and demolition waste, soil, compost and wood chips.

         Washing Screens---are used to separate, wash, scrub, dewater and stockpile sand and gravel. Products manufactured by Terex Earthmoving include a completely mobile single chassis washing plant incorporating separation, washing, dewatering and stockpiling, mobile and stationary screening rinsers, bucket-wheel dewaterers, scrubbing devices for aggregate, a mobile cyclone for maximum retention of sand particles, silt extraction systems, stockpiling conveyors and a sand screw system as an alternative option to the bucket-wheel dewaterers.

         Trommels---are used in the recycling of construction and demolition waste material, as well as soil, compost and wood chips. Trommels incorporate conveyors and variable speed fingertip control of the belts and rotating drum to separate the various materials. Terex Earthmoving manufactures a range of trommel and soil shredding equipment. Terex Earthmoving also designs, sources, installs, commissions and provides aftersales support for turnkey recycling systems. These systems are used to process construction and demolition waste, as well as decasing, segmenting and processing empty bottles. The soil shredding units are mainly used by landscape contractors and provide a high specification end product. Trommels are produced by Terex Earthmoving at its facilities in Lebanon, Pennsylvania under the brand names RE-TECH, ROYER and TEREX.

 Asphalt Equipment

         Terex Earthmoving manufactures asphalt mixing plants and asphalt pavers at its facilities in Cedar Rapids, Iowa, and Glasgow, Missouri.

         Asphalt Pavers---Terex Earthmoving sells asphalt pavers with maximum widths from 18 feet to 30 feet. Pavers are available in rubber tire and steel or rubber track designs. The smaller units have a maximum paving width of 18 feet and are used for commercial work such as parking lots, development streets and construction overlay projects. Mid-sized pavers are used for mainline and commercial projects and have maximum paving widths ranging from 24 to 28 feet. High production pavers are engineered and built for heavy-duty, mainline paving and are capable of 30 foot maximum paving widths. All of the above feature direct hydrostatic drive for maximum uptime, patented frame raise for maneuverability and three-point suspension for smooth, uniform mats. Terex Earthmoving's asphalt pavers are manufactured under the CEDARAPIDS and GRAYHOUND brand names in Cedar Rapids, Iowa.

         Asphalt Mixing Plants---are used by road construction companies to produce hot mix asphalt. The mixing plants are available in portable, relocatable and stationary configurations. Associated plant components and control systems are manufactured to offer customers a wide variety of equipment to meet individual production requirements. The asphalt mixing plants are manufactured under the CEDARAPIDS/STANDARD HAVENS brand name in Glasgow, Missouri.



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



 Light Construction Equipment

         Light construction equipment produced by us includes mobile and portable floodlighting systems, concrete power trowels, concrete placement systems, concrete finishing systems, generators and traffic control products.

         Light Towers---are used primarily to light work areas for night construction activity. They are towed to the work-site where the telescopic tower is extended and outriggers are deployed for stability. They are diesel powered and provide adequate light for construction activity for a radius of approximately 300 feet from the tower. Light towers are manufactured under the AMIDA, COLEMAN ENGINEERING and TEREX brand names.

         Power Trowels---are used to provide a smooth finish on concrete surfaces. They are used on soft cement as the concrete hardens. The power trowels are manufactured as walk-behind and ride-on models. Trowels are typically used in conjunction with other products manufactured by Terex Light Construction including light towers, power buggies, screed, and material spreaders. Power trowels are manufactured under the BARTELL brand name in Brampton, Ontario, Canada.

         Power Buggies---are used primarily to transport concrete from the mixer to the pouring site. Terex Amida power buggies include dump capacities from 10 to 21 cubic feet with both walk-behind and ride-on models. Power buggies are manufactured under the AMIDA, MORRISON and TEREX brand names in Rock Hill, South Carolina.

         Generators---are used to provide electric power on construction sites and other remote locations.

         Directional Arrowboards---are used to direct traffic around road construction sites. They are primarily solar powered, with solar panels continuously recharging batteries which provide power during night hours. Terex Amida arrowboards include 15 and 25 light configurations. Directional arrowboards are manufactured under the TEREX and AMIDA brands names in Rock Hill, South Carolina.

Backlog

         Our backlog as of December 31, 1999 and 2000 and March 31, 2000 and 2001 was as follows:

                                December 31,                March 31,
                                ------------                ---------
                              1999        2000           2000        2001
                              ----        ----           ----        ----
                                             (in millions)
Terex Lifting                   $167.0      $111.7         $181.8      $112.8
Terex Earthmoving                158.3       102.3          209.5        71.4
Other                              1.2         5.8            0.9         7.3
                             ---------   ---------      ---------   ---------
 Total                          $326.5      $219.8         $392.2      $191.5
                             =========   =========      =========   =========


         Substantially all of our backlog orders are expected to be filled within one year, although there can be no assurance that all such backlog orders will be filled within that time period. Our backlog orders represent primarily new equipment orders. Parts orders are generally filled on an as-ordered basis.

         Terex Lifting's backlog at December 31, 2000 decreased $55.3 million to $111.7 million as compared to $167.0 million at December 31, 1999. The decrease in backlog was due to the continued slowdown in the mobile crane segment and the effect of the sale of our truck-mounted forklift businesses in September 2000. The backlog at Terex Earthmoving decreased to $102.3 million at December 31, 2000 from $158.3 million at December 31, 1999, principally due to slowdowns in the mining business and improvements in delivery performance and lead-times within our crushing and screening business. Included in Other backlog are backlog orders of Terex Light Construction.

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


         Terex Lifting's backlog at March 31, 2001 decreased $69.0 million to $112.8 million as compared to $181.8 million at March 31, 2000. The decrease in backlog is consistent with the weak performance in the material handler and aerial work platform businesses and was also impacted by the divestiture of our Truck-mounted Forklift Business in September 2000. The backlog at Terex Earthmoving decreased to $71.4 million at March 31, 2001 from $209.5 million at March 31, 2000, principally due to the decline in the mining and articulated and rigid truck businesses and improvements in delivery performance and lead times within our crushing and screening business.

Distribution

         Terex Lifting distributes its products primarily through a global network of dealers and national accounts in over 1,000 different locations. Terex Lifting's telescopic mobile cranes are marketed in the great majority of the United States under the TEREX brand name. Terex Lifting's European telescopic mobile cranes distribution is carried out primarily under three brand names, TEREX, PPM and BENDINI, through a distribution network comprised of both distributors and a direct sales force. Terex Lifting sells its lattice boom cranes through a distribution network under the TEREX and AMERICAN brand names. Terex Lifting distributes its mobile cranes in Australia under the FRANNA and TEREX brand names. Telescopic boom truck mounted cranes are distributed by Terex Lifting under the RO-STINGER brand name. Terex Lifting sells its utility aerial devices under the TEREX TELELECT and RO-STINGER brands names principally through a network of North American distributors. Terex Lifting sells its aerial work platform products through a distribution network throughout the world, but principally in North America and Europe. Terex Lifting's aerial work platform products are sold under the brand names TEREX AERIALS and HOLLAND LIFT. Terex Lifting sells its tower cranes through a distribution network under the PEINER, COMEDIL and TEREX brand names. Terex Lifting's material and container handlers products are sold through a distribution network under the brand names of TEREX, SQUARE SHOOTER, PPM, P&H and ITALMACCHINE.

         With respect to Terex Earthmoving products, TEL markets trucks and replacement parts primarily through worldwide dealership networks. TEL's truck dealers are independent businesses, which generally serve the construction, mining, timber and/or scrap industries. Although these dealers carry products of a variety of manufacturers, and may or may not carry more than one of our products, each dealer generally carries only one manufacturer's "brand" of each particular type of product. We employ sales representatives who service these dealers from offices located throughout the world. Payhauler distributes its products primarily through a dealership network. Unit Rig distributes its products and services directly to customers primarily through its own distribution system. O&K Mining sells its hydraulic excavators and after-market parts and services primarily through its export sales department in Dortmund, Germany, through O&K Mining's global network of wholly-owned foreign subsidiaries and through dealership networks. Fermec sells its loader backhoes through a network of independent dealers and distributors throughout the world.

         Powerscreen distributes all screening products through a global network of dealers in more than 80 locations. The American dealers are supported by a distribution center located in Louisville, Kentucky. Most dealers are single line Powerscreen dealers. B.L. Pegson sells their entire range of crushers, screens and feeders worldwide through distributors under the PEGSON brand name. In total there are approximately 50 dealers, half of which are located in the United States and served by the distribution center in Louisville, Kentucky. Finlay distributes all products worldwide through a network of independent dealers. In total there are approximately 35 distributors located across five continents. Simplicity sells products through dealers, mainly located in the United States, as well as direct to original equipment manufactures. Most of Royer/Re-Tech's business is in the United States and their products are sold by distributors. Benford sell its products primarily through dealers and distributors.

         Cedarapids crushing and screening equipment and asphalt pavers (and aftermarket support parts for both of these lines) are sold principally through a worldwide network of distributors under the CEDARAPIDS brand name. There are approximately 40 domestic and 25 international dealers, many of which have multiple branch offices. Asphalt mixing plants are sold direct to end user customers under the CEDARAPIDS/STANDARD HAVENS brand name. Jaques,


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


Canica---Jaques, Jaques Malaysia and Jaques Thailand distribute their crushing and screening equipment primarily through a worldwide network of independent distributors and dealers.

         Terex Light Construction distributes its products through a global network of dealers and national accounts. We employ sales representatives who service these dealers throughout the world. Worldwide distribution is conducted under the AMIDA, BARTELL, MORRISON, BENFORD, MULLER, COLEMAN ENGINEERING and TEREX brand names.

Research and Development

         We maintain engineering staffs at several of our locations who design new products and improvements in existing product lines. Our engineering expenses are primarily incurred in connection with the improvements of existing products, efforts to reduce costs of existing products and, in certain cases, the development of products which may have additional applications or represent extensions of the existing product line. Such costs incurred in the development of new products or significant improvements to existing products of continuing operations amounted to $9.1, $9.1 and $8.2 million in 2000, 1999 and 1998, respectively.

Materials

         The principal materials we use in various manufacturing processes include steel, castings, engines, tires, hydraulic cylinders, drive trains, electric controls and motors, and a variety of other fabricated or manufactured items. In the absence of labor strikes or other unusual circumstances, substantially all materials are normally available from multiple suppliers. Current and potential suppliers are evaluated on a regular basis on their ability to meet our requirements and standards. Electric wheel motors and controls used in most of the Unit Rig product line are currently supplied exclusively by General Electric Company. We seek to develop alternative sources and have entered into a contract with General Atomics, a former defense contractor, who has developed electric wheel motors for the largest Unit Rig trucks. If we are unable to develop alternative sources, or if there is disruption or termination of our relationship with General Electric Company (which is not governed by a written contract), it could have a material adverse effect on Unit Rig's operations.

Competition

         Telescopic Mobile Cranes---The domestic telescopic mobile crane industry is comprised primarily of three manufacturers. We believe that Terex Lifting is the second largest domestic manufacturer. We believe that the number one domestic manufacturer is Grove Worldwide, and the number three domestic manufacturer is Link-Belt, a subsidiary of Sumitomo Corp. Our principal markets in Europe are in France, Italy and Spain, where we believe we have the largest market shares. In Europe, Terex Lifting's primary competitors are Grove Cranes Ltd, Liebherr and Mannesmann Dematic.

         Truck Mounted Cranes (Boom Trucks)---The United States boom truck industry is dominated by four manufacturers, of which we believe Terex-RO Corporation, a subsidiary of Terex, is the second largest behind Grove National.

         Tower Cranes---The tower crane industry includes two principal competitors, Liebherr and Potain, who combined represent well over half of the worldwide market. Terex and Wolf are the only other competitors with a multi-national presence; other manufacturers are small and regional.

         Lattice Boom Cranes---The lattice boom crane industry includes Manitowoc, Link-Belt, Mannesmann Dematic, Liebherr, and Hitachi. Manitowoc is the world leader in lifting capacities over 125 tons, and represents over half of the United States lattice boom crane market.

         Utility Aerial Devices---The utility aerial device industry is comprised primarily of three manufacturers. We believe that we are the second largest manufacturer in the United States of utility aerial devices behind Altec.

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


         Telescopic Container Stackers---We believe that four manufacturers account for a majority of the global market for telescopic container stackers. We believe that we are the second largest manufacturer behind Kalmar. Other manufacturers include Valmet Belloti and Taylor.

         Rough Terrain Telescopic Boom Material Handlers---OmniQuip (Textron), Caterpillar and Gradall (JLG) are the largest manufacturers of rough terrain telescopic material handlers. We believe that we are the fourth largest manufacturer of rough terrain telescopic material handlers.

         Aerial Work Platforms---The aerial work platform industry in North America is fragmented, with seven major competitors. We believe that we are the fifth largest manufacturer of aerial work platforms in North America, behind JLG, Genie, UpRight and OmniQuip. We believe that our market share in boom lifts is greater than our market share in scissor lifts.

         Off-Highway Trucks---North America and Europe account for a majority of the global market. Four manufacturers dominate the global market. We believe that we are the third largest of these manufacturers (behind Volvo and Caterpillar).

         High Capacity Surface Mining Trucks---The high capacity surface mining truck industry includes three principal manufacturers: Caterpillar, Komatsu-Dresser and Terex. We believe that we have had the leading market share since 1999.

         Large Hydraulic Excavators---The large hydraulic excavator industry is comprised of primarily seven manufacturers, the largest of which are Hitachi, Komatsu-DeMag, Liebherr and Caterpillar. We believe we are the largest manufacturer of hydraulic excavators having machine weights in excess of 200 tons. The largest hydraulic excavators also compete against electric mining shovels (rope excavators) from competitors such as Harnischfeger Corporation and Bucyrus International, Inc. and, for some applications, against bucket wheel loaders from competitors such as Caterpillar, Volvo and Komatsu-Dresser.

         Loader Backhoes---The loader backhoe industry is a competitive market reflecting a large number of competitors. The largest competitors are Caterpillar, CNH (including both its Case and New Holland brands), JCB, Fiat-Hitachi and John Deere. We believe that we are the fifth largest of these manufacturers in Europe and in the United States.

         Crushing and Screening Equipment---The crushing industry is a competitive market reflecting a large number of competitors. The two largest competitors are Nordberg, a subsidiary of Metso Corporation, and Svedala Industri A.B. We believe that we are the third largest manufacturer. The screening industry includes six principal manufacturers: Extec (U.K.), Nordberg (Metso Corporation) (Finland), Astec Industries (U.S.), Svedala (Sweden), Ohio Screen (U.S.), and Parker Plant (U.K.). We believe that we are the market leader in the mobile screening industry.

         Asphalt Pavers---The asphalt paver industry includes four principal manufacturers: Blaw-Knox (Ingersoll-Rand), Barber Greene (Caterpillar), Roadtec (Astec Industries) and us. We believe that we are the third largest manufacturer.

         Asphalt Mixing Plants---The asphalt mixing plant industry includes three principal manufacturers: Astec Industries, CMI Corporation, and Gencor Corporation. We believe that we are the fourth largest manufacturer.

         Light Towers---The United States light tower market is dominated by three manufacturers. We believe that we are the largest manufacturer followed by Allmand Bros. and Ingersoll-Rand.

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


         Light Concrete Equipment---The light concrete equipment market is fragmented with numerous small manufacturers. We believe that Allen Engineering, Multiquip, and Wacker are the primary extended line competitors. We believe that we are the third largest extended line manufacturer in this category.

Employees

         As of December 31, 2000, we had approximately 6,150 employees. We consider relations with our personnel to be good. Approximately 34% of our employees are represented by labor unions which have entered into or are in the process of entering into various separate collective bargaining agreements with us. We experienced a labor strike at our Terex Lifting manufacturing facility in Waverly, Iowa during December 1999 and January 2000 which was settled in January 2000. The strike at Waverly had no material affect on the conduct of business or financial results of the Terex Lifting segment as a whole.

Patents, Licenses and Trademarks

         Several of our trademarks and trade names, in particular the TEREX, LORAIN, UNIT RIG, MARKLIFT P&H, PPM, TELELECT, SQUARE SHOOTER, PAYHAULER, O&K, HOLLAND LIFT, AMERICAN, ITALMACCHINE, PEINER, COMEDIL, FRANNA, POWERSCREEN, CEDARAPIDS, FINLAY, SIMPLICITY, B.L. PEGSON, MATBRO, BENFORD, MULLER, RE-TECH, JAQUES, CANICA-JAQUES, AMIDA, MORRISON, BRIMONT, EARTHKING, FERMEC, COLEMAN ENGINEERING and BARTELL trademarks, are important to our business. We own and maintain trademark registrations and patents in countries where we conduct business, and monitor the status of our trademark registrations and patents to maintain them in force and renews them as required. We also protect our trademark, trade name and patent rights when circumstances warrant such action, including the initiation of legal proceedings, if necessary. P&H is a registered trademark of Harnischfeger Corporation which we have the right to use for certain products pursuant to a license agreement until 2011. We also have the right to use the O&K and Orenstein & Koppel names (which are registered trademarks of Orenstein & Koppel) for most applications in the mining business for an unlimited period of time. All other trademarks and trade names referred to in this offering circular are either our registered trademarks or those of our subsidiaries.

Environmental Considerations

         We generate hazardous and non-hazardous wastes in the normal course of its operations. As a result, we are subject to a wide range of federal, state, local and foreign environmental laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for hazardous and non-hazardous wastes, and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous substances. Compliance with such laws and regulations has, and will, require expenditures by us on a continuing basis. However, we have not incurred, and do not expect to incur in the future, any material capital expenditures for environmental control facilities.

Seasonal Factors

         We market a large portion of our products in North America and Europe, and our sales of trucks, asphalt mixing plants, mobile crushing and screening equipment, cranes and light construction equipment during the fourth quarter of each year to the construction industry are usually lower than sales of such equipment during each of the first three quarters of the year because of the normal winter slowdown of construction activity. However, sales of trucks and excavators to the mining industry are generally less affected by such seasonal factors.

                       DESCRIPTION OF CERTAIN INDEBTEDNESS

Existing Notes

         On March 9, 1999, we issued and sold in a private placement $100.0 million in aggregate principal amount of 8-7/8% Senior Subordinated Notes due 2008 (the "1999 Senior Subordinated Notes"). Subsequently, these notes were exchanged pursuant to a registered exchange offer for registered notes identical in all material respects (other than with respect to transfer restrictions) to the 1999 Senior Subordinated Notes (the "1999 Existing Notes"). The 1999 Existing Notes are jointly and severally guaranteed by certain domestic subsidiaries. The net proceeds from the offering were used to repay a portion of the outstanding indebtedness under our credit facilities and for acquisitions.

         On March 31, 1998, we issued and sold in a private placement $150.0 million in aggregate principal amount of 8-7/8% Senior Subordinated Notes due 2008 (the "1998 Senior Subordinated Notes"). Subsequently, these notes were exchanged pursuant to a registered exchange offer for registered notes identical in all material respects (other than with respect to transfer restrictions) to the 1998 Senior Subordinated Notes (the "1998 Existing Notes," and together with the 1999 Existing Notes, the "Existing Notes"). The 1998 Existing Notes are jointly and severally guaranteed by certain domestic subsidiaries. The net proceeds from the offering were used to fund a portion of the aggregate consideration for the acquisition of O&K Mining.

 Ranking

         The Existing Notes are our general unsecured obligations, subordinate in right of payment to all our Senior Indebtedness (as defined in the indentures governing the Existing Notes), whether outstanding on the date of the note indenture or thereafter incurred, and senior in right of payment to or pari passu with all of our other indebtedness. For more information, see "Capitalization." The Existing Notes will rank equal to the New Notes.

 Optional Redemption

         Except as noted below, the Existing Notes are not redeemable at our option before April 1, 2003. Thereafter, the Existing Notes will be subject to redemption at any time at our option, in whole or in part, at specified redemption prices plus accrued and unpaid interest, if any, thereon to the applicable redemption date. In addition, at any time prior to April 1, 2001, we may on any one or more occasions redeem up to 33.3% of the original aggregate principal amount of either the 1999 Existing Notes or the 1998 Existing Notes or both at a redemption price of 108.875% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of redemption, with the net proceeds of one or more offerings of our common equity. However, at least 65% of the original aggregate principal amount of each of the 1999 Existing Notes and the 1998 Existing Notes must remain outstanding immediately after each occurrence of redemption.

 Certain Covenants

         The indentures governing the Existing Notes contain certain covenants that, among other things, significantly limit our ability and the ability of our subsidiaries to (a) incur additional indebtedness, (b) issue preferred stock,
(c) pay dividends, (d) make certain other restricted payments, (e) create certain liens, (f) enter into certain transactions with affiliates, (g) sell our assets or the assets of our subsidiaries, (h) issue or sell equity interests of the subsidiaries or (i) enter into certain mergers and consolidations. In addition, under certain circumstances, we will be required to offer to purchase the 1999 Existing Notes and the 1998 Existing Notes at a price equal to 100.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase with the proceeds of certain asset sales.

 Change of Control

         After the occurrence of a change of control (as defined in the indentures for the Existing Notes), we will be required to make an offer to repurchase the 1999 Existing Notes and the 1998 Existing Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

Existing Bank Credit Facilities

         On March 29, 2001, we entered into an amended and restated bank credit facility with several financial institutions. This bank credit facility currently consists of a secured global revolving credit facility (described below) aggregating up to $125.0 million (described below) and a term loan facility with an outstanding principal amount of $122.9 million as of the date of this Prospectus. The revolving credit facility is used for working capital and general corporate purposes, including acquisitions. With limited exceptions, our obligations under this credit facility are secured by (i) a pledge of all of the capital stock of our domestic subsidiaries, (ii) a pledge of 65% of the stock of our foreign subsidiaries and (iii) a first priority security interest in, and mortgages on, substantially all of our assets and those of our domestic subsidiaries. This bank credit facility contains covenants limiting our activities, including, without limitation, limitations on dividends and other payments, liens, investments, incurrence of indebtedness, mergers and asset sales, related party transactions and capital expenditures. This bank credit facility also contains certain financial and operating covenants, including a maximum leverage ratio, a minimum interest coverage ratio and a minimum fixed charge coverage ratio.

         The outstanding principal amount of the term loan currently bears interest, at our option, at a rate of 2.75% per annum in excess of the adjusted eurodollar rate or, with respect to U.S. Dollar denominated alternate base rate loans, 1.75% in excess of the prime rate. The term loan amortizes in an annual percentage of 1% during each of year of the term of the loan and the balance in the last year of the term of the loan. The term loan is subject to mandatory prepayment in certain circumstances and are voluntarily prepayable without payment of a premium (subject to reimbursement of the lenders' costs in case of prepayment of eurodollar loans other than on the last day of an interest period.)

         The outstanding principal amount of loans under the revolving credit facility bears interest, at our option, at an all-in drawn cost of 1.375% per annum in excess of the adjusted eurocurrency rate or, with respect to U.S. Dollar denominated alternate base rate loans, at an all-in drawn cost of 0.375% per annumin excess of the prime rate. The revolving credit facility will terminate on March 6, 2004.

         On March 29, 2001, we entered into an amended and restated Tranche C credit agreement. This bank credit facility currently consists of a secured global revolving credit facility (described below) aggregating up to $175.0 million (described below) and a term loan facility with an outstanding principal amount of $289.2 million as of the date of this Prospectus. The term loans under this facility mature in March 2006 and bear interest, at our option, at a rate of 3.0% per annum in excess of the adjusted Eurodollar rate or 2.0% in excess of the prime rate.

         The outstanding principal amount of loans under the Tranche C revolving credit facility bears interest, at our option, at an all-in drawn cost of 1.375% per annum in excess of the adjusted eurocurrency rate or, with respect to U.S. Dollar denominated alternate base rate loans, at an all-in drawn cost of 0.375% per annum in excess of the prime rate. The revolving credit facility will terminate on March 6, 2005.

         If for any reason we are unable to comply with the terms of the bank credit facilities, including the covenants included therein, such noncompliance could result in an event of default under our bank credit facilities and could result in acceleration of the payment of the indebtedness outstanding under our bank credit facilities.

The Letter of Credit Facility

         In addition to the bank credit facilities, we received also have a separate $50 million letter of credit facility. Letters of credit issued under this facility do not decrease availability under the revolving credit facility.

                          DESCRIPTION OF THE NEW NOTES

         Terex will issue the New Notes under an Indenture dated as of March 29, 2001 (the "Indenture"), among us, the Subsidiary Guarantors and United States Trust Company of New York, as trustee.

         The following is a summary of certain provisions of the Indenture and the New Notes. The following summary of certain provisions of the Indenture and the New Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture and the New Notes, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act. We urge you to read the Indenture and form of notes because they, not this description, define your rights as holders of these notes. You may request copies of these documents at our address set forth under the heading "Where You can Find More Information."

         In this section, entitled "Description of the New Notes," when we refer to "Terex," "we," "our" or "us," we are referring to Terex Corporation and not its subsidiaries.

         We will consider the Old Notes and New Notes collectively to be a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase.

General

         Principal of, premium, if any, and interest on the New Notes will be payable, and the New Notes may be exchanged or transferred, at the office or agency of Terex in the Borough of Manhattan, the City of New York (which initially shall be the corporate trust office of the trustee, at 111 Broadway, Lower Level, Corporate Trust Window, New York, New York 10005), except that, at the option of Terex, payment of interest may be made by check mailed to the address of the holders as such address appears in the Note register.

         The New Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. See "-- Book-Entry, Delivery and Form." No service charge shall be made for any registration or exchange of notes, but Terex may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Terms of the New Notes

         The New Notes:

               will be unsecured senior subordinated obligations of Terex maturing on April 1, 2011;

               will be subordinate in right of payment to certain other debt obligations of Terex; and

               will bear interest at 10-3/8% per annum from their date of original issuance, or from the most recent date to which interest has been paid or provided for which we will pay semiannually.

         Subject to compliance with the covenant described under "Certain Covenants---Limitation on Indebtedness," we may issue additional notes under the Indenture in a principal amount not to exceed $300 million in the aggregate (the "additional notes"). The New Notes will be subordinate in right of payment to certain of our other debt obligations. The New Notes will be payable semiannually to holders of record at the close of business on the March 15 or September 15 immediately preceding the interest payment date on April 1 and October 1 of each year, commencing October 1, 2001. We will pay interest on overdue principal at 1% per annum in excess of such rate, and will pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest on the New Notes will be computed on the basis of a 360-day year of twelve 30-day months.

Optional Redemption

         Except as set forth in the following paragraph, we will not be entitled to redeem the New Notes at our option prior to April 1, 2006. Thereafter, we will be entitled at our option to redeem all or a portion of the New Notes, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 1 of the years set forth below:

                                                                      Redemption
Period                                                                 Price

2006                                                                 105.188%
2007                                                                 103.458%
2008                                                                 101.729%
2009 and thereafter                                                  100.000%

         In addition, before April 1, 2004, we may at our option on one or more occasions redeem in the aggregate up to 33.3% of the original principal amount of the New Notes (including the original principal amount of any additional notes) with the proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 110.375% plus accrued interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the aggregate principal amount of the New Notes originally outstanding remains outstanding (including the original principal amount of any additional notes) after each such redemption.

         In the case of any partial redemption, we will select the New Notes for redemption in accordance with the requirements of the principal national securities exchange, if any, on which the New Notes are listed or, if the New Notes are not listed on a securities exchange, the trustee will select the New Notes on a pro rata basis, by lot or by such other method as the trustee in its sole discretion shall deem to be fair and appropriate, although no note in original principal amount of $1,000 or less shall be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note.

         The New Notes will not have the benefit of a sinking fund.

Subsidiary Guarantees

         Our obligations pursuant to the New Notes, including the repurchase obligation resulting from a Change of Control, will be unconditionally guaranteed, jointly and severally, on a senior subordinated basis, by each of the Subsidiary Guarantors. Each Subsidiary Guarantee will not exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. If a Subsidiary Guarantee were to be rendered voidable, a court could deem it unenforceable or subordinate it to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guarantee could be reduced to zero. See "Risk Factors---Since the New Notes are subordinated senior debt, there may not be sufficient assets to pay amounts owed on the New Notes if a default occurs."

         Pursuant to the Indenture, a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under "---Certain Covenants---Merger and Consolidation;" provided, however, that if such other Person is not Terex or another Subsidiary Guarantor, such Subsidiary Guarantor's obligations under its

Subsidiary Guarantee must be expressly assumed by such other Person. However, generally upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor (in each case other than to us or any of our Affiliates) permitted by the Indenture (including pursuant to the exercise of remedies in respect of any Lien on the capital stock of a Subsidiary Guarantor, which Lien secures outstanding Bank Indebtedness), such Subsidiary Guarantor will be released and relieved from all its obligations under its Subsidiary Guarantee.

Subordination

         The indebtedness evidenced by the New Notes will be our senior subordinated obligations. The payment of the principal of, premium (if any), and interest, on the New Notes is contractually subordinated in right of payment as set forth in the Indenture, to the prior payment in full of all of our Senior Indebtedness.

         The obligations of a Subsidiary Guarantor under its Subsidiary Guarantee will be a senior subordinated obligation of such Subsidiary Guarantor. As such, the rights of noteholders to receive payment by a Subsidiary Guarantor pursuant to its Subsidiary Guarantee will be contractually subordinated in right of payment to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor. The terms of the subordination provisions described herein with respect to our obligations under the New Notes apply equally to a Subsidiary Guarantor and the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee.

         Our indebtedness and indebtedness of the Subsidiary Guarantors that constitutes Senior Indebtedness will rank senior to the New Notes and the relevant Subsidiary Guarantee in accordance with the provisions of the Indenture. The New Notes will in all respects rank pari passu with all of our other Senior Subordinated Indebtedness and the Subsidiary Guarantees will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Subsidiary Guarantors. Furthermore, the New Notes will rank senior to all of our other Subordinated Obligations and the Subsidiary Guarantees will rank senior to all other Subordinated Obligations of the Subsidiary Guarantors. See "---Subsidiary Guarantees," "Risk Factors-Since the New Notes are subordinated senior debt, there may not be sufficient assets to pay amounts owed on the New Notes if a default occurs" and "Risk Factors---As a result of fraudulent conveyance laws, a court could void a guarantee of a subsidiary, in which event noteholders would cease to have a claim against such subsidiary guarantor."

         As of December 31, 2000, (i) the Senior Indebtedness of Terex and the Subsidiary Guarantors, to which the New Notes are contractually subordinated, was approximately $429 million, consisting principally of $413 million of Indebtedness Incurred under the Credit Facility, (ii) there was approximately $245 million of Senior Subordinated Indebtedness of Terex or the Subsidiary Guarantors ranking pari passu with the New Notes or the Subsidiary Guarantees, consisting of the Old Notes and the subsidiary guarantees thereof, and (iii) there were no Subordinated Obligations ranking junior to the New Notes or the Subsidiary Guarantees.

         In addition, claims of creditors of our subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such subsidiaries, and claims of preferred stockholders (if any) of such subsidiaries, generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including the holders of the New Notes, even if such obligations do not constitute Senior Indebtedness. The New Notes therefore will be effectively subordinated to existing and future liabilities of our subsidiaries, except to the extent that the Subsidiary Guarantees may be enforceable by holders of the New Notes against the Subsidiary Guarantors.

         We and the Subsidiary Guarantors have agreed in the Indenture that none of us will Incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in right of payment to its Senior Indebtedness unless such Indebtedness is, among other things, Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured.

         We may not pay principal of, premium (if any) or interest on, the New Notes or make any deposit pursuant to the provisions described under "Defeasance" below and may not repurchase, redeem or otherwise retire any notes

(collectively, "pay the New Notes") if (i) any amount of principal, interest or other payments due under the Designated Senior Indebtedness has not been paid when due and remains outstanding or (ii) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full. However, we may pay the New Notes without regard to the foregoing if we and the trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause
(i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated either immediately without further notice (except such notice as may be required to effect such acceleration) or upon the expiration of any applicable grace periods, we may not pay the New Notes for a period (a "Payment Blockage Period")
(a) commencing upon the receipt by the trustee (with a copy to us) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and (b) ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the trustee and Terex from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing (solely as evidenced by written notice to the trustee by the Representative of such Designated Senior Indebtedness which notice shall be promptly delivered) or
(iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions described in the first sentence of this paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, we may resume payments on the New Notes after the end of such Payment Blockage Period. The New Notes will not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

         Upon any payment or distribution of the assets of either us or any Subsidiary Guarantor upon a total or partial liquidation or dissolution or reorganization of or similar proceeding, or any bankruptcy, insolvency, receivership or similar proceeding, relating to either us or any Subsidiary Guarantor or its property or an assignment for the benefit of creditors or marshalling of assets and liabilities of ours or any Subsidiary Guarantor: (i) the holders of Senior Indebtedness will be entitled to receive payment in full of such Senior Indebtedness before the noteholders are entitled to receive any payment, and (ii) until the Senior Indebtedness is paid in full, any payment or distribution to which noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear. If a payment or distribution is made to noteholders that, due to the subordination provisions, should not have been made to them, such noteholders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

         If payment of the New Notes is accelerated because of an Event of Default, we or the trustee will promptly notify the holders of Designated Senior Indebtedness or the Representative of such holders of the acceleration.

         Under the terms of the Indenture, in the event of insolvency: (i) our creditors or the creditors of a Subsidiary Guarantor who are holders of Senior Indebtedness of Terex or such Subsidiary Guarantor, as the case may be, may recover more, ratably, than the noteholders, and (ii) our creditors or the creditors of such Subsidiary Guarantor who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the noteholders.

         The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the trustee for the payment of principal of and interest on the New Notes pursuant to the provisions described under "---Defeasance."

Change of Control

         If we undergo a Change of Control, each holder shall have the right to require us to repurchase all or any part of such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

         Within 15 Business Days following any Change of Control, we will mail a notice to the trustee and to each holder stating, among other things:

         (1) that a Change of Control has occurred and that such holder has the right to require us to purchase such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

         (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

         (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

         (4) the instructions determined by us, consistent with the covenant described hereunder, that a holder must follow in order to have its notes purchased.

         We will comply in all material respects, to the extent applicable, with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended, and any other securities laws or regulations in connection with the repurchase of notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

         Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under "---Certain Covenants---Limitation on Indebtedness" and "---Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries." Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the New Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders protection in the event of a highly leveraged transaction.

         If a Change of Control offer is made, we can not assure the holders that we will have available funds sufficient to pay the purchase price for all of the New Notes that might be delivered by holders seeking to accept the Change of Control offer. Our failure to make or consummate the Change of Control offer or pay the purchase price when due will give the trustee and the holders the rights described under "---Events of Default."

         The existence of a holder's right to require us to offer to repurchase such holder's notes upon a Change of Control may deter a third party from acquiring Terex in a transaction which constitutes a Change of Control.

         The Credit Facility, under certain circumstances, prohibits us from purchasing any New Notes prior to its expiration, and will also provide that the occurrence of certain change of control events with respect to Terex would constitute a default thereunder. In the event a Change of Control occurs at a time when we are prohibited from purchasing notes, we may (but are not required to) seek the consent of our lenders to the purchase of notes or may (but are not required to) attempt to refinance the borrowings that contain such prohibition.

If we do not obtain such a consent or repay such borrowings, we will remain prohibited from purchasing notes. In such case, our failure to purchase tendered notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payment to the holders of notes.

         Future Indebtedness that we may Incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require such Indebtedness to be repaid or repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase the New Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders following the occurrence of a Change of Control may be limited by our then existing financial resources. We can not assure the holders that sufficient funds will be available when necessary to make any required repurchases.

         The provisions under the Indenture relating to our obligation to make an offer to repurchase the New Notes as a result of a Change of Control may be waived or modified with the written consent of each holder of notes then outstanding.

Certain Covenants

         The Indenture contains covenants including, among others, the following:

 Limitation on Indebtedness

         (a) Terex will not Incur, directly or indirectly, any Indebtedness (including Acquired Indebtedness) unless, on the date of such Incurrence, and after giving pro forma effect thereto, (i) no Default or Event of Default shall have occurred and be continuing or would occur and (ii) the Consolidated Cash Flow Coverage Ratio at the date of such issuance exceeds 2.0 to 1.0.

          (b)  Notwithstanding  paragraph  (a),  Terex may  Incur the  following
Indebtedness:

               (1) Indebtedness Incurred pursuant to the Credit Facility, together with all Indebtedness then outstanding and Incurred pursuant to clause (1) of "---Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" below, not to exceed in outstanding principal amount the greater of (1) $950 million at any time outstanding and (2) the sum of (x) 80% of the consolidated book value of the net accounts receivable of Terex and (y) 50% of the consolidated book value of the inventory of Terex, in each case determined in accordance with GAAP;

               (2) Indebtedness owed to and held by a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in such Subsidiary ceasing to be a Restricted Subsidiary, or any transfer of such Indebtedness (other than to a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by Terex;

               (3) the Old Notes and the New Notes (other than additional notes);

               (4) Indebtedness (other than Indebtedness described in clause
          (1), (2), or (3) above) outstanding on March 29, 2001 (including the Existing Notes);

               (5) any Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4) or
          (8) or this clause (5) or pursuant to clause (5) of the covenant described under "---Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" below;

               (6) obligations of Terex pursuant to (A) Interest Rate Protection Agreements in respect of Indebtedness of Terex that is permitted by the terms of the Indenture to be outstanding to the extent the notional principal amount of such obligation does not exceed the aggregate principal amount of the Indebtedness to which such Interest

          Rate Protection Agreements relate, (B) Currency Agreement Obligations in respect of foreign exchange exposures Incurred by Terex in the ordinary course of its business and (C) commodity agreements of Terex to the extent entered into in the ordinary course of business to protect Terex from fluctuations in the prices of raw materials used in its business;

               (7) Indebtedness of Terex consisting of obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets by Terex or any Restricted Subsidiary permitted under the Indenture;

               (8) Capital Lease Obligations, Purchase Money Indebtedness and Acquired Indebtedness (to the extent not Incurred in connection with, or in anticipation or contemplation of, the relevant transaction) in an aggregate principal amount, together with the principal amount of Indebtedness Incurred pursuant to clause (9) of "---Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries," not exceeding $15 million at any one given time outstanding;

               (9) performance bonds, surety bonds, insurance obligations or bonds and other similar bonds or obligations incurred by Terex in the ordinary course of business consistent with past practice;

               (10) Floor Plan Guarantees;

               (11) Indebtedness Incurred pursuant to the terms of the outstanding Common Stock Appreciation Rights, as such terms are in effect on March 29, 2001; and

               (12) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of Terex then outstanding (other than Indebtedness permitted by paragraph (a) or clauses (1) through
          (11) of this paragraph (b)) does not exceed $5 million (less the amount of any Subsidiary Indebtedness and Preferred Stock then outstanding and Incurred pursuant to clause (12) of "---Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries").

         (c) Except to the extent that such Indebtedness is permitted to be Incurred pursuant to paragraphs (a) and (b) above and the provisions of "---Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries," Terex will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the New Notes or the relevant Subsidiary Guarantee, as applicable, to at least the same extent as such Subordinated Obligations.

         (d) For purposes of determining compliance with the covenants entitled "---Limitation on Indebtedness" and "---Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries," in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, Terex, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses.

         (e) For purposes of determining amounts of Indebtedness under the covenants entitled "---Limitation on Indebtedness" and "---Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries," Indebtedness resulting from security interests granted with respect to Indebtedness otherwise included in the determination of Indebtedness, and Guarantees (and security interests with respect thereof) of, or obligations with respect to letters of credit supporting, Indebtedness otherwise included in the determination of Indebtedness shall not be included in the determination of Indebtedness.

         (f) Indebtedness of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary of Terex (including upon designation of any subsidiary or other person as a Restricted Subsidiary) or is merged with or into or consolidated with Terex or a Restricted Subsidiary of Terex shall be deemed to have been Incurred at the time such Person becomes such a Restricted Subsidiary of Terex or merged with or into or consolidated with Terex or a Restricted Subsidiary of Terex, as applicable.

 Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries

         Terex will not permit any Restricted Subsidiary to Incur, directly or indirectly, any Indebtedness or Preferred Stock (except that a Subsidiary Guarantor shall be permitted to issue Preferred Stock) except for the following:

         (1) Indebtedness Incurred pursuant to the Credit Facility, together with the aggregate amount of all Indebtedness then outstanding and issued pursuant to clause (b)(1) of "Limitation on Indebtedness" above, not to exceed in outstanding principal amount the greater of (1) $950 million at any time outstanding and (2) the sum of (x) 80% of the consolidated book value of the net accounts receivable of Terex and (y) 50% of the consolidated book value of the inventory of Terex, in each case determined in accordance with GAAP;

         (2) Indebtedness or Preferred Stock issued to and held by Terex or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock that results in any such Subsidiary ceasing to be a Restricted Subsidiary or (B) any subsequent transfer of such Indebtedness or Preferred Stock (other than to Terex or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness or Preferred Stock by the issuer thereof;

         (3) Acquired Indebtedness (to the extent not Incurred in connection with, or in anticipation or contemplation of, the relevant transaction) of such Restricted Subsidiary; provided that after giving effect to the Incurrence of such Acquired Indebtedness, Terex could incur $1.00 of Indebtedness pursuant to paragraph (a) under "---Limitation on Indebtedness";

         (4) Indebtedness or Preferred Stock (other than any described in clause
(1), (2) or (3)) outstanding on March 29, 2001 (including Guarantees in respect of the Existing Notes);

         (5) Refinancing indebtedness Incurred in respect of Indebtedness or Preferred Stock referred to in clause (3), (4) or (10) or this clause (5); provided, however, that to the extent such Refinancing Indebtedness Refinances Acquired Indebtedness or Preferred Stock of a Restricted Subsidiary that is not a Wholly Owned Subsidiary, such Refinancing Indebtedness shall be Incurred only by such Restricted Subsidiary;

         (6) Obligations of a Restricted Subsidiary pursuant to (A) Interest Rate Protection Agreements in respect of Indebtedness of the Restricted Subsidiary that is permitted by the terms of the Indenture to be outstanding to the extent the notional principal amount of such obligation does not exceed the aggregate principal amount of the Indebtedness to which such Interest Rate Protection Agreements relate, (B) Currency Agreement Obligations in respect of foreign exchange exposures Incurred by the Restricted Subsidiary in the ordinary course of its business and (C) commodity agreements of the Restricted Subsidiary to the extent entered into in the ordinary course of business to protect the Restricted Subsidiary from fluctuations in the prices of raw materials used in its business;

         (7) Indebtedness consisting of the Subsidiary Guarantees (other than in respect of additional notes);

         (8) Indebtedness of any Restricted Subsidiary consisting of Obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets by any Restricted Subsidiary permitted under the Indenture;

         (9) Capital Lease Obligations, Purchase Money Indebtedness and Acquired Indebtedness (to the extent not Incurred in connection with, or in anticipation or contemplation of, the relevant transaction) in an aggregate principal amount not exceeding, together with the principal amount of Indebtedness Incurred pursuant to clause (b)(8) of "---Limitation on Indebtedness," $15 million at any one given time outstanding;

         (10) performance bonds, surety bonds, insurance obligations or bonds and other similar bonds or obligations incurred by a Restricted Subsidiary in the ordinary course of business consistent with past practice;

         (11) Floor Plan Guarantees; and

         (12) Indebtedness and Preferred Stock in an aggregate principal amount which, together with any other Indebtedness or Preferred Stock of Restricted Subsidiaries then outstanding (other than Indebtedness or Preferred Stock permitted by clauses (1) through (11) of this Section) does not exceed $5 million (less the amount of any Indebtedness then outstanding and Incurred pursuant to clause (b)(12) of "---Limitation on Indebtedness").

Limitation on Liens Securing Subordinated Indebtedness

         Terex will not, and will not permit any Restricted Subsidiary to, create, Incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens) upon any of their respective assets or properties now owned or acquired after the date of the Indenture or any income or profits therefrom securing either:

         (1) any Indebtedness of Terex or a Restricted Subsidiary which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of Terex or such Restricted Subsidiary, as the case may be, unless the New Notes or the relevant Subsidiary Guarantee, as the case may be, are equally and ratably secured for so long as such Indebtedness is so secured; provided that, if such Indebtedness which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of Terex or a Restricted Subsidiary is expressly subordinate or junior to the New Notes or the relevant Subsidiary Guarantee, as the case may be, then the Lien securing such subordinated or junior Indebtedness shall be subordinate and junior to the Lien securing the New Notes or the relevant Subsidiary Guarantee, as the case may be, with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the New Notes or the relevant Subsidiary Guarantee, as the case may be, or

         (2) any assumption, guarantee or other liability of Terex or any Restricted Subsidiary in respect of any Indebtedness of Terex or a Restricted Subsidiary which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of Terex or such Restricted Subsidiary, unless the New Notes or the relevant Subsidiary Guarantee, as the case may be, are equally and ratably secured for so long as such assumption, guaranty or other liability is so secured; provided that, if such subordinated Indebtedness which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of Terex or a Restricted Subsidiary is expressly by its terms subordinate or junior to the New Notes or the relevant Subsidiary Guarantee, as the case may be, then the Lien securing the assumption, guarantee or other liability of such Subsidiary shall be subordinate and junior to the Lien securing the New Notes or the relevant Subsidiary Guarantee, as the case may be, with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the New Notes or the relevant Subsidiary Guarantee, as the case may be.

 Limitation on Other Senior Subordinated Indebtedness

         Terex will not, and will not permit any Restricted Subsidiary to, create, Incur, assume, guarantee or in any other manner become liable with respect to any Indebtedness that is subordinate in right of payment to any Senior Indebtedness of Terex or any such Restricted Subsidiary, unless such Indebtedness (a) is in the form of additional notes, in which case this covenant will not apply, or (b) (i) has a maturity date subsequent to the Stated Maturity of the New Notes and an Average Life longer than that of the New Notes and (ii) is also pari passu with, or subordinate in right of payment to, the New Notes or the relevant Subsidiary Guarantee, as the case may be.

 Limitation on Restricted Payments

         (a) Terex will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving Terex) or to the direct or indirect holders of its Capital Stock in their capacities as such (except dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to Terex or any Restricted Subsidiary (and, if the Restricted Subsidiary making such dividends or distributions has any stockholders other than Terex or another Restricted Subsidiary, to such stockholders on no more than a pro rata basis, measured by value)), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Terex, any Restricted Subsidiary or any other Affiliate of Terex, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or (iv) make any Restricted Investment (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment being herein referred to as a "Restricted Payment") if at the time Terex or such Restricted Subsidiary makes such Restricted Payment:

               (1) a Default shall have occurred and be continuing (or would result therefrom); or

               (2) Terex would not be permitted to issue an additional $1.00 of Indebtedness pursuant to paragraph (a) under "---Limitation on Indebtedness" after giving pro forma effect to such Restricted Payment; or

               (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since March 31, 1998 would exceed the sum of:

                           (A) 50% of the Consolidated Net Income accrued during
                  the period (treated as one accounting period) from the beginning of the first full fiscal quarter commencing after March 31, 1998 to the end of the most recent fiscal quarter for which financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit) plus

                           (B) the aggregate Net Cash Proceeds received by Terex
                  from (x) the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to March 31, 1998 (other than an issuance or sale to a Subsidiary or an employee stock ownership plan or similar trust in the benefit of employees) and (y) the issue or sale (other than an issuance or sale to a Subsidiary or an employee stock ownership plan or similar trust in the benefit of employees) after March 31, 1998 of Disqualified Stock or debt securities that have been converted or exchanged in accordance with their terms for Capital Stock of Terex (other than Disqualified Stock), in each case to the extent such proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of Terex or any Restricted Subsidiary or to make any Investment pursuant to clause (8) of the definition of "Permitted Investment."

         (b) The provisions of clauses (2) and (3) of paragraph (a) shall not prohibit:

                  (1) any purchase or redemption of Capital Stock or Subordinated Obligations of Terex made by exchange for, or out of the proceeds of the substantially concurrent sale or issuance of, Capital Stock of Terex (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan); provided, however, that the Net Cash Proceeds from such sale shall be excluded from clause (3)(B) of paragraph (a);

                  (2) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividend shall be deducted in the calculation of the amount of Restricted Payments available to be made referred to in clause (3) of paragraph
         (a) above;

                  (3) the repurchase of shares of, or options to purchase shares of, Capital Stock of Terex or any of its Subsidiaries from employees, former employees, directors or former directors of Terex or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of any repurchases pursuant to this clause (3) and any purchases pursuant to clause (4) below shall not exceed $500,000 per year or $3.5 million in the aggregate on or after March 31, 1998;

                  (4) provided that no Default or Event of Default shall have occurred or be continuing at the time of such payment or after giving effect thereto, the purchase by Terex of shares of its common stock (for not more than fair market value) in connection with the delivery of such stock to grantees under any stock option plan (upon the exercise by such grantees of their stock options) or any other deferred compensation plan of Terex approved by the Board of Directors; provided, however, that the aggregate amount of any purchases pursuant to this clause (4) and any repurchases pursuant to clause (3) above shall not exceed $500,000 per year or $3.5 million in the aggregate on or after March 31, 1998;

                  (5) the redemption, purchase, retirement or other payoff of any Subordinated Obligations with the proceeds of any Refinancing Indebtedness permitted to be incurred pursuant to the terms of clause
         (b)(5) of "-Certain Covenants---Limitation on Indebtedness" and clause
         (5) of "-Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries"; and

                  (6) provided that no Default or Event of Default shall have occurred or be continuing at the time of such payment or after giving effect thereto, other Restricted Payments in an aggregate amount not to exceed $10 million; provided, however, that such payment shall be deducted in the calculation of the amount of Restricted Payments available to be made referred to in clause (3) of paragraph (a) above.

 Limitation on Restrictions on Distributions from Restricted Subsidiaries

         Terex will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits to Terex or a Restricted Subsidiary or pay any Indebtedness or other obligation owed to Terex or a Restricted Subsidiary, (b) make any loans or advances to Terex or any other Restricted Subsidiary or (c) transfer any of its property or assets to Terex or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of:

                  (1) the Credit Facility as in effect on March 29, 2001, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that such amendments, restatements, renewals, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Facility (or, if more restrictive, than those contained in the Indenture) immediately prior to any such amendment, restatement, renewal, replacement or refinancing,

                  (2) applicable law,

                  (3) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by Terex or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition); provided, however, that (A) such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person, and (B) the consolidated net income of an Acquired Person for any period prior to such acquisition shall not be taken into account in determining whether such acquisition was permitted by the terms of the Indenture,

                  (4) by reason of customary non-assignment provisions in leases or other agreements entered into the ordinary course of business and consistent with past practices,

                  (5) Purchase Money Indebtedness for property acquired in the ordinary course of business that only impose restrictions on the property so acquired,

                  (6) an agreement for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary; provided, however, that such restriction is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under "---Limitation on Sales of Assets and Subsidiary Stock" below; provided, further, however, that such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement through a termination date not later than 270 days after such execution and delivery, or

                  (7) Refinancing Indebtedness permitted under the Indenture; provided, however, that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing.

         Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with past practice, nor (b) Liens permitted under the Indenture, shall in and of themselves be considered a restriction on the ability of the applicable Restricted Subsidiary to transfer such agreements or assets, as the case may be.

 Limitation on Sales of Assets and Subsidiary Stock

     (a) Terex will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

                  (1) Terex or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition and at least 75% of the consideration thereof received by Terex or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents, and

                  (2) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Terex (or such Restricted Subsidiary, as the case may be):

                           (A) first, (x) to the extent Terex elects (or is
                  required by the terms of any Senior Indebtedness), to prepay, repay or purchase Senior Indebtedness of Terex within 360 days of such Asset Disposition, (y) at Terex's election to the investment by Terex or any Wholly Owned Subsidiary or such Restricted Subsidiary in long-term assets to replace the assets that were the subject of such Asset Disposition or a long-term asset that (as determined in good faith by the Board of Directors) is directly related to the business of Terex and the Restricted Subsidiaries existing on March 29, 2001, in each case within 360 days from the date of such Asset Disposition, or (z) a combination of the foregoing purposes within such 360-day period;

                           (B) second, to the extent of the balance of such Net
                  Available Cash after application in accordance with clause
                  (A), to make a pro rata offer to purchase notes at par (and, to the extent required by the instrument governing such Indebtedness, any other Senior Subordinated Indebtedness designated by Terex, at a price no greater than par) plus accrued and unpaid interest, and

                           (C) third, to the extent of the balance of such Net
                  Available Cash after application in accordance with clauses
                  (A) and (B), for general corporate purposes otherwise permitted under the Indenture; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (B) above, Terex or such Subsidiary shall retire such Indebtedness and cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section, Terex and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section except to the extent that the aggregate Net Available Cash from all Asset Dispositions (including any Asset Dispositions made since March 29, 2001) which are not applied in accordance with this Section exceeds $10 million.

                  Pending application of Net Available Cash pursuant to this Section, such Net Available Cash shall be used to temporarily reduce Senior Indebtedness or invested in Cash Equivalents.

         For the purposes of this covenant, the following is deemed to be cash or Cash Equivalents: the express assumption of Indebtedness (other than any Indebtedness that is by its terms subordinated to the New Notes) of Terex or any Restricted Subsidiary, but only to the extent that such assumption is effected on a basis under which there is no further recourse to Terex or any of the Restricted Subsidiaries with respect to such liabilities.

         (b) In the event of an Asset Disposition that requires the purchase of the New Notes (and other Senior Subordinated Indebtedness) pursuant to clause
(a)(2)(B) above, Terex will purchase notes tendered pursuant to an offer by Terex for the New Notes (and, to the extent required, other Senior Subordinated Indebtedness) at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture which will include, among other things, that the offer shall remain open for 20 Business Days following its commencement. If the aggregate purchase price of notes (and, to the extent required, any other Senior Subordinated Indebtedness) tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, Terex will be required to apply the remaining Net Available Cash in accordance with clause (a)(2)(C) above. Terex will not be required to make such an offer to purchase notes (and other Senior Subordinated Indebtedness) pursuant to this covenant if the Net Available Cash available therefor is less than $10 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to any subsequent Asset Disposition).

         (c) Terex will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Terex will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

 Limitation on Affiliate Transactions

         (a) Terex will not, and will not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any asset or property or the rendering of any service) with any Affiliate of Terex (other than any employee stock ownership plan for the benefit of Terex's or a Restricted Subsidiary's employees) unless the terms of such business, transaction or series of transactions are:

                  (1) set forth in writing;

                  (2) as favorable to Terex or such Restricted Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arms length dealings with an unrelated third Person; and

                  (3) a majority of the disinterested members of the Board of Directors have, by resolution, determined in good faith that such business or transaction or series of transactions meets the criteria set forth in (2) above;

provided, however, that if such transaction involves an amount in excess of $10 million, Terex shall also obtain from a nationally recognized independent investment banking firm, accounting firm or appraisal firm with experience in evaluating the terms and conditions of such type of business or transactions an opinion that such transaction is fair from a financial point of view to Terex or its Restricted Subsidiary, as the case may be; provided, further, however, that the provisions of both clause (3) above and the preceding proviso shall not apply with respect to any such business, transaction or series of transactions between Terex or any Subsidiary Guarantor, on the one hand, and any Restricted

Subsidiary, on the other hand, which business, transaction or series of transactions is entered into in the ordinary course of business.

         (b)   The provisions of the foregoing paragraph (a) will not prohibit:

               (1) any Restricted Payment permitted to be made pursuant to the covenant described under "---Limitation on Restricted Payments," or any payment or transaction specifically excepted from the definition of Restricted Payment;

               (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans entered into in the ordinary course of business and approved by a majority of the entire Board of Directors or by a majority of the disinterested members of the Board of Directors or a majority of the entire board of directors or a majority of the disinterested members of the board of directors of the relevant Restricted Subsidiary;

               (3) the grant of stock options or similar rights to employees and directors pursuant to plans approved by a majority of the entire Board of Directors or by a majority of the disinterested members of the Board of Directors or a majority of the entire board of directors or a majority of the disinterested members of the board of directors of the relevant Restricted Subsidiary;

               (4) loans or advances to officers, directors or employees in the ordinary course of business;

               (5) the payment of reasonable fees to directors of Terex and its Restricted Subsidiaries who are not employees of Terex or its Restricted Subsidiaries;

               (6) any Affiliate transaction between Terex and a Subsidiary Guarantor, between Subsidiary Guarantors, or between Restricted Subsidiaries (neither of which is a Subsidiary Guarantor);

               (7)   indemnification   or  insurance  provided  to  officers  or
          directors of Terex or any Subsidiary approved in good faith by the Board of Directors;

               (8) payment of compensation and benefits to directors, officers and employees of Terex and its Subsidiaries approved in good faith by the Board of Directors; and

               (9) the purchase of or the payment of Indebtedness of or monies owed by Terex or any of its Restricted Subsidiaries for goods or materials purchased, or services received, in the ordinary course of business.

 Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries

         Terex will not sell or otherwise dispose of any Capital Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except (1) to Terex or a Wholly Owned Subsidiary, (2) if, immediately after giving effect to such issuance, sale or other disposition, neither Terex nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary, (3) Preferred Stock of a Subsidiary Guarantor, or (4) directors qualifying shares.

 Merger and Consolidation

         Terex will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets (computed on a consolidated basis) to, any Person or group of affiliated Persons, unless:

         (1) the resulting, surviving or transferee Person shall be Terex or, if not Terex, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (the "Successor Company"), and such Successor Company shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the trustee, all the obligations of Terex under the New Notes and this Indenture (and the Subsidiary Guarantees shall be confirmed as applying to such Person's obligations);

         (2) at the time of and immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person or any Subsidiary as a result of such transaction as having been Incurred by such Person or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

         (3) immediately after giving effect to such transaction, the resulting, surviving or transferee Person would be able to Incur at least $1.00 of Indebtedness pursuant to paragraph (a) of the "---Limitation on Indebtedness"; and

         (4) Terex shall have delivered to the trustee an Officers Certificate and if a supplemental indenture is required, an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

         The Successor Company will be the successor to Terex and shall succeed to, and be substituted for, and may exercise every right and power of, Terex under the Indenture, and the predecessor company, in the case of a conveyance, transfer or lease, shall be released from the obligation to pay the principal of and interest on the New Notes.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, Terex's interest in which constitutes all or substantially all of the properties and assets of Terex will be deemed to be the transfer of all or substantially all of the properties and assets of Terex.

         Terex will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to, any Person unless:

         (1) the resulting, surviving or transferee Person shall be Terex or a Subsidiary Guarantor or, if not Terex or such a Subsidiary Guarantor, shall be a corporation organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by executing a Subsidiary Guarantee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee;

         (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

         (3) immediately after giving effect to such transaction, Terex would be able to Incur at least $1.00 of Indebtedness pursuant to the "---Limitation on Indebtedness"; and

         (4) Terex delivers to the trustee an Officers Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Subsidiary Guarantee, if any. complies with the Indenture.

         The provisions of clauses (1), (2) and (3) above shall not apply to any one or more transactions which constitute (a) an Asset Disposition subject to the applicable provisions of the covenant described under "---Limitation on Sales of Assets and Subsidiary Stock" above or (b) the grant of any Lien on the assets of a Restricted Subsidiary to secure outstanding Bank Indebtedness, which Lien is otherwise permitted by the terms of the Indenture, or any conveyance or transfer of such assets resulting from an exercise of remedies in respect of any such Lien.

         Notwithstanding the foregoing, Terex may merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Subsidiary Guarantor, and a Subsidiary Guarantor may merge with or into, or convey, transfer or lease all or substantially all of its assets to, any other Subsidiary Guarantor.

         The phrase "all or substantially all" of the assets of Terex or a Subsidiary Guarantor will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of Terex or a Subsidiary Guarantor has occurred.

 Future Subsidiary Guarantors

         The Indenture provides that Terex and each Subsidiary Guarantor will cause each Restricted Subsidiary of Terex organized or existing under the laws of the United States, any state thereof or the District of Columbia of Terex which, after March 29, 2001 (if not then a Subsidiary Guarantor), becomes a Restricted Subsidiary to execute and deliver an indenture supplemental to the Indenture and thereby become a Subsidiary Guarantor which shall be bound by the Subsidiary Guarantee of the New Notes in the form set forth in the Indenture (without such future Subsidiary Guarantor being required to execute and deliver the Subsidiary Guarantee endorsed on the New Notes). In addition, the Indenture will provide that Terex will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to Guarantee any other Indebtedness of Terex or any Subsidiary Guarantor unless such Restricted Subsidiary simultaneously executes a supplemental indenture to the Indenture providing for the Guarantee of the payment of the New Notes by such Restricted Subsidiary, which Guarantee of the payment of the New Notes shall be subordinated to the Guarantee of such other Indebtedness to the same extent as the New Notes or the Subsidiary Guarantees, as applicable, are subordinated to such other Indebtedness; provided, however, that such Restricted Subsidiary shall not be required to so Guarantee the payment of the New Notes to the extent that such other Indebtedness does not exceed $1 million individually or, together with any other Indebtedness of Terex or any Subsidiary Guarantor Guaranteed by such Restricted Subsidiary, $3 million in the aggregate. Such Restricted Subsidiary shall be deemed released from its obligations under the Guarantee of the payment of the New Notes at any such time that such Restricted Subsidiary is released from all of its obligations under its Guarantee of such other Indebtedness unless such release results from the payment under such Guarantee of other Indebtedness.

 Limitation on Lines of Business

         The Indenture provides that neither Terex nor any of its Subsidiaries or Unrestricted Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors, is a Related Business.

 Limitation on Designations of Unrestricted Subsidiaries

         The Indenture provides that Terex may designate any Subsidiary of Terex (other than a Subsidiary Guarantor) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

     (1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

     (2) either (x) Terex's Investment in such Subsidiary does not exceed $1,000 or (y) Terex would be permitted under the Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the fair market value of Terex's Investment in such Subsidiary on such date.

         In the event of any such Designation, Terex shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described under "---Limitation on Restricted Payments" for all purposes of the

Indenture in the Designation Amount. The Indenture will further provide that Terex will not, and will not permit any Restricted Subsidiary to, at any time:

     (1) provide credit support for, or a guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness);

     (2)  be  directly  or  indirectly   liable  for  any  Indebtedness  of  any
Unrestricted Subsidiary; or

     (3) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except to the extent permitted under the covenant described under "---Limitation on Restricted Payments."

         The Indenture further provides that Terex may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

     (1) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

     (2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture and for all purposes of the Indenture shall be deemed to have been Incurred at such time.

         All Designations and Revocations must be evidenced by an Officers Certificate delivered to the trustee attaching a certified copy of the resolutions of the Board of Directors giving effect to such Designation or Revocation, as applicable, and certifying compliance with the foregoing provisions.

         Notwithstanding the foregoing, no Subsidiary that was a Subsidiary Guarantor as of March 29, 2001 shall be permitted to become an Unrestricted Subsidiary.

 SEC Reports

         Notwithstanding that Terex may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Terex will file with the SEC and provide within 15 days to the trustee and noteholders such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

Defaults

         An "Event of Default" is defined in the Indenture as the following:

     (1) a default in the payment of interest on the New Notes when due, continued for 30 days (whether or not prohibited by the subordination provisions of the Indenture);

     (2) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise (whether or not prohibited by the subordination provisions of the Indenture);

     (3) the failure by Terex to comply with its obligations under "---Certain Covenants---Merger and Consolidation" above;

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


     (4) the failure by Terex to comply for 30 days after notice with any of its obligations in the covenants described above under "Change of Control" (other than a failure to purchase notes) or under "---Certain Covenants---Limitation on Indebtedness," "---Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries," "---Limitation on Liens Securing Subordinated Indebtedness," "---Limitation on Other Senior Subordinated Indebtedness," "---Limitation on Restricted Payments," "---Limitation on Restrictions on Distributions from Restricted Subsidiaries," "---Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase the New Notes), "---Limitation on Affiliate Transactions," "---Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries," "---Future Subsidiary Guarantors," "---Limitation on Designations of Unrestricted Subsidiaries," or "---SEC Reports;"

     (5) the failure by Terex to comply for 60 days after notice with its other covenants, obligations, warranties or agreements contained in the Indenture;

     (6) Indebtedness of Terex or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million (the "cross acceleration provision");

     (7) certain events of bankruptcy, insolvency or reorganization of Terex or any Significant Subsidiary (the "bankruptcy provisions");

     (8) any judgment or decree for the payment of money, the portion of which is not covered by insurance is in excess of $10 million, which is rendered against Terex or any Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed (including pending appeal); or

     (9) any Subsidiary Guarantee by a Significant Subsidiary ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Subsidiary Guarantee or the Indenture) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee.

         However, a default under clause (4), (5) or (8) will not constitute an Event of Default until the trustee or the holders of 25% in principal amount of the outstanding notes notify Terex of the default and Terex does not cure such default within the time specified after receipt of such notice.

         If an Event of Default (other than the bankruptcy provisions relating to Terex) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on all the New Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately; provided, however, that for so long as the Credit Facility remains in effect, such declaration shall not become effective until the earlier of (1) five Business Days following delivery of notice to the Representative of such creditors of the intention to accelerate the New Notes or (2) the acceleration of any Indebtedness under the Credit Facility. If an Event of Default relating to the bankruptcy provisions relating to Terex occurs and is continuing, the principal of and interest on all the New Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the New Notes and its consequences.

         Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the New Notes unless:

     (1) such holder has previously given the trustee notice that an Event of Default is continuing;

     (2) holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

     (3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

     (4) the trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

     (5) the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

         Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the trustee reasonably determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability.

         The Indenture provides that if a Default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the trustee may withhold notice if and so long as the Board of Directors, the executive committee or a committee of its trust officers reasonably determines that withholding notice is in the best interest of the holders. In addition, Terex is required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate regarding knowledge of Terex's compliance with all covenants and conditions under the Indenture. Terex also is required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action Terex is taking or proposes to take in respect thereof.

Amendments and Waivers

         Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the New Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the New Notes) and, subject to certain exceptions, any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the New Notes then outstanding.

         Without the consent of each holder of an outstanding Note affected thereby, no amendment may:

          (1) reduce the amount of notes whose holders must consent to an amendment or waiver;

          (2) reduce the rate of or extend the time for payment of interest on any Note;

          (3) reduce the principal of or extend the Stated Maturity of any Note;

          (4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "---Optional Redemption" above or alter the provisions (including definitions) set forth under "Change of Control" above in a manner adverse to the holders;

          (5) make any Note payable in money or payable in a place other than that stated in the Note;

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


          (6) impair the right of any holder to receive payment of principal of and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes;

          (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

          (8) make any change to the subordination provisions (including definitions) of the Indenture that would adversely affect the holders; or

          (9) make any change in any Subsidiary Guarantee that would adversely affect the holders.

         Notwithstanding the preceding, without the consent of any holder, Terex and the trustee may amend the Indenture:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to provide for the assumption by a successor corporation of the obligations of Terex under the Indenture;

          (3) to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code);

          (4) to add guarantees with respect to the New Notes, to secure the New Notes;

          (5) to add to the covenants of Terex for the benefit of the holders or to surrender any right or power conferred upon Terex;

          (6) to make any change that does not adversely affect the rights of any holder; or

          (7) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

         However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness of Terex or any Restricted Subsidiary then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

         The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

         After an amendment under the Indenture becomes effective, Terex is required to mail to holders a notice briefly describing such amendment. However, the failure to give such notice to all holders, or any defect therein, will not impair or affect the validity of the amendment.

Transfer

         The registered holder of a Note will be treated as the owner of it for all purposes. The New Notes will be issued in registered form and will be transferable only upon the surrender of the New Notes being transferred for registration of transfer. Terex may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.




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Defeasance

         Terex at its option at any time may terminate all of its obligations under the New Notes and the Indenture ("legal defeasance"), except for certain obligations, including, but not limited to, those respecting the defeasance trust and obligations to register the transfer or exchange of the New Notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the New Notes.

         In addition, Terex at its option at any time may terminate its obligations under "Change of Control" and under the covenants described under "---Certain Covenants" (other than the covenant described under "---Merger and Consolidation") (and any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the New Notes), and the limitations contained in clause (3) of the first paragraph under "---Certain Covenants---Merger and Consolidation" above ("covenant defeasance"). In the event that a covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "---Defaults" will no longer constitute Events of Default with respect to the New Notes.

         Terex may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If Terex exercises its legal defeasance option, payment of the New Notes may not be accelerated because of an Event of Default with respect thereto.

         In order to exercise either defeasance option, Terex must irrevocably deposit in trust (the "defeasance trust") with the trustee money or U.S. Government Obligations in such amounts as will be sufficient, in the report of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an Opinion of Counsel to the effect that holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

         If the funds deposited with the trustee to effect legal defeasance or covenant defeasance are insufficient to pay the principal of, premium, if any, and interest on the New Notes when due, then the obligations of Terex under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Concerning the Trustee

         United States Trust Company of New York is the trustee under the Indenture and has been appointed by Terex as Registrar and Paying Agent with regard to the New Notes. Such bank may also act as a depository of funds for, or make loans to and perform other services for, Terex or its Affiliates in the ordinary course of business in the future.

         The holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture will provide that if an Event of Default occurs (and is not cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture. The trustee may resign at any time or may be removed by Terex. If the trustee resigns, is removed or becomes incapable of acting as trustee or if a vacancy occurs in the office of the trustee for any cause, a successor trustee shall be appointed in accordance with the provisions of the Indenture.

         If the trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to


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the provisions of, the Trust Indenture Act and the Indenture. The Indenture also contains certain limitations on the right of the trustee, as a creditor of Terex, to obtain payment of claims in certain cases, or to realize on certain property received by it in respect of any such claims, as security or otherwise.

Governing Law

         The Indenture provides that it, the Guarantees and the New Notes are governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain Definitions

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries (the "Acquired Person") (i) existing at the time such Person becomes a Restricted Subsidiary of Terex or at the time it merges or consolidates with Terex or any of its Restricted Subsidiaries or (ii) assumed in connection with the acquisition of assets from such Person.

     "Affiliate" of any specified Person means:

     (1) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person; or

     (2) any other Person who is a director or officer:

                  (A)      of such specified Person;

                  (B)      of any subsidiary of such specified Person; or

                  (C)      any Person described in clause (1) above.

     For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Disposition" means any sale, lease, transfer, conveyance or other disposition (or series of related sales, leases, transfers or dispositions) by Terex or any Restricted Subsidiary, including any disposition by means of a merger or consolidation (each referred to for the purposes of this definition as a "disposition"), of:

     (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors qualifying shares or shares required by applicable law to be held by a Person other than Terex or a Restricted Subsidiary);

     (2) all or substantially all the assets of any division or line of business of Terex or any Restricted Subsidiary; or

     (3) any other assets of Terex or any Restricted Subsidiary outside of the ordinary course of business of Terex or such Restricted Subsidiary

     (other than, in the case of (1), (2) and (3) above, a disposition by a Restricted Subsidiary to Terex or by Terex or a Restricted Subsidiary to a Wholly Owned Subsidiary); provided, however, that each of (x) the consummation of any sale or series of related sales of assets or properties of Terex and the Restricted Subsidiaries by Terex and any Restricted Subsidiaries having an aggregate fair market value of less than $1 million in any fiscal year and (y) the discounting of accounts receivable or the sale of inventory, in each case in the ordinary course of business, shall not be deemed an Asset Disposition.

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     "Average Life" means, as of the date of determination, with respect to any
Indebtedness or Preferred Stock, the quotient obtained by dividing:

     (1) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

     (2) the sium of all such payments.

     "Bank Indebtedness" means:

     (1) the Iindebtedness outstanding or arising under the Credit Facility up to a maximum principal amount of $950 million;

     (2) all obligations and other amounts owing to the holders of such Indebtedness or any agent or representative thereof outstanding or arising under the Credit Facility (including, but not limited to, interest (including interest accruing on or after the filing of any petition in bankruptcy, reorganization or similar proceeding relating to Terex or any Restricted Subsidiary, whether or not a claim for such interest is allowed in such proceeding), fees, charges, indemnities, expense reimbursement obligations and other claims under the Credit Facility); and

     (3) all Hedging Obligations arising in connection therewith with any party to the Credit Facility.

     "Board of Directors" means the Board of Directors of Terex or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Lease Obligations" of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such capital lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

     "Cash Equivalents" means:

     (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

     (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Services or Moody's Investors Service, Inc.;

     (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Rating Services or at least P-1 from Moody's Investors Service, Inc.;

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     (4) certificates of deposit or bankers acceptances maturing within one year from the date of acquisition thereof issued by (x) any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or (y) a commercial banking institution organized and located in a country recognized by the United States of America, in each case having at the date of acquisition thereof combined capital and surplus of not less than $200 million (or the foreign currency equivalents thereof);

     (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

     (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above; and

     (7) other short-term investments utilized by foreign Restricted Subsidiaries in accordance with normal investment practices for cash management not exceeding $1.0 million in aggregate principal amount outstanding at any time.

     "Cash Flow" for any period means the Consolidated Net Income for such period, plus the following (but without duplication) to the extent deducted in calculating such Consolidated Net Income for such period:

     (1) income tax expense;

     (2) Consolidated Interest Expense;

     (3) depreciation expense and amortization expense, provided that consolidated depreciation and amortization expense of a Subsidiary that is not a Wholly Owned Subsidiary shall only be added to the extent of the equity interest of Terex in such Subsidiary; and

     (4) all other non-cash charges (other than any recurring non-cash charges to the extent such charges represent an accrual of or reserve for cash expenditures in any future period).

     Notwithstanding clause (4) above, there shall be deducted from Cash Flow in any period any cash expended in such period that funds a non-recurring, non-cash charge accrued or reserved in a prior period which was added back to Cash Flow pursuant to clause (4) in such prior period.

     "Change of Control" means the occurrence of any of the following events:

     (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of Terex, whether as a result of issuance of securities of Terex, any merger, consolidation, liquidation or dissolution of Terex, any direct or indirect transfer of securities or otherwise;

   (2)            (A)   another   corporation   merges  into  Terex  or  Terex
          consolidates with or merges into any other corporation, or

                  (B) Terex conveys, transfers or leases all or substantially all its assets (computed on a consolidated basis) to any person or group, in one transaction or a series of transactions other than any conveyance, transfer or lease between Terex and a Wholly Owned Subsidiary of Terex, in each case in one transaction or a series of related transactions with the effect that either (x) immediately after such transaction any person or entity or group (as so defined) of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors or (y) the securities of Terex that are outstanding immediately prior to such transaction and which represent 100% of the combined voting power of the securities of Terex ordinarily having the right to vote in the election of directors are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the combined voting power of the securities of the surviving corporation ordinarily having the right to vote in the election of directors; or

     (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Terex (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Terex was approved by a vote of 60% of the directors of Terex then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Terex then in office.

     The phrase "all or substantially all" of the assets of Terex will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of Terex has occurred.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock Appreciation Rights" means up to 1,000,000 common stock appreciation rights issued on May 9, 1995 pursuant to a Common Stock Appreciation Rights Agreement between Terex and United States Trust Company of New York, as agent.

     "Consolidated Cash Flow Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of Cash Flow for the period of the most recent four consecutive fiscal quarters for which financial statements are available to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

     (1) if Terex or any Restricted Subsidiary has issued any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Cash Flow Coverage Ratio is an issuance of Indebtedness, or both, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been issued on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

     (2) if since the beginning of such period Terex or any Restricted Subsidiary shall have made any Asset Disposition, the Cash Flow for such period shall be reduced by an amount equal to the Cash Flow (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the Cash Flow (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Terex or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Terex and its continuing Restricted Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Terex and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

     (3) if since the beginning of such period Terex or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets (including Capital Stock of a Subsidiary), including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the issuance of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

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


     (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Terex or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (2) or (3) above if made by Terex or a Restricted Subsidiary during such period, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of Terex. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the average interest rate for the period up to the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months). For purposes of this definition, whenever pro forma effect is to be given to any Indebtedness Incurred pursuant to a revolving credit facility the amount outstanding under such Indebtedness shall be equal to the average of the amount outstanding during the period commencing on the first day of the first of the four most recent fiscal quarters for which financial statements are available and ending on the date of determination.

     "Consolidated Interest Expense" means, for any period, the total interest expense of Terex and its consolidated Restricted Subsidiaries, plus, to the extent not included in such interest expense but Incurred by Terex or its Restricted Subsidiaries:

     (1) interest expense attributable to capital leases;

     (2) amortization of debt discount;

     (3) capitalized interest;

     (4) original issue discount and non-cash interest payments or accruals;

     (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing;

     (6) net costs under Hedging Obligations (including amortization of fees);

     (7) dividends in respect of all Disqualified Stock held by Persons other than Terex, a Subsidiary Guarantor or a Wholly Owned Subsidiary;

     (8) interest Incurred in connection with investments in discontinued operations;

     (9) the interest portion of any deferred payment obligations constituting Indebtedness; and

     (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Terex) in connection with Indebtedness Incurred by such plan or trust.

     For purposes of this definition, interest expense attributable to any Indebtedness represented by the guarantee (other than (a) Guarantees permitted by the terms of clause (b)(10) of the covenant described under "---Certain Covenants---Limitation on Indebtedness" and (b)(11) of the covenant described under "---Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" and (b) Guarantees by Terex of Indebtedness of a consolidated Restricted Subsidiary or by a consolidated Restricted Subsidiary of Terex or


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


another consolidated Restricted Subsidiary) by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     "Consolidated Net Income" means, for any period, the net income or loss of Terex and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

     (1) any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) Terex's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Terex or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below) and (B) Terex's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

     (2) any net income of any Person acquired by Terex or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

     (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to Terex, except that (A) Terex's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to Terex or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause) and (B) Terex's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net income;

     (4) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of Terex or its consolidated subsidiaries (including pursuant to any sale and leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

     (5) all extraordinary, unusual or non-recurring gains, and any extraordinary or non-recurring loss as recorded on the statement of operations in accordance with GAAP; and

     (6) the cumulative effect of a change in accounting principles.

     "Credit Facility" means a collective reference to any term loan and revolving credit facilities (including, but not limited to, the amended and restated credit agreement, dated March 29, 2001, by and among Terex, certain of its subsidiaries and certain financial institutions, and the amended and restated Tranche C credit agreement, dated March 29, 2001, among Terex and certain financial institutions), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit facilities and/or related documents may be further amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Facility" shall include agreements in respect of reimbursement of letters of credit issued pursuant to the Credit Facility and agreements in respect of Hedging Obligations with lenders party to the Credit Facility and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Facility and all refunding, refinancings (in whole or in part) and replacements of any Credit Facility, including any agreement (i) extending the maturity of any indebtedness incurred thereunder or contemplated thereby, or (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of Terex and its Restricted Subsidiaries and their respective successors and assigns.

     "Currency Agreement Obligations" means the obligations of any person under a foreign exchange contract, currency swap agreement or other similar agreement or arrangement to protect such person against fluctuations in currency values.

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     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Depository" means The Depository Trust Company, its nominees and their respective successors.

     "Designated Senior Indebtedness" means (i) so long as any Bank Indebtedness is outstanding, such Bank Indebtedness and (ii) provided no Bank Indebtedness is outstanding, any other Senior Indebtedness of Terex permitted to be incurred under the Indenture which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $20 million and is specifically designated by Terex in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

     (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise prior to the 91st day after the Stated Maturity of the New Notes;

     (2) is convertible or exchangeable for Indebtedness or Disqualified Stock prior to the 91st day after the Stated Maturity of the New Notes; or

     (3) is redeemable at the option of the holder thereof, in whole or in part on or prior to the 91st day after the Stated Maturity of the New Notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the New Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under "---Certain Covenants --- Limitation on Sales of Assets and Subsidiary Stock" and "---Certain Covenants---Change of Control."

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Notes" means Terex's $150.0 million principal amount of 8-7/8% Senior Subordinated notes due 2008 issued under the Indenture, dated March 31, 1998, among Terex, the guarantors named therein and United States Trust Company of New York, as trustee, as such may be amended or supplemented from time to time and Terex's $100.0 million principal amount of 8-7/8% Senior Subordinated notes due 2008 issued under the Indenture, dated March 9, 1999, among Terex, the guarantors named therein and United States Trust Company of New York, as trustee, as such may be amended or supplemented from time to time.

     "Floor Plan Guarantees" means guarantees (including but not limited to repurchase or remarketing obligations) by Terex or a Restricted Subsidiary Incurred in the ordinary course of business consistent with past practice of Indebtedness Incurred by a franchise dealer, or other purchaser or lessor, for the purchase of inventory manufactured or sold by Terex or a Restricted Subsidiary, the proceeds of which Indebtedness is used solely to pay the purchase price of such inventory to such franchise dealer and any related reasonable fees and expenses (including financing fees), provided, however, that
(1) to the extent commercially practicable, the Indebtedness so guaranteed is secured by a perfected first priority Lien on such inventory in favor of the holder of such Indebtedness and (2) if Terex or such Restricted Subsidiary is required to make payment with respect to such guarantee, Terex or such Restricted Subsidiary will have the right to receive either (q) title to such inventory, (r) a valid assignment of a perfected first priority Lien in such inventory or (s) the net proceeds of any resale of such inventory.

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     "GAAP" means generally accepted accounting principles in the United States of America on March 29, 2001, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing in any manner any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

     (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements of negotiable instruments for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.

     "holder" or "noteholder" means the Person in whose name a Note is registered on the Registrar's books.

     "Inactive Subsidiary" means a Subsidiary which at the time of determination owns assets having a fair market value of less than $50,000, does not conduct any business activity and is not an obligor with respect to any Indebtedness.

     "Incur" means create, issue, assume, Guarantee, incur or otherwise become liable for, directly or indirectly, or otherwise become responsible for, contingently or otherwise, Indebtedness or Disqualified Stock; provided, however, that any Indebtedness or Disqualified Stock of a Person existing at the time such Person becomes a subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

     "Indebtedness" of any Person means, without duplication, and whether or not contingent:

     (1) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

     (2) all Capital Lease Obligations of such Person;

     (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

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     (4) all obligations of such Person for the  reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

     (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends);

     (6) to the extent not otherwise included in this definition, all Hedging Obligations;

     (7) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee (other than in each case by reason of activities described in the proviso to the definition of "Guarantee"); and

     (8) all obligations of the type referred to in clauses (1) through (7) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

         For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value to be determined in good faith by the Board of Directors. For purposes hereof, the amount of any Indebtedness issued with original issue discount shall be the original purchase price plus accrued interest, provided, however, that such accretion shall not be deemed an incurrence of Indebtedness.

     "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect Terex or any Restricted Subsidiary against fluctuations in interest rates.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable or deposits on the balance sheet of the Person making the advance or loan, in each case in accordance with GAAP) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary.

     For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "---Certain Covenants---Limitation on Restricted Payments":

     (1) "Investment" shall include the portion (proportionate to Terex's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Terex at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Terex shall be deemed to continue to have a permanent investment in an Unrestricted Subsidiary in an amount (if positive) equal to (x) Terex's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to Terex's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

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


     Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Preferred Stock or Disqualified Stock, or Capital Stock exchangeable, exercisable or convertible for any of the foregoing) of Terex in exchange for Capital Stock, property or assets of another Person constitute an Investment by Terex in such Person.

     "issue" means issue, assume, Guarantee, Incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary; and the term "issuance" has a corresponding meaning.

     "Lien" means any mortgage, pledge, security interest, privilege, conditional sale or other title retention agreement or other similar lien (statutory or otherwise), or encumbrance upon or with respect to any property of any kind, real or personal, moveable or immovable, now owned or hereafter acquired.

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom, in each case net of:

     (1) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;

     (2) all payments made on any Indebtedness which (A) is secured by any assets subject to such Asset Disposition, in accordance with the terms of any lien upon or other security agreement of any kind with respect to such assets, or (B) which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

     (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

     (4) reasonable amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by Terex or any Restricted Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition. Further, with respect to an Asset Disposition by a Subsidiary which is not a Wholly Owned Subsidiary, Net Available Cash shall be reduced pro rata for the portion of the equity of such Subsidiary which is not owned by Terex.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale plus, in the case of an issuance of Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible exchangeable debt), of Terex that were issued for cash on or after March 29, 2001, the amount of cash originally received by Terex upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt), net of attorneys fees, accountants fees, underwriters or placement agents fees, discounts or commissions and brokerage, consultant and other fees and expenses actually Incurred or required to be Incurred in connection with such issuance or sale and also net of taxes paid or payable as a result thereof.

     "Obligations" means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

     "Permitted Investment" means an Investment by Terex or any Restricted Subsidiary in:

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


     (1) Terex, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

     (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Terex or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

     (3) Investments in Cash Equivalents;

     (4) receivables owing to Terex or any Restricted Subsidiary if created or acquired in the ordinary course of business;

     (5) loans or advances to employees made in the ordinary course of business consistent with past practices of Terex or such Restricted Subsidiary;

     (6) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Terex or any Restricted Subsidiary or in satisfaction of judgments;

     (7) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "---Certain Covenants---Limitation on Sales of Assets and Subsidiary Stock";

     (8) so long as no Default has occurred and is continuing (or would result therefrom), any Investment made with the proceeds of a substantially concurrent sale of Capital Stock (other than Disqualified Stock) of Terex; provided, however, that the Net Cash Proceeds from such sale shall be excluded from clause 3(B) of Section (a) of the covenant described under "---Certain
Covenants---Limitation on Restricted Payments";

     (9) Investments by Terex or any Restricted Subsidiary, in an aggregate amount not to exceed $3 million, in an Unrestricted Subsidiary formed primarily for the purposes of financing purchases and leases of inventory manufactured by Terex or any Restricted Subsidiary;

     (10) Floor Plan Guarantees permitted by the terms of clause (b)(10) of the covenant described under "---Certain Covenants---Limitation on Indebtedness" and
(b)(11) of the covenant described under "---Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries"; and

     (11) other Investments that do not exceed in the aggregate $10 million at any one time outstanding.

     "Permitted Liens" means, with respect to any Person:

     (1) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

     (2) Liens imposed by law, including carriers , warehousemen's and mechanics Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings; or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

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


     (3) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves have been taken on the books of Terex;

     (4) Liens to secure the performance of statutory obligations or in favor of issuers of surety bonds, performance bonds, appeal bonds or letters of credit or other obligations of a like nature issued pursuant to the request of and for the account of such Person, in each case in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

     (5) Liens securing a Hedging Obligation so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing the Hedging Obligation;

     (6) Liens for the purpose of securing the payment (or the refinancing of the payment) of all or a part of any Purchase Money Indebtedness or Capital Lease Obligations relating to assets or property acquired, constructed or leased in the ordinary course of business provided that (x) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the cost of the assets or property so acquired or constructed and (y) such Liens shall not encumber any other assets or property of Terex or any Restricted Subsidiary other than such Assets or property and assets affixed or appurtenant thereto;

     (7) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by Terex and its Subsidiaries in the ordinary course of business;

     (8) Liens in favor of Terex and/or any of its Restricted Subsidiaries, other than such a Lien with respect to intercompany indebtedness if Terex or a Subsidiary Guarantor is not the beneficiary of such a Lien;

     (9) Liens securing Indebtedness of a Person existing at the time that such Person is acquired by, merged into or consolidated with Terex or any Restricted Subsidiary; provided, however, that such Liens were not incurred in connection with, or in contemplation of, such acquisition, merger or consolidation, and do not extend to any property or assets other than those of such Person;

     (10) Liens on property or assets existing at the time of acquisition thereof by Terex or any Restricted Subsidiary; provided, however, that such Liens were not incurred in connection with, or in contemplation of, such acquisition, and do not extend to any other property or assets;

     (11) Liens existing on March 29, 2001;

     (12) Liens arising from the rendering of a final judgement or order against Terex or any Restricted Subsidiary that does not give rise to an Event of Default;

     (13) encumbrances consisting of zoning restrictions, surety exceptions, utility easements, licenses, rights of way, easements of ingress or egress over property of Terex or any Restricted Subsidiary, rights or restrictions of record on the use of real property, minor defects in title, landlords and lessors liens under leases on property located on the rented premises, in each case not interfering in any material respect with the ordinary conduct of the business of Terex and the Restricted Subsidiaries;

     (14) Liens securing Senior Indebtedness;

     (15) Liens with respect to Floor Plan Guarantees permitted by the terms of clause (b)(10) of the covenant described under "---Certain
Covenants---Limitation on Indebtedness" and (b)(11) of the covenant described under "---Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries"; and

     (16) any extension, renewal, refinancing, refunding or replacement of any Permitted Lien, provided that such new Lien is limited to the property or assets that secured (or under the arrangement under which the original Permitted Lien, could secure) the obligations to which such Liens relate.

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


     "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "Public Equity Offering" means an underwritten primary or combined primary and secondary public offering of common stock (other than Disqualified Stock) of Terex pursuant to an effective registration statement under the Securities Act which public equity offering results in gross proceeds to Terex of not less than $50 million.

     "Purchase Money Indebtedness" means any Indebtedness of a Person to any seller or other Person incurred to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease) of any after acquired real or personal tangible property or assets related to the Business of Terex or the Restricted Subsidiaries and which is incurred substantially concurrently with such acquisition and is secured only by the assets so financed.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of Terex or any Restricted Subsidiary existing on March 29, 2001 or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

     (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (x) the Stated Maturity of the Indebtedness being Refinanced and (y) the Stated Maturity of the New Notes;

     (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

     (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less that the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus unpaid accrued interest) under the Indebtedness being Refinanced, plus actual fees and expenses Incurred in connection with the Refinancing;

provided, further, however, that (x) Refinancing Indebtedness shall not include
(1) Indebtedness of a Subsidiary that is not a Wholly Owned Subsidiary or a Subsidiary Guarantor that Refinances Indebtedness of Terex or (2) Indebtedness of Terex or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary, (y) if the Indebtedness being Refinanced is not Senior Indebtedness, then such Refinancing Indebtedness shall rank no more senior than, and shall be at least as subordinated in right of payment, to the New Notes as the Indebtedness being Refinanced and (z) Refinancing Indebtedness shall be secured only by assets of a similar type and in a similar amount to those that secured the Indebtedness so refinanced.

     "Related Business" means any business in the manufacture or sale of capital goods or parts or services, or otherwise reasonably related, ancillary or complementary to the businesses of Terex and the Restricted Subsidiaries on March 29, 2001.

     "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times be the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

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     "Restricted Investment" means an Investment other than a Permitted
Investment.

     "Restricted Subsidiary" means any Subsidiary of Terex that is not an Unrestricted Subsidiary.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of any Person secured by a Lien.

     "Senior Indebtedness" means with respect to Terex or any Subsidiary Guarantor (x) Bank Indebtedness and (y) any other Indebtedness that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly made senior in right of payment to the New Notes or the applicable Guarantee, other than:

     (1) any obligation of such Person to any subsidiary of such Person or to any officer, director or employee of such Person or any such subsidiary;

     (2) any liability of such Person for federal, state, local or other taxes owed or owing by such Person;

     (3) any accounts payable or other liability of such Person to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

     (4) any Indebtedness, Guarantee or obligation of such Person which is, expressly by its terms, subordinate or junior in any respect to any other Indebtedness, Guarantee or obligation of such Person;

     (5) that portion of any Indebtedness of such Person which at the time of issuance is issued in violation of the Indenture;

     (6) Indebtedness of such Person represented by Disqualified Stock; or

     (7) Capitalized Lease Obligations.

     "Senior Subordinated Indebtedness" means the New Notes and any other Indebtedness of Terex that specifically provides that such Indebtedness is to rank pari passu with the New Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of Terex which is not Senior Indebtedness.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of Terex within the meanings of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the final date specified in such security as the fixed date on which all outstanding principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of Terex or any Subsidiary Guarantor (whether outstanding on March 29, 2001 or thereafter Incurred) which is subordinate or junior in right of payment to the New Notes or the relevant Subsidiary Guarantee, as applicable, pursuant to a written agreement to that effect.

     "Subsidiary" means:

     (1) any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled


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


(without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

                  (A) Terex;

                  (B) Terex and one or more Subsidiaries; or

                  (C) one or more Subsidiaries; or

     (2) any limited partnership of which Terex or any Subsidiary is a general partner; or

     (3) any other Person (other than a corporation or limited partnership) in which Terex, or one or more other Subsidiaries or Terex and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof. Unless the context other wise requires, Subsidiary means each direct and indirect Subsidiary of Terex.

     "Subsidiary Guarantee" means a Guarantee by a Subsidiary Guarantor of Terex's Obligations with respect to the New Notes.

     "Subsidiary Guarantor" means any Subsidiary of Terex that Guarantees Terex's Obligations with respect to the New Notes.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C.ss.ss.77aaa-77bbbb) as in effect on the date of this Indenture.

     "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

     "Unrestricted Subsidiary" means any Subsidiary of Terex (other than a Subsidiary Guarantor) designated as such pursuant to and in compliance with the covenant described under "Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a resolution of the Board of Directors of Terex delivered to the trustee, subject to the provisions of such covenant.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Wholly Owned Subsidiary" means:

     (1) a Restricted Subsidiary all the Capital Stock of which (other than directors qualifying shares and shares held by other Persons to the extent such Shares are required by applicable law to be held by a Person other than Terex or a Restricted Subsidiary) is owned by Terex or one or more Wholly Owned Subsidiaries; and

     (2) each of Terex Cranes, Inc., P.P.M. Cranes, Inc., P.P.M. S.A., and any future wholly owned subsidiaries of any of the foregoing, in each case so long as Terex or one or more Wholly Owned Subsidiaries maintains a percentage ownership interest in such entity equal to or greater than such ownership interest (on a fully diluted basis) on the later of (A) March 29, 2001 or (B) the date such entity is incorporated or acquired by Terex or one or more Wholly Owned Subsidiaries.

Book-Entry, Delivery and Form

 General

     The New Notes initially will be issued in the form of one or more fully registered notes in global form (the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case for credit to the accounts of institutions that have accounts with DTC or its nominee (the "DTC participants") and to the accounts of institutions that have accounts with Euroclear or its nominee participants (the "Euroclear participants" and, collectively with the DTC participants, the "participants"). Each of DTC and Euroclear is referred to herein as a "Book Entry Facility." Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interest in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by a Book Entry Facility or its nominee (with respect to participants interests) for such Global Notes or by participants or persons that hold interests through participants (with respect to beneficial interests of persons other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Notes.

     So long as DTC, or its nominee, is the registered holder of the Global Notes, DTC or such nominee, as the case may be, will be considered the sole legal owner and holder of such notes represented by such Global Notes for all purposes under the Indenture and the New Notes. Except as set forth below, owners of beneficial interests in the Global Notes will not be entitled to have such Global Notes or any notes represented thereby registered in their names, will not receive or be entitled to receive physical delivery or certificated notes in exchange therefor and will not be considered to be the owners or holders of such Global Notes or any notes represented thereby for any purpose under the New Notes or the Indenture. We understand that under existing industry practice, in the event an owner of a beneficial interest in a Global Notes desires to take any action that DTC, as the holder of such Global Notes, is entitled to take, DTC would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Any payment of principal or interest due on the New Notes on any interest payment date or at maturity will be made available by us to the trustee by such date. As soon as possible thereafter, the trustee will make such payments to DTC or its nominee, as the case may be, as the registered owner of the Global Notes representing such notes in accordance with existing arrangements between the trustee and the depositary.

     We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of the Global Notes will credit immediately the accounts of the related participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Notes as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form of registered in "street name," and will be the responsibility of such participants.

     None of us, the trustee or any payment agent for the Global Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for other aspects of the relationship between the depositary and its participants or the relationship between such participants and the owners of beneficial interests in the Global Notes owning through such participants.

     Because of time zone differences, the securities account of a Euroclear participant purchasing an interest in a Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear participant, during the securities settlement processing day (which must be a business day for Euroclear) immediately following the DTC settlement date. Cash received in Euroclear as a result of sales of interests in a Global Note by or through a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear cash account only as of the business day following settlement in DTC.

         As long as the New Notes are represented by a Global Note, DTC's nominee will be the holder of such notes and therefore will be the only entity that can exercise a right to repayment or repurchase of such notes. See "Description of the New Notes---Change of Control" and "---Certain Covenants---Limitation on Sales of Assets and Subsidiary Stock." Notice by participants or by owners of beneficial interests in the Global Notes held through such participants of the exercise of the option to elect repayment of beneficial interests in notes represented by the Global Note must be transmitted to the relevant Book Entry Facility in accordance with its procedures on a form required by the relevant Book Entry Facility and provided to participants. In order to ensure that DTC's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such note must instruct the broker or other participant to exercise a right to repayment. Different firms have cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC. We will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

         Unless and until exchanged in whole or in part for notes in definitive form in accordance with the terms of the New Notes, the Global Notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of each successor.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of a Book Entry Facility, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us or the trustee will have any responsibility for the performance by a Book Entry Facility or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. We and the trustee may conclusively rely on, and shall be protected in relying on, instructions from a Book Entry Facility for all purposes.

 Certificated notes

         The Global Notes shall be exchangeable for corresponding notes in certificated fully registered form ("certificated notes") registered in the name of persons other than DTC or its nominee only if (A) DTC (i) notifies Terex that it is unwilling or unable to continue as depositary for the Global Notes or (ii) at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (B) there shall have occurred and be continuing an Event of Default (as defined in the Indenture) with respect to the applicable notes or (C) Terex executes and delivers to the trustee an order that the Global Notes shall be so exchangeable. Any certificated notes will be issued only in fully registered form, and shall be issued without coupons in denominations of $1,000 and integral multiples thereof. Any certificated notes so issued will be registered in such names and in such denominations as DTC shall request.

 The Clearing System

         DTC has advised us as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of participants, thereby elimination the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.


              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES


         The following summary describes the material United States federal income tax consequences of the ownership and disposition of the New Notes by U.S. Holders (as defined below) who acquire such securities in the Exchange Offer (the "Initial U.S. Holders"). This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, changes to any of which subsequent to the date of this Prospectus may affect the tax consequences described herein. This summary discusses only Notes held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules, such as persons who are not U.S. Holders (as defined below) or Initial U.S. Holders, certain financial institutions, insurance companies, tax-exempt entities, dealers in securities or foreign currency and holders who hold the New Notes as part of a straddle, hedging, conversion or other integrated transaction. Holders of Notes should consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

         As used herein, the term "U.S. Holder" means a beneficial owner of a Note that, for United States federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust, if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of such trust.

Exchange Offer

         The exchange of Old Notes for New Notes pursuant to the Exchange Offer will not result in any federal income tax consequences to U.S. Holders. When a U.S. Holder exchanges an Old Note for a New Note pursuant to the Exchange Offer, the U.S. Holder will have the same adjusted basis and holding period in the New Note as in the Old Note immediately before the exchange. There will be no federal income tax consequences of the Exchange Offer to nonexchanging Holders.

Payment of Interest

         Stated interest paid on a New Note will generally be taxable as ordinary income at the time it accrues or is received in accordance with the U.S. Holder's method of accounting for federal income tax purposes. In addition, a U. S. Holder will be required to report, as interest income, "original issue discount" on the New Notes, identical to the original issue discount on the Old Notes.

Sale, Exchange or Redemption

         Upon the sale, exchange or redemption of a New Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or redemption (excluding amounts attributable to accrued and unpaid interest, which amounts will be includible as ordinary interest income) and such U.S. Holder's tax basis in the New Note. Gain or loss realized on the sale, exchange or redemption or a New Note will be capital gain or loss. Capital gains or losses recognized on New Notes held more than one year (including the period of ownership of the Old Notes) will be treated as long-term capital gains or losses. The deduction of capital losses is subject to certain limitations. Investors should consult their tax advisors regarding the treatment of capital gains and losses.

         THE FOREGOING IS A SUMMARY OF THE PRINCIPAL FEDERAL INCOME TAX CONSEQUENCES TO A U.S. HOLDER OF A NEW NOTE. EACH HOLDER OF AN OLD NOTE IS URGED TO CONSULT ITS TAX ADVISOR TO DETERMINE THE SPECIFIC FEDERAL INCOME TAX CONSEQUENCES OF ACCEPTING THE EXCHANGE OFFER, AS WELL AS THE EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.


                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives New Notes for its own account as a result of the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the Expiration Date, we will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

         We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account as a result of the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any of these resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any of these broker-dealers and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that it received for its own account as a result of the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any of these resales of New Notes and any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 90 days after the Expiration Date, we will send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.

         We have agreed to pay all expenses incident to this Exchange Offer other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the New Notes (including any broker-dealers) against some liabilities, including liabilities under the Securities Act.


                                  LEGAL MATTERS

         Certain legal matters with respect to the New Notes offered hereby will be passed upon for Terex by Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104.


                                     EXPERTS

     The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a Registration Statement on Form S-4 under the Securities Act, to register the New Notes offered hereby. This Prospectus does not contain all of the information that you can find in the Registration Statement, as permitted by the rules and regulations of the Securities and Exchange Commission. As a result, statements in this Prospectus concerning the contents of any contract or other document are not necessarily complete. You should read the full text of any contract or document filed as an exhibit to the Registration Statement for a more complete understanding of the contract or document or matter involved.

         While any New Notes remain outstanding, we will make available, upon request, to any holder of New Notes the information required pursuant to Rule 144 (d)(4) under the Securities Act of 1933 during any period in which we are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934. Any such request should be directed to the our Corporate Secretary.

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. The Exchange Act file number for our Securities and Exchange Commission filings is 1-12302. You may read and copy any document we file at the following Securities and Exchange Commission public reference rooms:

Judiciary Plaza              500 West Madison Street        7 World Trade Center
450 Fifth Street, N.W.                    14th Floor                  Suite 1300
Rm. 1024                     Chicago, Illinois 60661          New York, NY 10048
Washington D.C. 20549

         You may obtain information on the operation of the public reference room in Washington, D.C. by calling the Securities and Exchange Commission at 1-800-SEC-0330. We file information electronically with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available from the Securities and Exchange Commission's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. You may also inspect our Securities and Exchange Commission reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         We can disclose important information to you by referring you to those documents that we have previously filed with the Securities and Exchange Commission or documents that we file with the Securities and Exchange Commission in the future. The information incorporated by reference is considered to be part of this Prospectus, and information in documents that we file later with the Securities and Exchange Commission will automatically update and supersede information in this Prospectus. We incorporate by reference the documents listed below into this offering circular, and any future filings made by us with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we close this exchange offer. The documents we incorporate by reference are:

     1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     2. Our Quarterly Report on Form 10-Q for the calendar quarter ended March 31, 2001.

     3. Our definitive proxy materials on Schedule 14A as filed with the Securities and Exchange Commission on April 6, 2001.

     4. Our Current Report on Form 8-K dated March 14, 2001 and filed on March 15, 2001.

     5. Our Current Report on Form 8-K dated March 22, 2001 and filed on March 23, 2001.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and number: Terex Corporation,
Attention: Secretary, 500 Post Road East, Suite 320, Westport, Connecticut 06880; telephone (203) 222-7170.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law ("DGCL") and
Article IX of Terex's Restated By-laws provide for the indemnification of Terex's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act.

         Article IX of Terex's Restated By-laws generally requires Terex to indemnify its officers and directors against all liabilities (including judgments, settlements, fines and penalties) and reasonable expenses incurred in connection with the investigation, defense, settlement or appeal of certain actions, whether instituted by a third party or a stockholder (either directly or indirectly) and including specifically, but without limitation, actions brought under the Securities Act, and/or the Exchange Act; except that no such indemnification will be permitted if such director or officer was not successful in defending against any such action and it is determined that the director or officer breached or failed to perform his or her duties to Terex, and such breach or failure constitutes (i) a willful breach of his or her "duty of loyalty", (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law, (iii) a violation of Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) a transaction where such individual derived an improper financial profit (unless it is deemed that such profit is immaterial in light of all of the circumstances) (collectively, "Breach of Duty"). Notwithstanding the foregoing, subject to certain exceptions, the Restated By-laws provide that directors or officers initiating an action, are not entitled to indemnification.

         The Restated By-laws also establish certain procedures by which (i) a director or officer may request an advance on his or her reasonable expenses, prior to the final disposition of an action, (ii) Terex may withhold an indemnification payment from a director or officer, (iii) a director or officer may be entitled to partial indemnification and (iv) a director or officer may challenge Terex's denial to furnish him or her with requested indemnification. Additionally, the Restated By-laws provide that the adverse termination of an action against an officer or director, is not in and of itself sufficient to create a presumption that a director or officer engaged in conduct constituting a Breach of Duty.

         Finally, Terex's Restated Certificate of Incorporation, as amended, contains a provision which eliminates the personal liability of a director to Terex and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's "duty of loyalty" (as further defined therein) to Terex or its stockholders, (ii) for acts or omissions not in "good faith" (as further defined therein) or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, relating in general to the willful or negligent payment of an illegal dividend or the authorization of an unlawful stock repurchase or redemption, or (iv) for any transaction from which the director derived an improper personal profit to the extent of such profit. This provision of the Restated Certificate of Incorporation offers persons who serve on the Board of Directors of Terex protection against awards of monetary damages resulting from negligent (except as indicated above) and "grossly" negligent actions taken in the performance of their duty of care, including grossly negligent business decisions made in connection with takeover proposals for Terex. As a result of this provision, the ability of Terex or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. Although the validity and scope of Section 145 of the DGCL has not been tested in court, the Commission has taken the position that the provision will have no effect on claims arising under the Federal securities laws.

         Terex maintains a directors' and officers' insurance policy which insures the officers and directors of Terex from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of Terex.
                                     II - 1

Item 21. Exhibits and Financial Statement Schedules

(a)      Exhibits


3.1      Restated    Certificate   of   Incorporation   of   Terex   Corporation
         (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).

3.2 Certificate of Elimination with respect to the Series B Preferred Stock (incorporated by reference to Exhibit 4.3 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

3.3 Certificate of Amendment to Certificate of Incorporation of Terex Corporation dated September 5, 1998 (incorporated by reference to
         Exhibit 3.3 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

3.4 Amended and Restated Bylaws of Terex Corporation (incorporated by reference to Exhibit 3.2 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

4.1 Indenture dated as of March 31, 1998 among Terex Corporation, the Guarantors named therein and United States Trust Company of New York, as Trustee (incorporated by reference to Exhibit 4.6 of Amendment No. 1 to the Form S-4 Registration Statement of Terex Corporation, Registration No. 333-53561).

4.2 First Supplemental Indenture, dated as of September 23, 1998, between Terex Corporation and United States Trust Company of New York, as Trustee (to Indenture dated as of March 31, 1998) (incorporated by reference to Exhibit 4.4 to the Form 10-Q for the quarter ended September 30, 1999 of Terex Corporation, Commission File No. 1-10702).

4.3 Second Supplemental Indenture, dated as of April 1, 1999, between Terex Corporation and United States Trust Company of New York, as Trustee (to Indenture dated as of March 31, 1998) (incorporated by reference to
         Exhibit 4.5 to the Form 10-Q for the quarter ended September 30, 1999 of Terex Corporation, Commission File No. 1-10702).

4.4 Third Supplemental Indenture, dated as of July 29, 1999, between Terex Corporation and United States Trust Company of New York, as Trustee (to Indenture dated as of March 31, 1998) (incorporated by reference to
         Exhibit 4.6 to the Form 10-Q for the quarter ended September 30, 1999 of Terex Corporation, Commission File No. 1-10702).

4.5 Fourth Supplemental Indenture, dated as of August 26, 1999, between Terex Corporation and United States Trust Company of New York, as Trustee (to Indenture dated as of March 31, 1999) (incorporated by reference to Exhibit 4.7 to the Form 10-Q for the quarter ended September 30, 1999 of Terex Corporation, Commission File No. 1-10702).

4.6 Fifth Supplemental Indenture, dated March 29, 2001, between Terex Corporation and the United States Trust Company of New York, as Trustee (to Indenture dated as of March 31, 1998) (incorporated by reference to Exhibit 4.6 to the Form 10-Q for the quarter ended March 31, 2001 of Terex Corporation, Commission File No. 1-10702).

4.7 Indenture dated as of March 9, 1999 among Terex Corporation, the Guarantors named therein and United States Trust Company of New York, as Trustee (incorporated by reference to Exhibit 4.4 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

4.8 First Supplemental Indenture, dated as of April 1, 1999, between Terex Corporation and United States Trust Company of New York, as Trustee (to Indenture dated as of March 9, 1999) (incorporated by reference to
         Exhibit 4.8 to the Form 10-Q for the quarter ended September 30, 1999 of Terex Corporation, Commission File No. 1-10702).

4.9 Second Supplemental Indenture, dated as of July 30, 1999, between Terex Corporation and United States Trust Company of New York, as Trustee (to Indenture dated as of March 9, 1999) (incorporated by reference to
         Exhibit 4.9 to the Form 10-Q for the quarter ended September 30, 1999 of Terex Corporation, Commission File No. 1-10702).

4.10 Third Supplemental Indenture, dated as of August 26, 1999, between Terex Corporation and United States Trust Company of New York, as Trustee (to Indenture dated as of March 9, 1999) (incorporated by reference to Exhibit 4.11 to the Form 10-Q for the quarter ended September 30, 1999 of Terex Corporation, Commission File No. 1-10702).

4.11 Fourth Supplemental Indenture, dated as of March 29, 2001, between Terex Corporation and the United States Trust Company of New York, as Trustee (to Indenture dated as of March 9, 1999) (incorporated by reference to Exhibit 4.11 to the Form 10-Q for the quarter ended March 31, 2001 of Terex Corporation, Commission File No. 1-10702).

4.12 Indenture, dated as of March 29, 2001, between Terex Corporation and United States Trust Company of New York, as Trustee (incorporated by reference to Exhibit 4.12 to the Form 10-Q for the quarter ended March 31, 2001 of Terex Corporation, Commission File No. 1-10702).

5.1 Opinion of Robinson Silverman Pearce Aronsohn & Berman LLP as to the legality of the New Notes.**

10.1 Terex Corporation Incentive Stock Option Plan, as amended (incorporated by reference to Exhibit 4.1 to the Form S-8 Registration Statement of Terex Corporation, Registration No. 33-21483).

10.2 1994 Terex Corporation Long Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File No. 1-10702).

10.3 Terex Corporation Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File No. 1-10702).

10.4 1996 Terex Corporation Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Form S-8 Registration Statement of Terex Corporation, Registration No. 333-03983).

10.5 Amendment No. 1 to 1996 Terex Corporation Long Term Incentive Plan (incorporated by reference to Exhibit 10.5 to the Form 10-K for the year ended December 31, 1999 of Terex Corporation, Commission File No. 1-10702).

10.6 Amendment No. 2 to 1996 Terex Corporation Long Term Incentive Plan (incorporated by reference to Exhibit 10.6 to the Form 10-K for the year ended December 31, 1999 of Terex Corporation, Commission File No. 1-10702).

10.7 Terex Corporation 1999 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.7 to the Form 10-Q for the quarter ended March 31, 2000 of Terex Corporation, Commission File No. 1-10702).

10.8     Terex Corporation 2000 Incentive Plan (incorporated by reference to
         Exhibit 10.8 to the Form 10-Q for the quarter ended June 30, 2000 of Terex Corporation, Commission File No. 1-10702).

10.9 Common Stock Appreciation Rights Agreement dated as of May 9, 1995 between the Company and United States Trust Company of New York, as Rights Agents (incorporated by reference to Exhibit 10.29 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

10.10 SAR Registration Rights Agreement dated as of May 9, 1995 among the Company and the Purchasers, as defined therein (incorporated by reference to Exhibit 10.31 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

10.11 Amended and Restated Credit Agreement, dated as of March 29, 2001, among Terex Corporation, certain of its Subsidiaries, the Lenders named therein, and Credit Suisse First Boston, as Administrative Agent (incorporated by reference to Exhibit 10.11 to the Form 10-Q for the quarter ended March 31, 2001 of Terex Corporation, Commission File No. 1-10702).

10.12 Amended and Restated Tranche C Credit Agreement, dated as of March 29, 2001, among Terex Corporation, the Lenders named therein, and Credit Suisse First Boston, as Administrative Agent and Collateral Agent (incorporated by reference to Exhibit 10.12 to the Form 10-Q for the quarter ended March 31, 2001 of Terex Corporation, Commission File No. 1-10702).

10.13 Credit Agreement dated as of March 6, 1998 among Terex Corporation, certain of its subsidiaries, the lenders named therein, Credit Suisse First Boston, as Administrative Agent, Bank Boston N.A., as Syndication Agent and Canadian Imperial Bank of Commerce and First Union National Bank, as Co-Documentation Agents (incorporated by reference to Exhibit
         10.13 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

10.14 Guarantee Agreement dated as of March 6, 1998 of Terex Corporation and Credit Suisse First Boston, as Collateral Agent (incorporated by reference to Exhibit 10.14 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

10.15 Guarantee Agreement dated as of March 6, 1998 of Terex Corporation, each of the subsidiaries of Terex Corporation listed therein and Credit Suisse First Boston, as Collateral Agent (incorporated by reference to
         Exhibit 10.15 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

10.16 Security Agreement dated as of March 6, 1998 of Terex Corporation, each of the subsidiaries of Terex Corporation listed therein and Credit Suisse First Boston, as Collateral Agent (incorporated by reference to
         Exhibit 10.16 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

10.17 Pledge Agreement dated as of March 6, 1998 of Terex Corporation, each of the subsidiaries of Terex Corporation listed therein and Credit Suisse First Boston, as Collateral Agent (incorporated by reference to
         Exhibit 10.17 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

10.18 Form Mortgage, Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Financing entered into by Terex Corporation and certain of the subsidiaries of Terex Corporation, as Mortgagor, and Credit Suisse First Boston, as Mortgagee (incorporated by reference to
         Exhibit 10.18 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

10.19 Tranche C Credit Agreement, dated as of July 2, 1999, as amended and restated as of August 23, 1999, among Terex Corporation, the lenders named therein, and Credit Suisse First Boston, as Administrative and Collateral Agent (incorporated by reference to Exhibit 10.23 to the Form 10-Q for the quarter ended September 30, 1999 of Terex Corporation, Commission File No. 1-10702).

10.20 Amendment No. 1 to Tranche C Credit Agreement dated as of July 2, 1999, as amended and restated as of August 23, 1999, among Terex Corporation, the lenders named therein, and Credit Suisse First Boston, as Administrative and Collateral Agent (incorporated by reference to Exhibit 10.26 to the Form 10-Q for the quarter ended June 30, 2000 of Terex Corporation, Commission File No. 1-10702).

10.21 Purchase Agreement dated as of March 9, 1999 among the Company and the Initial Purchasers, as defined therein (incorporated by reference to Exhibit 10.20 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

10.22 Registration Rights Agreement dated as of March 9, 1999 among the Company and the Purchasers, as defined therein (incorporated by reference to Exhibit 10.21 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

10.23 Underwriting Agreement, dated as of September 17, 1999, between Terex Corporation and Salomon Smith Barney Inc. (incorporated by reference to
         Exhibit 1 of the Form 8-K Current Report, Commission File No. 1-10702, dated and filed with the Commission on September 18, 1999).

10.24 Stock Purchase Agreement between Raytheon Engineers & Constructors International, Inc. and Terex Corporation, dated as of July 19, 1999 (incorporated by reference to Exhibit 10.27 to the Form 10-Q for the quarter ended September 30, 1999 of Terex Corporation, Commission File No. 1-10702).

10.25 Stock Purchase Agreement between Terex Corporation and Hartford Capital Appreciation Fund, Inc., dated July 23, 1999 (incorporated by reference to Exhibit 10.28 to the Form 10-Q for the quarter ended September 30, 1999 of Terex Corporation, Commission File No. 1-10702).

10.26 Asset Purchase and Sale Agreement between Terex Corporation and Partek Acquisition Company, Inc., dated as of July 20, 2000 (incorporated by reference to Exhibit 1 of the Form 8-K Current Report, Commission File No. 1-10702, dated September 30, 2000 and filed with the Commission on October 5, 2000).

10.27 Purchase Agreement dated as of March 22, 2001 among the Company and the Purchasers, as defined therein (incorporated by reference to Exhibit
         10.27 to the Form 10-Q for the quarter ended March 31, 2001 of Terex Corporation, Commission File No. 1-10702).

10.28 Registration Rights Agreement dated as of March 29, 2001 among the Company and the Initial Purchasers, as defined therein (incorporated by reference to Exhibit 10.28 to the Form 10-Q for the quarter ended March 31, 2001 of Terex Corporation, Commission File No. 1-10702).

10.29 Share Purchase and Sale Agreement among Powerscreen International plc, Partek Cargotec Holding Ltd and, for purposes of Article 9 only, Moffett Engineering Limited, dated as of July 20, 2000 (incorporated by reference to Exhibit 2 of the Form 8-K Current Report, Commission File No. 1-10702, dated September 30, 2000 and filed with the Commission on October 5, 2000).

10.30 Share Purchase and Sale Agreement among Holland Lift International B.V., Partek Cargotec Holding Netherlands B.V. and, for purposes of
         Article 9 only, Kooi B.V., dated as of July 20, 2000 (incorporated by reference to Exhibit 3 of the Form 8-K Current Report, Commission File No. 1-10702, dated September 30, 2000 and filed with the Commission on October 5, 2000).

10.31 Asset Purchase and Sale Agreement among PPM Deutschland GmbH Terex Cranes, Hiab GmbH and, for purposes of Section 2.3 only, Holland Lift International B.V., Partek Cargotec Holding Netherlands B.V. and Kooi B.V., dated as of September 29, 2000 (incorporated by reference to Exhibit 4 of the Form 8-K Current Report, Commission File No. 1-10702, dated September 30, 2000 and filed with the Commission on October 5,
         2000).

10.32 Contract of Employment, dated as of September 1, 1999, between Terex Corporation and Filip Filipov (incorporated by reference to Exhibit
         10.29 to the Form 10-Q for the quarter ended September 30, 1999 of Terex Corporation, Commission File No. 1-10702).

10.33 Supplement to Contract of Employment, dated as of April 1, 2000, between Terex Corporation and Filip Filipov (incorporated by reference to Exhibit 10.37 to the Form 10-Q for the quarter ended September 30, 2000 of Terex Corporation, Commission File No. 1-10702).

10.34 Amended and Restated Employment and Compensation Agreement, dated as of April 1, 2000, between Terex Corporation and Ronald M. DeFeo (incorporated by reference to Exhibit 10.38 to the Form 10-Q for the quarter ended September 30, 2000 of Terex Corporation, Commission File No 1-10702).

10.35 Form of Change in Control and Severance Agreement dated as of April 1, 2000 between Terex Corporation and certain executive officers (incorporated by reference to Exhibit 10.34 to the Form 10-Q for the quarter ended June 30, 2000 of Terex Corporation, Commission File No. 1-10702).

12.1     Calculation of Ratio of Earnings to Fixed Charges. *

21.1     Subsidiaries of Terex Corporation. *

23.1     Consent  of  Independent  Accountants  -  PricewaterhouseCoopers   LLP,
         Stamford, Connecticut. *

23.2 Consent of Robinson Silverman Pearce Aronsohn & Berman LLP (included as part of Exhibit 5.1). **

24.1     Power of Attorney (included on signature page).**

25.1 Statement of Eligibility of United States Trust Company of New York as Trustee on Form T-1. **

99.1     Form of Letter of Transmittal.**

99.2     Form of Notice of Guaranteed Delivery.**

------------------
 * Filed herewith.
** Previously filed.

Terex Corporation

         Report of PricewaterhouseCoopers LLP (included as part of Exhibit 23.1)
         Schedule II -- Valuation and Qualifying Accounts and Reserves S-1

         All other schedules are omitted as the required information is inapplicable or the information is presented in the consolidated financial statements or related notes.

Item 22. Undertakings

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Terex pursuant to the foregoing provisions, or otherwise, Terex has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Terex of expenses incurred or paid by a director, officer or controlling person of Terex in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Terex will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such requests, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) To supply by means of a post-effective amendment all information concerning a transaction, and Terex being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No 1. to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 14, 2001.

                           TEREX CORPORATION

                             By: /s/ Ronald M. DeFeo
                              ----------------------------------
                              Name: Ronald M. DeFeo
                            Title: Chairman, President, Chief Executive Officer and Chief Operating Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                    Title                       Date
------------------                    -----                       ----

/s/ Ronald M. DeFeo        Chairman, Chief Executive
-------------------           Officer and Director             June 14, 2001
Ronald M. DeFeo            (Principal Executive Officer)

/s/ Joseph F. Apuzzo       Chief Financial Officer             June 14, 2001
--------------------       (Principal Financial Officer)
Joseph F. Apuzzo

                           Controller                          June 14, 2001
---------------------      (Principal Accounting Officer)
Kevin M. O'Reilly *

---------------------      Director
G. Chris Andersen

                           Director                            June 14, 2001
-------------------
William H. Fike *

                           Director                            June 14, 2001
--------------------
Donald P. Jacobs *

                           Director                            June 14, 2001
----------------
Don DeFosset *

                           Director                            June 14, 2001
-----------------------
Marvin B. Rosenberg *

                           Director                            June 14, 2001
------------------
David A. Sachs *


* By: /s/ Eric I Cohen
     ---------------------
     Eric I Cohen, As Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No 1. to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 14, 2001.


                                     TEREX CRANES, INC.

                                     By: /s/ Eric I Cohen
                                         -----------------
                                       Name:  Eric I Cohen
                                       Title: Vice President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


  Signature                              Title                        Date
  ---------                              -----                        ----
                                        President                  June 14, 2001
---------------               (Principal Executive Officer)
    Fil Filipov *

                                Vice President, Treasurer          June 14, 2001
--------------------                  and Director
    Joseph F. Apuzzo *              Principal Financial
                                 and Accounting Officer)

/s/ Eric I Cohen          Vice President, Secretary and Director   June 14, 2001
----------------
    Eric I Cohen

                                         Director                  June 14, 2001
-------------------
    Ronald M. DeFeo *


* By: /s/ Eric I Cohen
     ---------------------
     Eric I Cohen, As Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No 1. to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 14, 2001.


                                       PPM CRANES, INC.


                                       By: /s/ Eric I Cohen
                                       --------------------
                                            Name:     Eric I Cohen
                                            Title:    Vice President



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


      Signature                       Title                           Date
      ---------                       -----                           ----
                                     President                     June 14, 2001
---------------------        (Principal Executive Officer)
    Fil Filipov *

                             Vice President, Treasurer             June 14, 2001
---------------------              and Director
    Joseph F. Apuzzo *           (Principal Financial
                              and Accounting Officer)

/s/ Eric I Cohen       Vice President, Secretary and Director      June 14, 2001
---------------------
    Eric I Cohen

                                      Director                     June 14, 2001
---------------------
    Ronald M. DeFeo *

---------------------                 Director
    Eric B. Fonstad


* By: /s/ Eric I Cohen
     ---------------------
     Eric I Cohen, As Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No 1. to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 14, 2001.


                                   KOEHRING CRANES, INC.


                                       By:  /s/ Eric I Cohen
                                            ----------------
                                        Name:     Eric I Cohen
                                        Title:    Vice President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


    Signature                            Title                            Date
    ---------                            -----                            ----
                                       President                   June 14, 2001
--------------------           (Principal Executive Officer)
    Fil Filipov *

                          Vice President-Finance and Director      June 14, 2001
--------------------  (Principal Financial and Accounting Officer)
    Joseph F. Apuzzo *

/s/ Eric I Cohen         Vice President, Secretary and Director    June 14, 2001
--------------------
    Eric I Cohen

                                        Director                   June 14, 2001
--------------------
    Ronald M. DeFeo *



* By: /s/ Eric I Cohen
     ---------------------
     Eric I Cohen, As Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No 1. to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 14, 2001.


                              TEREX-TELELECT, INC.


                                By /s/ Ronald M. DeFeo
                                   Name:     Ronald M. DeFeo
                                   Title:    President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


   Signature                           Title                          Date
   ---------                           -----                          ----
                                 President and Director            June 14, 2001
--------------------
    Ronald M. DeFeo *         (Principal Executive Officer)

                                 Vice President-Finance            June 14, 2001
--------------------
    Joseph F. Apuzzo * (Principal Financial and Accounting Officer)

/s/ Eric I Cohen              Vice President and Secretary         June 14, 2001
--------------------
    Eric I Cohen


* By: /s/ Eric I Cohen
     ---------------------
     Eric I Cohen, As Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No 1. to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 14, 2001.


                              TEREX-RO CORPORATION


                                      By: /s/ Ronald M. DeFeo
                                         ---------------------
                                           Name:     Ronald M. DeFeo
                                           Title:    President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


     Signature                           Title                           Date
     ---------                           -----                           ----
                                 President and Director            June 14, 2001
--------------------          (Principal Executive Officer)
    Ronald M. DeFeo *

                                 Vice President-Finance            June 14, 2001
--------------------  (Principal Financial and Accounting Officer)
    Joseph F. Apuzzo *

/s/ Eric I Cohen              Vice President and Secretary         June 14, 2001
--------------------
    Eric I Cohen


* By: /s/ Eric I Cohen
     ---------------------
     Eric I Cohen, As Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No 1. to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 14, 2001.


                               TEREX PAVING, INC.


                             By: /s/ Ronald M. DeFeo
                                 Name:    Ronald M. DeFeo
                                Title: President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


   Signature                    Title                           Date
   ---------                    -----                           ----
                               President and Director           June 14, 2001
--------------------       (Principal Executive Officer)
    Ronald M. DeFeo *

                               Vice President-Finance           June 14, 2001
--------------------       (Principal Financial Officer)
    Joseph F. Apuzzo *

/s/ Eric I Cohen       Vice President, Secretary and Director   June 14, 2001
--------------------
    Eric I Cohen



* By: /s/ Eric I Cohen
     ---------------------
     Eric I Cohen, As Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No 1. to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 14, 2001.


                               PAYHAULER CORP.


                             By: /s/ Ronald M. DeFeo
                                  ---------------------
                                    Name:     Ronald M. DeFeo
                                    Title:    President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          Signature                       Title                         Date
          ---------                       -----                         ----
                                  President and Director           June 14, 2001
--------------------          (Principal Executive Officer)
    Ronald M. DeFeo *

                                  Vice President-Finance           June 14, 2001
--------------------   (Principal Financial and Accounting Officer)
    Joseph F. Apuzzo *

/s/ Eric I Cohen               Vice President and Secretary        June 14, 2001
--------------------
    Eric I Cohen



* By: /s/ Eric I Cohen
     ---------------------
     Eric I Cohen, As Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No 1. to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 14, 2001.


                         O&K ORENSTEIN & KOPPEL, INC.


                         By: /s/ Ronald M. DeFeo
                              Name: Ronald M. DeFeo
                                Title: President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          Signature                       Title                         Date
          ---------                       -----                         ----
                                  President and Director           June 14, 2001
--------------------          (Principal Executive Officer)
    Ronald M. DeFeo *

                                  Vice President-Finance           June 14, 2001
--------------------          (Principal Financial Officer)
    Joseph F. Apuzzo *

/s/ Eric I Cohen          Vice President, Secretary and Director   June 14, 2001
--------------------
    Eric I Cohen


* By: /s/ Eric I Cohen
     ---------------------
     Eric I Cohen, As Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No 1. to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 14, 2001.


                            THE AMERICAN CRANE CORPORATION


                             By: /s/ Ronald M. DeFeo
                                -------------------
                                 Name:     Ronald M. DeFeo
                                 Title: Chairman


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


    Signature                         Title                            Date
    ---------                         -----                            ----
                                 Chairman and Director            June 14, 2001
--------------------      (Principal Executive Officer)
    Ronald M. DeFeo *

                                Vice President-Finance            June 14, 2001
--------------------        (Principal Financial Officer)
    Joseph F. Apuzzo *

/s/ Eric I Cohen        Vice President, Secretary and Director    June 14, 2001
--------------------
    Eric I Cohen

* By: /s/ Eric I Cohen
     ---------------------
     Eric I Cohen, As Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No 1. to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 14, 2001.


                                 AMIDA INDUSTRIES, INC.


                                   By: /s/ Eric I Cohen
                                      Name:     Eric I Cohen
                                      Title:    Senior Vice President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


   Signature                       Title                               Date
   ---------                       -----                              ----
                                  President and Director           June 14, 2001
--------------------         (Principal Executive Officer)
    Ronald M. DeFeo *

                                  Vice President-Finance           June 14, 2001
--------------------          (Principal Financial Officer)
    Joseph F. Apuzzo *

/s/ Eric I Cohen          Vice President, Secretary and Director   June 14, 2001
--------------------
    Eric I Cohen


* By: /s/ Eric I Cohen
     ---------------------
     Eric I Cohen, As Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No 1. to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 14, 2001.


                             CEDARAPIDS, INC.


                               By:/s/ Eric I Cohen
                                  Name:     Eric I Cohen
                                  Title:    Vice President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          Signature                    Title                        Date
          ---------                    -----                        ----
                               President and Director           June 14, 2001
--------------------       (Principal Executive Officer)
    Ronald M. DeFeo *

                               Vice President-Finance           June 14, 2001
--------------------       (Principal Financial Officer)
    Joseph F. Apuzzo *

/s/ Eric I Cohen       Vice President, Secretary and Director   June 14, 2001
--------------------
    Eric I Cohen


* By: /s/ Eric I Cohen
     ---------------------
     Eric I Cohen, As Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No 1. to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 14, 2001.


                                  STANDARD HAVENS, INC.


                                    By: /s/ Eric I Cohen
                                       Name:     Eric I Cohen
                                       Title:    Senior Vice President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


   Signature                            Title                        Date
   ---------                            -----                        ----
                                  President and Director        June 14, 2001
--------------------           (Principal Executive Officer)
     Ronald M. DeFeo *

                                  Vice President-Finance        June 14, 2001
--------------------          (Principal Financial Officer)
    Joseph F. Apuzzo *

/s/ Eric I Cohen             Senior Vice President, Secretary   June 14, 2001
--------------------                    and Director
    Eric I Cohen


* By: /s/ Eric I Cohen
     ---------------------
     Eric I Cohen, As Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No 1. to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 14, 2001.


                                 STANDARD HAVENS PRODUCTS, INC.


                                   By: /s/ Eric I Cohen
                                      Name:     Eric I Cohen
                                      Title:    Vice President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


   Signature                              Title                         Date
   ---------                              -----                         ----
                                  President and Director           June 14, 2001
--------------------          (Principal Executive Officer)
    Ronald M. DeFeo *

                                  Vice President-Finance           June 14, 2001
--------------------          (Principal Financial Officer)
    Joseph F. Apuzzo *

/s/ Eric I Cohen          Vice President, Secretary and Director   June 14, 2001
--------------------
    Eric I Cohen


* By: /s/ Eric I Cohen
     ---------------------
     Eric I Cohen, As Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No 1. to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 14, 2001.


                                  BL PEGSON USA, INC.


                                    By: /s/ Eric I Cohen
                                       Name:     Eric I Cohen
                                       Title:    Vice President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          Signature                     Title                           Date
          ---------                     -----                           ----
                                President and Director             June 14, 2001
--------------------        (Principal Executive Officer)
     Ronald M. DeFeo *

                                Vice President-Finance             June 14, 2001
--------------------        (Principal Financial Officer)
    Joseph F. Apuzzo *

/s/ Eric I Cohen        Vice President, Secretary and Director     June 14, 2001
--------------------
    Eric I Cohen


* By: /s/ Eric I Cohen
     ---------------------
     Eric I Cohen, As Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No 1. to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 14, 2001.


                               BENFORD AMERICA, INC.


                                 By: /s/ Eric I Cohen
                                    Name:     Eric I Cohen
                                    Title:    Vice President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


    Signature                      Title                             Date
    ---------                      -----                             ----
                                 President and Director            June 14, 2001
--------------------         (Principal Executive Officer)
     Ronald M. DeFeo *

                                 Vice President-Finance            June 14, 2001
--------------------         (Principal Financial Officer)
    Joseph F. Apuzzo *

/s/ Eric I Cohen         Vice President, Secretary and Director    June 14, 2001
--------------------
    Eric I Cohen


* By: /s/ Eric I Cohen
     ---------------------
     Eric I Cohen, As Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No 1. to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 14, 2001.


                             COLEMAN ENGINEERING, INC.


                              By: /s/ Eric I Cohen
                                  Name:     Eric I Cohen
                                  Title:    Vice President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          Signature                      Title                        Date
          ---------                      -----                        ----
                                 President and Director           June 14, 2001
--------------------         (Principal Executive Officer)
     Ronald M. DeFeo *

                                 Vice President-Finance           June 14, 2001
--------------------         (Principal Financial Officer)
    Joseph F. Apuzzo *

/s/ Eric I Cohen         Vice President, Secretary and Director   June 14, 2001
--------------------
    Eric I Cohen


* By: /s/ Eric I Cohen
     ---------------------
     Eric I Cohen, As Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No 1. to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 14, 2001.


                                    FINLAY HYDRASCREEN USA, INC.


                                      By: /s/ Eric I Cohen
                                         Name:     Eric I Cohen
                                         Title:    Vice President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          Signature                       Title                        Date
          ---------                       -----                        ----
                                  President and Director           June 14, 2001
--------------------           (Principal Executive Officer)
     Ronald M. DeFeo *

                                  Vice President-Finance           June 14, 2001
--------------------          (Principal Financial Officer)
    Joseph F. Apuzzo *

/s/ Eric I Cohen          Vice President, Secretary and Director   June 14, 2001
--------------------
    Eric I Cohen


* By: /s/ Eric I Cohen
     ---------------------
     Eric I Cohen, As Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No 1. to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 14, 2001.


                                   EARTHKING, INC.


                                     By: /s/ Eric I Cohen
                                        Name:     Eric I Cohen
                                        Title:    Secretary


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          Signature                  Title                            Date
          ---------                  -----                            ----
                                   President                      June 14, 2001
-------------------      (Principal Executive Officer)
    Christian Ragot *

/s/ Eric I Cohen             Secretary and Director               June 14, 2001
-------------------
    Eric I Cohen




* By: /s/ Eric I Cohen
     ---------------------
     Eric I Cohen, As Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No 1. to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 14, 2001.


                                   POWERSCREEN HOLDINGS USA INC.


                                     By: /s/ Eric I Cohen
                                          ----------------
                                         Name:     Eric I Cohen
                                         Title:    Vice President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          Signature                       Title                         Date
          ---------                       -----                        ----
                                  President and Director           June 14, 2001
--------------------           (Principal Executive Officer)
     Ronald M. DeFeo *

                                  Vice President-Finance           June 14, 2001
--------------------          (Principal Financial Officer)
    Joseph F. Apuzzo *

/s/ Eric I Cohen          Vice President, Secretary and Director   June 14, 2001
--------------------
    Eric I Cohen


* By: /s/ Eric I Cohen
     ---------------------
     Eric I Cohen, As Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No 1. to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 14, 2001.


                                   POWERSCREEN INTERNATIONAL LLC
                                   By:  Powerscreen North America Inc.,
                                         as Managing Member

                                     By: /s/ Eric I Cohen
                                        Name:     Eric I Cohen
                                        Title:    Vice President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons of the Managing member in the capacities and on the dates indicated:


          Signature                      Title                        Date
          ---------                      -----                        ----
                                 President and Director           June 14, 2001
--------------------          (Principal Executive Officer)
     Ronald M. DeFeo *

                                 Vice President-Finance           June 14, 2001
--------------------         (Principal Financial Officer)
    Joseph F. Apuzzo *

/s/ Eric I Cohen         Vice President, Secretary and Director   June 14, 2001
--------------------
    Eric I Cohen


* By: /s/ Eric I Cohen
     ---------------------
     Eric I Cohen, As Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No 1. to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 14, 2001.


                              POWERSCREEN NORTH AMERICA INC.


                               By:/s/ Eric I Cohen
                                   -----------------
                                   Name:     Eric I Cohen
                                   Title:    Vice President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          Signature                      Title                         Date
          ---------                      -----                         ----
                                 President and Director            June 14, 2001
--------------------          (Principal Executive Officer)
     Ronald M. DeFeo *

                                 Vice President-Finance            June 14, 2001
--------------------         (Principal Financial Officer)
    Joseph F. Apuzzo *

/s/ Eric I Cohen         Vice President, Secretary and Director    June 14, 2001
--------------------
    Eric I Cohen



* By: /s/ Eric I Cohen
     ---------------------
     Eric I Cohen, As Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No 1. to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 14, 2001.


                              POWERSCREEN USA LLC
                                 By:  Powerscreen Holdings USA Inc.,
                                         as Managing Member

                                   By: /s/ Eric I Cohen
                                      ------------------
                                      Name:     Eric I Cohen
                                      Title:    Vice President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons of the Managing Member in the capacities and on the dates indicated:


          Signature                      Title                        Date
          ---------                      -----                        ----
                                 President and Director           June 14, 2001
--------------------         (Principal Executive Officer)
     Ronald M. DeFeo *

                                 Vice President-Finance           June 14, 2001
--------------------         (Principal Financial Officer)
    Joseph F. Apuzzo *

/s/ Eric I Cohen         Vice President, Secretary and Director   June 14, 2001
--------------------
    Eric I Cohen



* By: /s/ Eric I Cohen
     ---------------------
     Eric I Cohen, As Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No 1. to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 14, 2001.


                               ROYER INDUSTRIES, INC.


                                 By: /s/ Eric I Cohen
                                    Name:     Eric I Cohen
                                    Title:    Vice President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          Signature                   Title                            Date
          ---------                   -----                            ----
                              President and Director               June 14, 2001
--------------------       (Principal Executive Officer)
     Ronald M. DeFeo *

                              Vice President-Finance               June 14, 2001
--------------------      (Principal Financial Officer)
    Joseph F. Apuzzo *

/s/ Eric I Cohen      Vice President, Secretary and Director       June 14, 2001
--------------------
    Eric I Cohen


* By: /s/ Eric I Cohen
     ---------------------
     Eric I Cohen, As Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No 1. to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on June 14, 2001.


                                     TEREX BARTELL, INC.


                                       By: /s/ Eric I Cohen
                                           -----------------
                                          Name:     Eric I Cohen
                                          Title:    Vice President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          Signature                     Title                         Date
          ---------                     -----                         ----
                                President and Director            June 14, 2001
--------------------         (Principal Executive Officer)
     Ronald M. DeFeo *

                                Vice President-Finance            June 14, 2001
--------------------        (Principal Financial Officer)
    Joseph F. Apuzzo *

/s/ Eric I Cohen        Vice President, Secretary and Director    June 14, 2001
--------------------
    Eric I Cohen


* By: /s/ Eric I Cohen
     ---------------------
     Eric I Cohen, As Attorney-in-Fact